As filed with the Securities and Exchange Commission on December 11, 2012

File No. 333-178786

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GREENBACKER RENEWABLE ENERGY COMPANY LLC

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

4911

(Primary Standard Industrial Classification Code Number)

80-0872648

(I.R.S. Employer Identification Number)

535 Fifth Avenue, Suite 421

New York, NY 10017

Tel (646) 532-6707

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

David Sher

c/o Greenbacker Capital Management LLC

535 Fifth Avenue, Suite 421

New York, NY 10017

Tel (646) 532-6707

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Jay L. Bernstein, Esq. Andrew S. Epstein, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 Tel (212) 878-8000 Fax (212) 878-8375	Lauren B. Prevost, Esq. Heath D. Linsky, Esq. Morris, Manning & Martin, LLP 1600 Atlanta Financial Center 3343 Peachtree Road, N.E. Atlanta, Georgia 30326-1044 Tel (404) 233-7000 Fax (404) 365-9532

Approximate date of commencement of sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)(3)
Shares of limited liability company interests	50,000,000	$10.00	$500,000,000	$57,300

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee.
(2)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 to the Registration Statement contains a prospectus relating to the initial public offering of shares of limited liability company interests of Greenbacker Renewable Energy Company LLC (the “Company”), a newly created Delaware limited liability company. Prior to the filing of this Pre-Effective Amendment No. 1, the Company acquired all of the outstanding shares of common stock of Greenbacker Renewable Energy Corporation (“GREC”), a Maryland corporation and the registrant that made the initial filing of this Registration Statement on December 28, 2011 under File No. 333-178786. As a result of the acquisition, GREC became a wholly owned subsidiary of the Company.

The Company will file any future pre-effective amendment filings to this Registration Statement under File No. 333-178786-01. The original filing of this Registration Statement may be reviewed on the Commission’s EDGAR system by referencing GREC under File No. 333-178786. Subsequent filings and related comment and response letters between us and the Securities and Exchange Commission may be reviewed by referencing the Company’s filings under File No. 333-178786-01.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 11, 2012

PRELIMINARY PROSPECTUS

Maximum Offering of $500,000,000 in Shares

Minimum Offering of $2,000,000 in Shares

Greenbacker Renewable Energy Company LLC

Greenbacker Renewable Energy Company LLC is a newly organized, externally managed energy company that intends to acquire and manage income-generating renewable energy and energy efficiency projects and other energy-related businesses as well as finance the construction and/or operation of these projects and businesses. We will be externally managed and advised by Greenbacker Capital Management LLC, our advisor, a renewable energy, energy efficiency and sustainability related project acquisition, consulting and development company that intends to register as an investment adviser under the Investment Advisers Act of 1940. We expect to engage Greenbacker Administration LLC, our Administrator, to provide the administrative services necessary for us to operate.

We are offering up to 50,000,000 shares of our limited liability company interests, or the shares, on a “best efforts” basis at an initial offering price of $10.00 per share through SC Distributors, LLC, the dealer manager for this offering. The dealer manager is not required to sell any specific number or dollar amount of shares but will use its “best efforts” to sell the shares offered. If our net asset value increases above our net proceeds per share as stated in this prospectus, we will sell our shares at a higher price as necessary to ensure that shares are not sold at a net price, after deduction of selling commissions, dealer manager fees, and organization and offering expenses, that is below our net asset value per share. In the event of a material decline in our net asset value per share, which we consider to be a 5% decrease below our current net offering price, and subject to certain conditions, we will reduce our offering price accordingly. Subscriptions for this offering will be for a specific dollar amount rather than a specified quantity of shares, which may result in subscribers receiving fractional shares rather than full share amounts. The minimum permitted purchase is $2,000 in shares. We have adopted a distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions from us reinvested in additional shares. We reserve the right to reallocate the shares we are offering between this offering and our distribution reinvestment plan.

We will not sell any shares unless we have raised gross offering proceeds of $2.0 million by the date that is one year from the date of this prospectus. We refer to this threshold as the minimum offering requirement. See “Plan of Distribution.” All subscription payments will be held in an escrow account by UMB Bank, N.A., or UMB Bank, as escrow agent, for our subscribers' benefit pending release to us upon satisfaction of the minimum offering requirement. If we do not satisfy the minimum offering requirement within one year from the date of this prospectus, we will arrange for our escrow agent to promptly return all funds in the escrow account (including interest), and we will stop offering shares. We will not receive any fees or expenses out of any funds returned to investors. We may sell our shares in this offering until                     ,                      , which is two years from the date of this prospectus; however, we may decide to extend this offering, which may be for up to an additional 18 months. In some states, we will need to renew our registration annually in order to continue offering our shares beyond the initial registration period.

This is our initial public offering, and no public market exists for our shares. We do not currently intend to list our shares on an exchange and do not expect a public trading market to develop for the shares in the foreseeable future, and therefore, our shares are illiquid. Although we intend to explore a potential liquidity event between five and seven years following the completion of our offering stage, we may determine to explore or complete a liquidity event sooner than between five and seven years following the completion of our offering stage. However, there can be no assurance that we will complete a liquidity event during that period or at all. Therefore, if you purchase shares you will likely have limited ability to sell your shares. Furthermore, if you sell your shares in the initial years following your purchase, you will most likely receive less than the price you paid. See “Share Repurchase Program” and “Liquidity Strategy.”

Investing in our shares may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of investment. See “Risk Factors” beginning on page 19 for a discussion of the risks you should consider before investing in shares.

An investment in our shares is not suitable for all investors. See “Suitability Standards” for information on the suitability standards that investors must meet in order to purchase shares in this offering.

This prospectus contains important information about us that a prospective investor should know before investing in our shares. Please read this prospectus before investing and keep it for future reference. Upon completion of this offering, we will file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission, or the SEC, as required. This information will be available free of charge by contacting us at         or by telephone at         or on our website at www.greenbackerrenewableenergy.com. The SEC also maintains a website at www.sec.gov that contains such information.

Neither the SEC, the Attorney General of the State of New York nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in our shares is not permitted.

	Maximum Aggregate Price to Public	Maximum Selling Commissions	Maximum Dealer Manager Fee	Proceeds, Before Expenses, to Us(1)(2)
Offering
Maximum Offering	$500,000,000	$35,000,000	$13,750,000	$451,250,000
Minimum Offering	$2,000,000	$140,000	$55,000	$1,805,000
Per Share	$10.00	$0.70	$0.275	$9.025
Distribution Reinvestment Plan		—	—
Per Share		—	—

(1)

The proceeds are calculated before deducting certain organization and offering expenses to us. In addition to selling commissions and dealer manager fees, we estimate that we will incur in connection with this offering approximately $100,500 of expenses (approximately 5.025% of the gross proceeds) if the minimum number of shares is sold and approximately $7.5 million of expenses (approximately 1.5% of the gross proceeds) if the maximum number of shares is sold. To the extent that all other organization and offering expenses exceed 5.025% of the gross offering proceeds, the excess expenses will be paid by our advisor with no recourse to us. See “Compensation of the Advisor.”

(2)

We are offering certain volume discounts resulting in reductions in selling commissions and dealer manager fees payable with respect to sales of shares for certain minimum aggregate purchase amounts to a purchaser. See “Plan of Distribution—Volume Discounts.”

The date of this prospectus is                     , 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC to register a continuous offering of our shares. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement or amend this prospectus that may add, update or change information contained in this prospectus. We will endeavor to avoid interruptions in the continuous offering of our shares, but may, to the extent permitted or required under the rules and regulations of the SEC, supplement the prospectus or file an amendment to the registration statement with the SEC if our net asset value per share: (1) declines more than 5% below our current net offering price or (2) increases to an amount that is greater than the net proceeds per share as stated in the prospectus. There can be no assurance, however, that our continuous offering will not be suspended while the SEC reviews any such amendment and until it is declared effective.

Any statement that we make in this prospectus may be modified or superseded by us in a subsequent prospectus supplement. The registration statement we have filed with the SEC includes exhibits that provide more detailed descriptions of certain matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described in the section entitled “Available Information” in this prospectus. In this prospectus, we use the term “day” to refer to a calendar day, and we use the term “business day” to refer to any day other than Saturday, Sunday, a legal holiday or a day on which banks in New York City are authorized or required to close. In addition, we use certain industry-related terms in this prospectus, which are described in a “Glossary of Certain Industry Terms,” included in this prospectus as Appendix B.

You should rely only on the information contained in this prospectus. Neither we nor the dealer manager has authorized any other person to provide you with different information from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the dealer manager is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is complete and accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or sale of our shares. If there is a material change in the affairs of our company, we will amend or supplement this prospectus.

For information on the suitability standards that investors must meet in order to purchase shares in this offering, see “Suitability Standards.”

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus, and does not contain all of the information that you may want to consider when making your investment decision. To understand this offering fully, you should read the entire prospectus carefully, including the section entitled “Risk Factors,” before making a decision to invest in our shares.

Greenbacker Renewable Energy Company LLC is a Delaware limited liability company formed on December 4, 2012. Unless the context requires otherwise or as otherwise noted, the terms “we,” “us,” “our,” and “our company” refer to Greenbacker Renewable Energy Company LLC, together with its consolidated subsidiaries, including Greenbacker Renewable Energy Corporation, a Maryland Corporation, which we refer to as “GREC”; the term “GCM” and our “advisor” refer to Greenbacker Capital Management LLC, our external advisor; the term “GGIC” and “strategic investor” refers to Guggenheim Global Infrastructure Company Limited; the term “Special Unitholder” refers to GREC Advisor LLC, a Delaware limited liability company, which is a subsidiary of our advisor; “special unit” refers to the special unit of limited liability company interest in us entitling the Special Unitholder to an incentive allocation and distribution; the term “SC Distributors” and our “dealer manager” refer to SC Distributors, LLC, our dealer manager; the term “Greenbacker Administration” and our “Administrator” refer to Greenbacker Administration, LLC, our Administrator; the term “LLC Agreement” refers to the limited liability company agreement of our company, a copy of which is attached as Appendix C to this prospectus.

Greenbacker Renewable Energy Company LLC

We are a newly organized, externally managed energy company that intends to acquire and manage income-generating renewable energy and energy efficiency projects and other energy-related businesses as well as finance the construction and/or operation of these projects and businesses. We refer to these projects and businesses, collectively, as our target assets. We will be externally managed and advised by Greenbacker Capital Management LLC, or GCM, a renewable energy, energy efficiency and sustainability related project acquisition, consulting and development company that intends to register as an investment adviser under the Investment Advisers Act of 1940, or the Advisers Act. We expect to engage Greenbacker Administration to provide the administrative services necessary for us to operate.

We will seek to capitalize on the significant investing experience of our advisor's management team, including the 26 years of investment banking and renewable energy expertise of Charles Wheeler, our Chief Executive Officer and President, and the Chief Investment Officer and a managing director of GCM. Mr. Wheeler has held various senior positions with Macquarie Group, including Head of Financial Products for North America and Head of Renewables for North America. While serving as Head of Renewables for North America, Mr. Wheeler's experience included completing wind project developments, solar asset acquisitions, assisting in the development of wind and solar greenfield projects, and assisting in the preparation of investment analyses for a biomass facility. Before moving to the United States to serve as Head of Financial Products for Macquarie Group in North America, Mr. Wheeler was a Director of the Financial Products Group in Australia with responsibility for the development, distribution and ongoing management of a wide variety of retail financial products, including real estate investment trusts, or REITs, infrastructure bonds, international investment trusts and diversified domestic investment trusts. We expect Mr. Wheeler will bring his extensive background in renewable energy and project and structured finance to help us effectively execute our strategy.

We are organized as a Delaware limited liability company. We will conduct a significant portion of our operations through GREC, of which we are the sole shareholder. We intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, as amended, the Investment Company Act.

Our Market Opportunity

The market for renewable energy has grown rapidly over the past decade. According to the U.S. Department of Energy’s 2011 Renewable Energy Data Book, or the Renewable Energy Data Book, global renewable energy capacity has nearly doubled between 2000 to 2011. Renewable electricity represented nearly 13% of total installed capacity and more than 12% of total electric power generation in the United States in 2011. Since 2000, renewable electricity installations in the United States have more than tripled, and in 2011 represent 146 GW of installed U.S. capacity, according the Renewable Energy Data Book.

We believe that demand for alternative forms of energy from traditional fossil-fuel energy will continue to grow as countries seek to reduce their dependence on outside sources of energy and as the political and social climate continues to demand social responsibility on environmental matters. According to the Renewable Energy Data Book, the US Energy Administration anticipates in its base case that generation from renewable energy sources will grow by 77% from 2010 to 2035. Notwithstanding this growing demand, we believe that a significant shortage of capital currently exists in the market to satisfy the demands of the renewable energy sector in the United States and around the world, particularly with respect to small and mid-sized projects and businesses that are newly developed. Many of the traditional sources of equity capital for the renewable energy marketplace were attracted to renewable energy projects based on their ability to utilize investment tax credits, or ITCs, and tax deductions. We believe that due to changes in their taxable income profiles that have made these tax incentives less valuable, these traditional sources of equity capital have withdrawn from the market. In addition, much of the capital that is available is focused on larger projects that have long-term off-take contracts in place, and does not allow project owners to take any “merchant” or investment risk with respect to renewable energy certificates, or RECs. We believe many project developers are not finding or are encountering delays in accessing capital for their projects. As a result, we believe a significant opportunity exists for us to provide new forms of capital to meet this demand.

We also believe that the market for energy efficiency projects is showing growth and opportunity. According to the submission of Steven Nadel to the House Energy and Commerce Committee for the Hearing on Smart Energy Act in 2012, the American Council for an Energy-Efficient Economy has estimated that by 2050, energy efficiency measures and practices could reduce U.S. energy use by 42% to 59% relative to current projections. As a result, we believe that a significant opportunity exists for us to finance projects which enhance the efficiency of energy assets, primarily in the United States.

Our Competitive Strengths

We believe that the following key strengths and competitive advantages will enable us to capitalize on the significant opportunities for growth in renewable energy projects.

•

Significant Experience of GCM. The senior management team of our advisor, GCM, has a long track record and broad experience in acquiring, operating and managing income-generating renewable energy and energy efficiency projects and other energy-related businesses as well as financing the construction and/or operation of these projects and businesses.

•

Attractive Return Profile of Asset Class. We believe that investments in renewable energy assets present the opportunity to generate significant and dependable cash flows and deliver attractive risk-adjusted returns over time.

•

Unique Focus, Structure, and Early Mover Advantage. We believe that we are one of the first non-bank public companies focused on providing capital in the renewable energy sector. Upon completion of this offering, we expect to be a well capitalized public company and, as a result, we believe that we will be uniquely positioned to address the capital shortage problem in the renewable energy sector. Our organizational structure and tax profile is expected to allow us to capture the premium risk-adjusted returns otherwise demanded by third party tax credit equity providers.

•

Strategic Relationships and Access to Deal Flow. GCM's senior executives have extensive experience in the renewable energy, capital markets and project finance sectors and as a result have an extensive network of contacts in these sectors. We believe the breadth and depth of GCM's relationships will generate a continual source of attractive investment opportunities for us, which will enable it to enhance our ability to utilize our growth capital in an efficient timeframe.

•

Alignment of Interests. We have taken multiple steps to structure our relationship with GCM so that our interests and those of GCM are closely aligned including the fact that GCM will not offer its shares for repurchase as long as GCM remains our advisor, as well as the structure of the incentive distribution to which an affiliate of GCM may be entitled.

In considering our competitive strengths and advantages, you should also consider that an investment in us involves a high degree of risk. See “Risk Factors.” In addition, our advisor and its affiliates, including certain of our officers and directors, will face conflicts of interest including conflicts that may result from compensation arrangements with us. See “Management—Conflicts of Interest.”

Our Business Objective and Policies

Our business objective is to generate attractive risk-adjusted returns for our members, consisting of both current income and long-term capital appreciation, by acquiring, managing and financing the construction and/or operation of income-generating renewable energy, energy efficiency and sustainable development projects, primarily within but also outside of North America. We expect the size of our investments to generally range between approximately $1 million and $100 million. We will seek to maximize our risk-adjusted returns by: (1) capitalizing on underserviced markets; (2) focusing on hard assets that produce significant and dependable cash flows; (3) efficiently utilizing government incentives where available; (4) employing creative deal structuring to optimize capital, tax and ownership structures; (5) partnering with experienced financial, legal, engineering and other professional firms; (6) employing sound due diligence and risk mitigation processes; and (7) monitoring and managing our assets on an ongoing basis. Our board of directors may change our operating policies and strategies without prior notice or member approval. See “Our board of directors may change our operating policies and strategies without prior notice of member approval, the effects of which may be adverse.” in “Risk Factors—Risks Related to Our Business and Structure” for greater detail.

Our goal is to assemble a diversified portfolio of renewable energy, energy efficiency and other sustainability related projects and businesses. Renewable energy projects earn revenue through the sale of generated electricity as well as frequently through the sale of other commodities such as RECs and energy efficiency certificates, or EECs, which are generated by the projects. We expect initially to focus on solar energy and wind energy projects. We believe solar energy projects generally offer more predictable power generations characteristics, due to the relative predictability of sunlight over the course of time compared to other renewable energy classes and therefore we expect they will provide more stable income streams. However, technological advances in wind turbines and government incentives make wind energy projects attractive as well. Solar energy projects provide maximum energy production during the middle of the day and in the summer months when days are longer and nights shorter. Generally, the demand for power tends to be higher at those times due to the use of air conditioning and as a result energy prices tend to be higher. In addition, solar projects are eligible to receive significant government incentives at both the federal and state levels which can be applied to offset project development costs or supplement the price at which power generated by these projects can be sold. Solar energy projects also tend to have minimal environmental impact enabling such projects to be developed close to areas of dense population where electricity demand is highest. Solar technology is scalable and well-established and it will be a relatively simple process to integrate new acquisitions and projects into our portfolio. Over time, we expect to broaden our strategy to include other types of renewable energy projects and businesses, which may include wind farms, hydropower assets, geothermal plants, biomass and biofuel assets, combined heat and power technology assets, fuel cell assets and other energy efficiency assets, among others, and to the extent we deem the opportunity attractive, other energy related assets and businesses.

Our primary investment strategy is to acquire controlling equity stakes, which we define as ownership of 25% or more of the outstanding voting securities of a company or having greater than 50% representation on a company's board of directors, in our target assets and to oversee and supervise their power generation and distribution processes. However, we will also provide project financing to projects owned by others, including through the provision of secured loans which may or may not include some form of equity participation. We may also provide projects with senior unsecured debt, subordinated secured debt, subordinated unsecured debt, mezzanine debt, convertible debt, convertible preferred equity, and preferred equity, and make minority equity investments. We may also participate in projects by acquiring contractual payment rights or rights to receive a proportional interest in the operating cash flow or net income of a project. Our strategy will be tailored to balance long-term energy price certainty, which we can achieve through long-term power purchase agreements, with shorter term arrangements that allow us to potentially generate higher risk-adjusted returns.

Our Corporate Structure

Our anticipated organizational structure upon completion of the offering will be as follows:

About Greenbacker Capital Management

GCM will manage our investments. GCM is a newly formed renewable energy, energy efficiency and sustainability related project acquisition, consulting and development company that intends to register under the Advisers Act. GCM is led by its Chief Executive Officer, David Sher, who has four years of experience in the energy infrastructure and project finance sector and 22 years of experience in the financial services sector, its President and Chief Investment Officer, Charles Wheeler, who has 20 years of experience in the energy infrastructure and project finance sector and 26 years of experience in the financial services sector, its General Counsel, Robert Lawsky, who has six years of experience in the energy infrastructure and project finance sector and six years of experience in the financial services sector, and Managing Directors, Robert Sher, who has four years of experience in the energy infrastructure and project finance sector and 22 years of experience in the financial services sector, and Todd Coffin, who has seven years of experience in the energy infrastructure and project finance sector and 23 years of experience in the financial services sector. Collectively, GCM's management team has 41 years of experience in the energy, infrastructure, and project finance sectors and 99 years of experience in the financial services sector. Over this time, they have developed significant commercial relationships across multiple industries that we believe will benefit us as we implement our business plan. GCM will also be required to provide us with a Chief Financial Officer, who will be seconded exclusively to us pursuant to a secondment agreement with GCM. GCM maintains comprehensive renewable energy, project finance, and capital markets databases and has developed proprietary analytical tools and due diligence processes that will enable GCM to identify prospective projects and to structure transactions quickly and effectively on our behalf. Neither GCM, Greenbacker Group LLC nor our senior management team have previously sponsored any other programs, either public or non-public, or any other programs with similar investment objectives as us.

GCM is a joint venture between Greenbacker Group LLC and Strategic Capital Advisory Services, LLC, or Strategic Capital. The purpose of the joint venture is to permit our advisor to capitalize upon the expertise of the GCM management team as well as the experience of the executives of Strategic Capital in the structuring of investment programs and providing administrative and operational services with respect to those programs. Strategic Capital will provide certain services to, and on behalf of, our advisor, including but not limited to consulting and advisory services related to our formation and the structure of this offering, communications with existing investors, selecting and negotiating with third party vendors and other administrative and operational services.

Our Strategic Investor

GGIC is a strategic investor in GCM. Two representatives of GGIC are members of GCM’s investment committee. As such, leveraging GGIC’s expertise, global deal origination capabilities, and existing investment and monitoring processes, they will assist GCM with identifying and evaluating investment opportunities and monitoring investments. GGIC, an affiliate of Guggenheim Partners, LLC, focuses on investments in the global infrastructure sector. It has developed, invested in and managed energy and infrastructure projects in Asia, Latin America and the US. In addition, GGIC's principals have extensive experience in the acquisition, management and disposition of US power and utility assets. Guggenheim Partners, LLC, is a privately held global financial services firm with more than $160 billion in assets under management. The firm provides asset management, investment banking and capital markets services, insurance, institutional finance and investment advisory solutions to institutions, governments and agencies, corporations, investment advisors, family offices and individuals.

Our Dealer Manager

SC Distributors, LLC, a Delaware limited liability company formed in March 2009, is an affiliate of our advisor and Strategic Capital and will serve as our dealer manager for this offering. Our dealer manager is a member firm of the Financial Industry Regulatory Authority, or FINRA, and is located at 610 Newport Center Drive, Suite 350, Newport Beach, California 92660.

The Offering

Maximum Offering Amount:	50,000,000 shares

Maximum Amount Issuable Pursuant to Our Distribution Reinvestment Plan:	shares

Price at Which Shares Initially Will Be Offered in This Offering:	$10.00 per share

Price at Which Shares Initially Will Be Offered in Our Distribution Reinvestment Plan:	$9.50 per share

Suitability Standards:

(1) Net worth (not including home, home furnishings
and personal automobiles) of at least $70,000 and
annual gross income of at least $70,000; or

(2) Net worth (not including home, home furnishings
and personal automobiles) of at least $250,000.

Suitability standards may vary from state to state and
by broker-dealer to broker-dealer. See “Suitability
Standards” for more details.

Estimated Use of Proceeds:	Approximately 88.75% (maximum offering) or
approximately 85.25% (minimum offering) — to
acquire our target assets. Approximately 11.25%
(maximum offering) or approximately 14.75%
(minimum offering) — to pay fees and expenses of
the offering, including the payment of fees to our
dealer manager and the payment of fees and
reimbursement of expenses to our advisor. These
estimates assume we incur no leverage.

We will not sell any shares unless we have raised gross offering proceeds of $2.0 million by the date that is one year from the date of this prospectus. We refer to this threshold as the minimum offering requirement. After meeting the minimum offering requirement and holding our initial closing, except as described in this prospectus, we will sell our shares on a continuous basis at a price of $10.00 per share. However, if our net asset value per share increases above our net proceeds per share as stated in this prospectus, we will sell our shares at a higher price when necessary to ensure that shares are not sold at a net price, after deduction of selling commissions, dealer manager fees, and organization and offering expenses, that is below our net asset value per share. In the event of a material decline in our net asset value per share, which we consider to be a 5% decrease below our current net offering price, and subject to certain conditions, we will reduce our offering price accordingly. See “Plan of Distribution.”

Corporate Governance and Restrictions on Ownership of Our Shares

We are organized as a Delaware limited liability company under the Delaware Limited Liability Company Act. Our business and affairs are managed under the direction of our board of directors. The board of directors has retained GCM as our advisor, to manage our overall portfolio, acquire and manage our renewable energy and energy efficiency projects, subject to the board's supervision. Our board of directors is not staggered and all of our directors are subject to re-election annually. Holders of our shares have authority (with the requisite minimum number of votes) to call special meetings of members, to elect and remove our directors, consent to certain amendments to the LLC Agreement, and to take certain other actions and exercise certain other rights.

The directors owe substantially similar fiduciary duties to us and our members as the directors of a Delaware business corporation owe to the corporation and its stockholders. Our board of directors intends to establish an audit committee and a nominating and corporate governance committee, all of the members of which will be independent. We will also adopt a code of ethics relating to the conduct of business by our officers and directors. In addition, in general, we are not permitted, without the approval of holders of at least a majority of the outstanding shares, to take any action that a Delaware corporation could not take under the mandatory provisions of the Delaware Business Corporation Law without obtaining the approval of its stockholders.

In order to reduce the risk that our subsidiary, GREC, will be classified as a closely held C corporation for tax purposes, our LLC Agreement generally prohibits, with certain exceptions, any person or group (other than GCM and its affiliates, or a direct or subsequently approved transferee of GCM and its affiliates) from actually or constructively owning more than 9.8% of any class of our shares then outstanding. We refer to this restriction as the ownership limit. In addition, our LLC Agreement provides that any ownership or purported transfer of our shares in violation of the ownership limit will result in that person or group losing its voting rights on all of its shares and the shares may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of members, calculating required votes, determining the presence of a quorum or for other similar purposes. However, our board of directors may, in its sole discretion, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or an excepted holder limit, for a particular person or group. See “Our LLC Agreement—Meetings and Voting Rights of Our Members.”

Risk Factors

An investment in our shares involves a high degree of risk and may be considered speculative. Please see “Risk Factors” beginning on page 19 for a more detailed discussion of the risks summarized below and other risks of investment in us.

Risks Related to Our Business and Structure

•

We are a new company and have no operating history or established financing sources and may be unable to successfully implement our investment strategy or generate sufficient cash flow to make distributions to our members.

•	This offering is initially a “blind pool” offering, and therefore, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in us more speculative.

•

Our ability to achieve our investment objectives depends on GCM’s ability to manage and support our investment process. If GCM were to lose any members of its senior management team, our ability to achieve our investment objectives could be significantly harmed.

•

Because our business model depends to a significant extent upon relationships with renewable energy developers, utilities, energy companies, investment banks, commercial banks, individual and institutional investors, consultants, EPC companies, contractors, and renewable energy technology manufacturers (such as panel manufacturers), the inability of GCM to maintain or develop these relationships, or the failure of these relationships to generate business opportunities, could adversely affect our business.

•	We may face increasing competition for business opportunities, which could delay deployment of our capital, reduce returns and result in losses.

•

We intend to make distributions to our members out of assets legally available for distribution. The amount of any distributions we may pay is uncertain. We may not be able to pay you distributions, or be able to sustain them once we begin declaring distributions, and our distributions may not grow over time.

•	Our board of directors may change our operating policies and strategies without prior notice or member approval, the effects of which may be adverse.

•	We may experience fluctuations in our quarterly results.

Risks Related to Our Advisor and Its Affiliates

•

Our success will be dependent on the performance of our advisor; however, our advisor has no operating history and no experience managing a public company or maintaining our exemption from registration under the Investment Company Act of 1940, as amended, or the Investment Company Act, which may hinder its ability to achieve our investment objective or result in loss of maintenance of our Investment Company Act exemption.

•

Our advisor and its respective affiliates, including our officers and some of our directors, will face conflicts of interest including conflicts that may result from compensation arrangements with us and our affiliates, which could result in actions that are not in the best interests of our members.

•	We pay substantial fees and expenses to GCM and the dealer manager, which payments increase the risk that you will not earn a profit on your investment.

Risks Related to Our Investments and the Renewable Energy Industry

•	Our strategic focus will be on the renewable energy and related sectors, which will subject us to more risks than if we were broadly diversified.

•	Our projects in which we invest that produce renewable energy, such as solar and wind power, may face construction delays.

•	Renewable energy projects are subject to the risk of fluctuations in commodity prices.

•

Existing regulations and policies and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of energy generation products, including solar and wind energy products, which may significantly reduce our ability to meet our investment objectives.

•	The reduction or elimination of government economic incentives could impede growth of the renewable energy market.

•

Although the revenue generated by our investments will primarily come from sales of electricity, it may be supplemented in part for certain projects from the sales of RECs and EECs, which are subject to market price fluctuations, and there is a risk of a significant, sustained decline in their market prices. Such a decline may make it more difficult for our projects to grow and become profitable.

•

For those projects that generate RECs or EECs, all or a portion of the revenues generated from the sale of such RECs or EECs, as the case may be, may not be hedged, and therefore, such projects may be exposed to volatility of REC or EEC prices, as applicable, with respect to those sales.

•

If renewable energy technology is not suitable for widespread adoption or sufficient demand for renewable energy projects does not develop or takes longer to develop than we anticipate, we may be unable to achieve our investment objectives.

•

Renewable energy projects may be subject to regulation by the Federal Energy Regulatory Commission under the Federal Power Act or other regulations that regulate the sale of electricity, which may adversely affect the profitability of our projects.

•

Our projects may often rely on electric transmission lines and other transmission facilities that are owned and operated by third parties. In these situations, our projects will be exposed to transmission facility curtailment risks, which may delay and increase the costs of our projects or reduce the return to us on those investments.

Risks Related to Investments in the Solar and Wind Power Industries

•	The reduction or elimination of government and economic incentives for solar power production could affect the financial results of our projects that produce solar power.

•	Our solar power projects may not be able to compete successfully and may lose or be unable to gain market share.

•	If wind conditions are unfavorable or below our estimates on any of our wind projects, the electricity production on such project and therefore, our income, may be substantially below our estimates.

Risks Related to Debt Financing

•

If we borrow money, the potential for gain or loss on amounts invested in us will be magnified and may increase the risk of investing in us. Borrowed money may also adversely affect the return on our assets, reduce cash available for distribution to our members, and result in losses. In addition, because GCM is entitled to receive a base management fee that is based on the amount of our gross assets (including amounts borrowed), to the extent that we incur leverage, the base management fees payable to GCM could increase regardless of our performance. In addition, the opportunity for the Special Unitholder to receive an incentive allocation and distribution may cause our GCM to place undue emphasis on the maximization of net income, including through the use of leverage, at the expense of other criteria, such as preservation of capital, to achieve higher incentive distributions.

•	We will be exposed to risks associated with changes in interest rates.

Risks Related to This Offering and Our Shares

•	Since this is a “best-efforts” offering, there is neither any requirement, nor any assurance, that more than the minimum offering amount will be raised.

•

The shares sold in this offering will not be listed on an exchange or quoted through a quotation system for the foreseeable future, if ever. Therefore, if you purchase shares in this offering, you will have limited liquidity and may not receive a full return of your invested capital if you sell your shares.

•	You will experience substantial dilution in the net tangible book value of your shares equal to the offering costs associated with your shares.

•	Anti-takeover provisions in the limited liability company agreement of our company, or our LLC Agreement, could inhibit changes in control.

Share Repurchase Program

We do not currently intend to list our shares on any securities exchange and do not expect a public market to develop for the shares in the foreseeable future. We have adopted a discretionary share repurchase program that, from and after the date that is 12 months after we meet the minimum offering requirement, allows our members who hold shares purchased directly from us to request that we redeem their shares subject to the limitations and in accordance with the procedures outlined in this prospectus. See “Share Repurchase Program.”

Our board of directors has the ability, in its sole discretion, to amend or suspend the plan or to waive any specific condition if it is deemed to be in our best interest. See “Share Repurchase Program.”

Liquidity Strategy

We intend to explore a potential liquidity event for our members between five and seven years following the completion of our offering stage, which may include follow-on offerings after completion of this offering. We will consider our offering stage as complete as of the termination date of our most recent public equity offering, if we have not conducted a public offering in any continuous three-year period. We expect that our board of directors, in the exercise of its fiduciary duty to our members, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such an event is in the best interests of our members. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a listing of our shares on a national securities exchange or (3) a merger or another transaction approved by our board of directors in which our members will receive cash or shares of a publicly traded company. We refer to the above scenarios as “liquidity events.”

While we currently intend to seek to explore a potential liquidity event between five and seven years following the completion of our offering stage, we may determine to explore or complete a liquidity event sooner than between five and seven years following the completion of our offering stage. However, there can be no assurance that a suitable transaction will be available or that market conditions for a liquidity event will be favorable between five and seven years following the completion of our offering stage or ever. There can be no assurance that we will complete a liquidity event. See “Liquidity Strategy.”

Our Relationship With Our Advisor

We will be externally managed and advised by GCM. GCM and its personnel will conduct our day-to-day operations and activities, subject to the oversight and supervision of our board of directors.

Management Fees and Incentive Distributions

Pursuant to an advisory agreement, we will pay GCM a base management fee. In addition, the Special Unitholder, an entity affiliated with our advisor, will hold the special unit in our company entitling it to an incentive allocation and distribution, or Incentive Distribution.

The following table summarizes the fees that we will pay to our advisor and the distributions that we may make to the Special Unitholder.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering
Base management fee	The base management fee will be calculated at a quarterly rate of 0.50% (2.00% annually) of our gross assets (including amounts borrowed); provided, however, that, upon such time as our net asset value exceeds $250 million, or the NAV Threshold, our advisor will have the option to calculate the base management fee at a quarterly rate of 0.50% (2.00% annually) of the cost basis of our assets if our net asset value declines to an amount below the NAV Threshold. For services rendered under the advisory agreement during the period commencing from the closing	These amounts cannot be estimated since they are based upon the average gross assets held by us. We have not commenced operations and have no prior performance.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering
of this offering through and including the first six months of operations, the base management fee will be payable monthly in arrears. For services rendered under the advisory agreement after that time, the base management fee will be payable quarterly in arrears. For the first fiscal quarter of our operations, the base management fee will be calculated based on the initial value of our gross assets. Subsequently, the base management fee will be calculated based on the average value of our gross assets at the end of the two most recently completed fiscal quarters, and appropriately adjusted for any share issuances or repurchases during the current fiscal quarter. Base management fees for any partial period will be appropriately pro-rated.

Incentive Allocation and Distribution	Under our limited liability company agreement, the Special Unitholder, an entity affiliated with our advisor, will be entitled to receive the Incentive Distribution based on our performance. The Incentive Distribution is comprised of three parts: the income incentive distribution, the capital gains incentive distribution and the liquidation incentive distribution, as described in detail below.

Income Incentive Distribution	The income incentive distribution, will be calculated and payable quarterly in arrears based on our pre-incentive distribution net investment income for the immediately preceding fiscal quarter. For this purpose, pre-incentive distribution net investment income means (1) interest income, (2) dividend and distribution income from equity investments (but excluding that portion of distributions that are treated as a return of capital) and (3) any other income (including any other fees other than fees for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive) accrued during the fiscal quarter, minus our operating expenses for the fiscal quarter (including the base management fee, expenses payable under the administration agreement with our Administrator, and any interest expense and distributions paid on any issued and outstanding indebtedness and preferred units of limited liability company interest, but excluding the incentive distribution). Pre-incentive distribution net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay in kind interest and zero coupon securities), accrued income that we have not yet received in cash. If interest income is accrued but never paid, our board of directors would decide to write off the accrual in the fiscal quarter when the accrual is determined to be uncollectible. The write off would cause a decrease in interest income for the fiscal quarter equal to	These amounts cannot be estimated since they are based upon the performance of the assets held by us. We have not commenced operations and have no prior performance.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

the amount of the prior accrual. The Special Unitholder is not under any obligation to reimburse us for any part of the incentive distribution it received that was based on accrued income that we never receive as a result of a default by an entity on the obligation that resulted in the accrual of such income. Pre-incentive distribution net investment income does not include any realized capital gains, realized capital losses, unrealized capital appreciation or depreciation or any accrued income taxes and other taxes including, but not limited to, franchise, property, and sales taxes. Pre-incentive distribution net investment income, expressed as a rate of return on the value of our average adjusted capital at the end of the fiscal quarter will be compared to a “hurdle rate” of 1.75% per fiscal quarter (7.00% annualized). Our net investment income used to calculate this part of the Incentive Distribution is also included in the amount of our gross assets used to calculate the 2.00% annualized base management fee.

Adjusted capital shall mean: cumulative gross proceeds generated from sales of our shares and preferred units of limited liability company interests (including our distribution reinvestment plan) reduced for distributions to members of proceeds from non-liquidation dispositions of our assets and amounts paid for share repurchases pursuant to our share repurchase program. Average adjusted capital shall mean: the average value of the adjusted capital for the two most recently completed fiscal quarters.

The Special Unitholder shall receive an Incentive Distribution with respect to our pre-incentive distribution net investment income in each fiscal quarter as follows:

•    no Incentive Distribution in any fiscal quarter in which our pre-incentive distribution net investment income does not exceed the “hurdle rate” of 1.75%;

•    100% of our pre-incentive distribution net investment income with respect to that portion of such pre-incentive distribution net investment income, if any, that exceeds the hurdle but is less than 2.1875% in any fiscal quarter (8.75% annualized with a 7% annualized hurdle rate). We refer to this portion of our pre-incentive distribution net investment income (which exceeds the hurdle but is less than 2.1875%) as the “catch-up.” The “catch-up” is meant to provide the Special Unitholder with 20% of our pre-incentive distribution net investment income as if a hurdle did not apply if this net investment income exceeds 2.1875% in any fiscal quarter; and

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

•    20% of the amount of our pre-incentive distribution net investment income, if any, that exceeds 2.1875% in any fiscal quarter (8.75% annualized with a 7% annualized hurdle rate) is distributed to the Special Unitholder (once the hurdle is reached and the catch-up is achieved, 20% of all pre-incentive distribution investment income thereafter is allocated to the Special Unitholder).

Capital Gains Incentive Distribution

The capital gains incentive distribution will be determined and payable in arrears as of the end of each fiscal quarter (or upon termination of the advisory agreement, as of the termination date) and will equal 20.0% of our realized capital gains, if any, on a cumulative basis from inception through the end of each fiscal quarter, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive distributions. For purposes of calculating the foregoing: (1) the calculation of the Incentive Distribution shall include any capital gains that result from cash distributions that are treated as a return of capital, (2) any such return of capital will be treated as a decrease in our cost basis of an investment, and (3) all quarterly valuations will be determined by us in accordance with our valuation procedures. In determining the capital gains incentive distribution to which the Special Unitholder may be entitled, we will calculate the aggregate realized capital gains, aggregate realized capital losses and aggregate unrealized capital depreciation, as applicable, with respect to each of our assets. For this purpose, aggregate realized capital gains, if any, will equal the sum of the differences between the net sales price of each investment, when sold or otherwise disposed, and the aggregate cost basis of such investment. Aggregate realized capital losses will equal the sum of the amounts by which the net sales price of each investment, when sold or otherwise disposed, is less than the aggregate cost basis of such investment. Aggregate unrealized capital depreciation will equal the sum of the difference, if negative, between the valuation of each investment as of the applicable date and the aggregate cost basis of such investment. At the end of the applicable period, the amount of capital gains that serves as the basis for our calculation of the capital gains incentive distribution will equal the aggregate realized capital gains, excluding any accrued income taxes and other taxes including, but not limited to, franchise, property, and sales taxes associated with the sale or disposal of the asset, less aggregate realized capital losses and less aggregate unrealized capital depreciation with respect to our assets. If this number is

These amounts cannot be estimated since they are based upon the performance of the assets held by us. We have not commenced operations and have no prior performance.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

positive at the end of such period, then the capital gains incentive distribution for such period will be equal to 20% of such amount, less the aggregate amount of any capital gains incentive distributions paid in all prior periods.

Because of the structure of the Incentive Distribution, it is possible that the Special Unitholder may be entitled to receive an Incentive Distribution in a fiscal quarter where we incur a loss. For example, if we receive pre-incentive distribution net investment income in excess of the hurdle rate for a fiscal quarter, we will make the applicable income incentive distribution even if we have incurred a loss in that fiscal quarter due to realized or unrealized losses on our investments.

Liquidation Incentive Distribution	The liquidation incentive distribution equals 20.0% of the net proceeds from a liquidation of our company in excess of adjusted capital, as calculated immediately prior to liquidation.	These amounts cannot be estimated since they are based upon the performance of the assets held by us. We have not commenced operations and have no prior performance.

GCM may elect to defer or waive all or a portion of the fees that would otherwise be paid to it in its sole discretion. Any portion of a deferred fee not taken as to any period will be deferred without interest and may be taken in any other period prior to the occurrence of a liquidity event as GCM may determine in its sole discretion. GCM will not be able to recover any portion of a fee that is waived.

See “Advisory Agreement,” “Compensation of the Advisor” and “Certain Relationships and Related Party Transactions” for a more detailed description of the fees and expenses payable to the advisor and the Special Unitholder, and the conflicts of interest related to these arrangements. For examples of calculations of the Incentive Distribution, see “Examples of Quarterly Incentive Distribution Calculation” on page 101 of this prospectus under “Advisory Agreement.”

Reports to Members

Our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q will be made available on our website at www.greenbackerrenewableenergy.com, following the end of each fiscal quarter and fiscal year, as applicable. These reports, as well as our Current Reports on Form 8-K, will also be available on the SEC's website at www.sec.gov.

Distributions

We intend to authorize and declare distributions quarterly and pay distributions on a monthly basis beginning no later than the first fiscal quarter after the month in which the minimum offering requirement is met. Subject to the board of directors' discretion and applicable legal restrictions, our board of directors intends to authorize and declare a quarterly distribution amount per share of our shares. However, there can be no assurance that we will pay distributions at a specific rate or at all. From time to time, we may also pay interim distributions at the discretion of our board. Our distributions may exceed our earnings and adjusted cash flow from operating activities and may be paid from borrowings, offering proceeds and other sources, without limitation, especially during the period before we have substantially invested the proceeds from this offering. In the event we encounter delays in locating suitable business opportunities, we may pay all or a substantial portion of our distributions from borrowings, the proceeds of this offering and other sources, without limitation.

Distribution Reinvestment Plan

Pursuant to our distribution reinvestment plan, you may elect to have the distributions you receive from us reinvested in additional shares. During this offering and until the first quarterly valuation of our assets is undertaken, the purchase price will be $9.50 per share. We expect to calculate our first quarterly valuation of our assets in connection with the filing of our first Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever occurs first. Subsequent to the time that we begin to receive quarterly valuations, your distribution amount will purchase shares at the price equal to 95% of the most recently published net asset value per share of our shares on the distribution date. Net asset value is determined in accordance with procedures determined by our board of directors. See “Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies And Use of Estimates—Valuation of Investments.” No selling commissions or dealer manager fees will be paid on shares sold under our distribution reinvestment plan.

If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than any special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your deemed distributions, but you will not receive cash distributions to pay such liability. We may amend, suspend or terminate the distribution reinvestment plan at our discretion. For information on how to participate in our distribution reinvestment plan, see “Distribution Reinvestment Plan.”

Taxation

We have received the opinion of Clifford Chance US LLP to the effect that, although the matter is not free from doubt due to the lack of clear guidance and direct authority, our proposed method of operation, as described in this prospectus and as represented by us to Clifford Chance US LLP, will permit us to not be classified for U.S. federal income tax purposes as an association or a publicly traded partnership taxable as a corporation. Members should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. It must be emphasized that the opinion of Clifford Chance US LLP is based on various assumptions relating to our organization, operation, assets and activities, and that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our LLC Agreement and this prospectus, and is conditioned upon factual representations and covenants made by us, and our board of directors regarding our organization, operation, assets, activities, and conduct of our operations, and assumes that such representations and covenants are accurate and complete. Such representations include, as discussed further below, representations to the effect that we will meet the “qualifying income exception” described below.

While it is expected that we will operate so that we will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities we are undertaking and the possibility of future changes in its circumstances, it is possible that we will not so qualify for any particular year. Clifford Chance US LLP has no obligation to advise us or our members of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Our taxation as a partnership will depend on our ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception”, the compliance with which will not be reviewed by Clifford Chance US LLP. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the qualifying income exception.

If, for any reason we become taxable as a corporation for U.S. federal income tax purposes, our items of income and deduction would not pass through to our members and our members would be treated for U.S. federal income tax purposes as stockholders in a corporation. We would be required to pay income tax at corporate rates on our net income. Distributions by us to members would constitute dividend income taxable to such members, to the extent of our earnings and profits, and the payment of these distributions would not be deductible by us. These consequences would have a material adverse effect on us, our members and the value of the shares.

See “Federal Income Tax Consequences.”

Investment Company Act Considerations

We intend to conduct our operations directly and through wholly or majority-owned subsidiaries, so that our company and each of its subsidiaries do not fall within the definition of an “investment company” under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, which we refer to as the “40% test.” For purposes of the 40% test, interests in majority-owned subsidiaries not relying on the exemption contained in Sections 3(c)(1) or 3(c)(7) of the Investment Company Act are excluded from the definition of “investment security.”

We intend to conduct our operations so that the company and most, if not all, of its wholly and majority-owned subsidiaries will comply with the 40% test. We will monitor our holdings on an ongoing basis and in connection with each of our acquisitions to determine compliance with this test. We expect that most, if not all, of our wholly-owned and majority-owned subsidiaries will not be relying on exemptions under Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

Since we will be primarily engaged in the business of acquiring, managing and financing renewable energy projects, we believe that the company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act. Some of our majority-owned subsidiaries may also rely on the exemption provided by Section 3(c)(5)(B) of the Investment Company Act, which exempts from registration as an investment company any person who is primarily engaged in the business of making loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance, and services. The staff of the SEC has issued no-action letters interpreting Section 3(c)(5)(B) pursuant to which the staff has taken the position that this exemption is available to a company with at least 55% of its assets consisting of eligible loans of the type described in the exemption. We believe that many of the loans that we will provide to finance renewable energy projects will be used by the owners of such projects to acquire equipment and to engage contractors to install equipment for such projects. Accordingly, we believe that many of these loans will qualify for this 55% test. However, no assurance can be given that the SEC staff will concur with this position. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying with this exemption.

A change in the value of our assets could cause us or one or more of our wholly or majority-owned subsidiaries, including those relying on Section 3(c)(5)(B), to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

If we become obligated to register the company or any of its subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were required to register the company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Corporate Information

Our principal executive offices are located at 535 Fifth Avenue, Suite 421, New York, NY 10017. We expect to maintain a website at www.greenbackerrenewableenergy.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.

RISK FACTORS

Investing in our shares involves a number of significant risks. In addition to the other information contained in this prospectus, you should consider carefully the following information before making an investment in our shares. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, the value of our shares could decline, and you may lose part or all of your investment.

Risks Related to Our Business and Structure

We are a new company and have no operating history or established financing sources and may be unable to successfully implement our investment strategy or generate sufficient cash flow to make distributions to our members.

We were formed on December 4, 2012, have no operating history, no assets, and have not obtained any financing. In addition, we will not commence operations until we receive gross proceeds of $2.0 million from this offering, which we refer to as the minimum offering requirement. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives as described in this prospectus and that the value of our shares could decline substantially and, as a result, you may lose part or all of your investment. Our financial condition and results of operations will depend on many factors including the availability of opportunities for investments in renewable energy projects, readily accessible short and long-term financing, conditions in the renewable energy industry specifically, including but not limited to government incentive and rebate programs, financial markets and economic conditions generally and the performance of our advisor. There can be no assurance that we will be able to generate sufficient cash flow over time to pay our operating expenses and make distributions to members.

This offering is initially a “blind pool” offering, and therefore, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in us more speculative.

This offering is initially a “blind pool” offering because we do not currently own any renewable energy assets or have any investments in any renewable energy projects or energy efficiency projects and further, neither we nor GCM has presently identified any investments in any renewable energy project or business that we may acquire with the proceeds of this offering. As a result, we are not able to provide you with information to evaluate the economic merit of our investments prior to our acquisition of projects and you will be relying entirely on the ability of GCM and our board of directors to select well-performing investments. Additionally, our board of directors will have broad discretion to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments and you will not be able to evaluate the transaction terms or other financial or operational data concerning our investments. Because of these factors, this offering may entail more risk than other types of offerings. While the board may choose to approve all investment decisions of GCM in advance, we expect that our board of directors will also delegate broad investment discretion to GCM to implement our investment strategy, which may include delegation of the duty to approve certain investment decisions consistent with the investment policies approved by our board, our board's fiduciary duties and securities laws. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

Our ability to achieve our investment objectives depends on GCM’s ability to manage and support our investment process. If GCM were to lose any members of its senior management team, our ability to achieve our investment objectives could be significantly harmed.

We have no internal management capacity or employees other than our appointed executive officers and will be dependent on the diligence, skill and network of business contacts of GCM’s senior management team to achieve our investment objective. We also depend, to a significant extent, on GCM’s access to its investment professionals and the information and deal flow generated by these investment professionals. GCM’s senior management team will evaluate, negotiate, structure, close, and monitor our assets. Our success will depend to a significant extent on the continued service of GCM’s senior management team, particularly David Sher, Charles Wheeler, and Robert Sher. The departure of any of GCM’s senior management team could have a material adverse effect on our ability to achieve our investment objectives.

Because our business model depends to a significant extent upon relationships with renewable energy developers, utilities, energy companies, investment banks, commercial banks, individual and institutional investors, consultants, EPC companies, contractors, and renewable energy technology manufacturers (such as panel manufacturers), the inability of GCM to maintain or develop these relationships, or the failure of these relationships to generate business opportunities, could adversely affect our business.

We will rely to a significant extent on GCM’s relationships with renewable energy developers, utilities, energy companies, investment banks, commercial banks, individual and institutional investors, consultants, EPC companies, contractors, and renewable energy technology manufacturers (such as panel manufacturers), among others, as a source of potential investment opportunities. If GCM fails to maintain its existing relationships or develop new relationships with other sponsors or sources of business opportunities, we will not be able to grow our portfolio. In addition, individuals with whom GCM’s professionals have relationships are not obligated to provide us with business opportunities, and, therefore, there is no assurance that such relationships will generate business opportunities for us.

We may face increasing competition for business opportunities, which could delay deployment of our capital, reduce returns and result in losses.

We will compete for potential projects and business investments with other energy corporations, investment funds (including private equity funds and mezzanine funds), traditional financial services companies such as commercial banks and other sources of funding as well as utilities and other producers of electricity. Moreover, alternative investment vehicles, such as hedge funds, also make investments in renewable energy and energy efficiency projects. Our competitors may be substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments than we have. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than we are able to do. We may lose business opportunities if we do not match our competitors’ pricing, terms and structure. If we are forced to match our competitors’ pricing, terms and structure, we may not be able to achieve acceptable risk-adjusted returns on our projects or may bear risk of loss. A significant part of our competitive advantage stems from the fact that the market for opportunities in renewable energy and energy efficiency projects is underserved by traditional commercial banks and other financial sources. A significant increase in the number and/or the size of our competitors in this target market could force us to accept less attractive investment terms.

We intend to make distributions to our members out of assets legally available for distribution. The amount of any distributions we may pay is uncertain. We may not be able to pay you distributions, or be able to sustain them once we begin declaring distributions, and our distributions may not grow over time.

Subject to our board of directors’ discretion and applicable legal restrictions, we expect to authorize and declare distributions quarterly and pay distributions on a monthly basis beginning no later than the first fiscal quarter after the month in which the minimum offering requirement is met. We intend to pay these distributions to our members out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to make a targeted level of cash distributions or year-to-year increases in cash distributions. Our ability to pay distributions might be adversely affected by, among other things, the impact of the risks described in this prospectus. All distributions will be paid at the discretion of our board of directors and will depend on our earnings, our financial condition, compliance with applicable regulations and such other factors as our board of directors may deem relevant from time to time. We cannot assure you that we will pay distributions to our members in the future. In the event that we encounter delays in locating suitable business opportunities, we may pay all or a substantial portion of our distributions from borrowings, the proceeds of this offering and other sources, without limitation. If we fund distributions from financings, then such financings will need to be repaid, and if we fund distributions from offering proceeds, then we will have fewer funds available for investments in renewable energy and energy efficiency projects, which may affect our ability to generate future cash flows from operations and, therefore, reduce your overall return. These risks will be greater for persons who acquire our shares relatively early in this offering, before a significant portion of the offering proceeds have been invested. Accordingly, members who receive the payment of a dividend or other distribution from us should not assume that such dividend or other distribution is the result of a net profit earned by us.

Our board of directors may change our operating policies and strategies without prior notice or member approval, the effects of which may be adverse.

Our board of directors has the authority to modify or waive our current operating policies, investment criteria and strategies without prior notice and without member approval. In such event, we will promptly file a prospectus supplement and a press release on Form 8-K, disclosing any such modification or waiver. We cannot predict the effect any changes to our current operating policies, investment criteria and strategies would have on our business, operating results and value of our shares. However, the effects might be adverse, which could negatively impact our ability to pay you distributions and cause you to lose all or part of your investment. Moreover, we will have significant flexibility in investing the net proceeds of this offering and may use the net proceeds from this offering in ways with which investors may not agree or for purposes other than those contemplated at the time of this offering.

Efforts to comply with the Sarbanes-Oxley Act will involve significant expenditures, and non-compliance with the Sarbanes-Oxley Act may adversely affect us.

Upon commencement of this offering, we will be subject to the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and the related rules and regulations promulgated by the SEC. Under current SEC rules, we anticipate that, beginning with our fiscal year ending June 30, 2013, our management will be required to report on our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act and the related rules and regulations promulgated by the SEC thereunder. We will be required to review on an annual basis our internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal control over financial reporting. As a result, we expect to incur significant additional expenses in the near term, which may negatively impact our financial performance and our ability to pay distributions. This process also will result in a diversion of management's time and attention. We cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations and we may not be able to ensure that the process is effective or that our internal control over financial reporting is or will be effective in a timely manner. In the event that we are unable to maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, we may be adversely affected.

We may experience fluctuations in our quarterly results.

We could experience fluctuations in our quarterly operating results due to a number of factors, including our ability to consummate transactions, the terms of any transactions that we complete, variations in the earnings and/or distributions paid by our renewable energy projects, variations in the interest rates on loans we make, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, changes in market prices for RECs or EECs, the availability of governmental incentives for our projects, electricity demand, changes in regulated or market electricity prices, marking to market of our hedging arrangements (if any), the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

We are not able to insure against all potential risks and may become subject to higher insurance premiums.

Our business is exposed to the risks inherent in the construction and operation of renewable energy projects, such as breakdowns, manufacturing defects, natural disasters, terrorist attacks and sabotage. We are also exposed to environmental risks. We expect to have insurance policies covering certain risks associated with our business. We do not expect, however, our insurance policies to cover losses as a result of force majeure, natural disasters, terrorist attacks or sabotage, among other things. We do not expect to maintain insurance for certain environmental risks, such as environmental contamination. In addition, we expect our insurance policies will be subject to annual review by our insurers and may not be renewed at all or on similar or favorable terms. A serious uninsured loss or a loss significantly exceeding the limits of our insurance policies could have a material adverse effect on our business, financial condition and results of operations.

If we internalize our management functions, your interest in us could be diluted, and we could incur other significant costs and face other significant risks associated with being self-managed.

Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire GCM’s assets and personnel. At this time, we cannot anticipate the form or amount of consideration or other terms relating to any such internalization transaction. Such consideration could take many forms, including cash payments, promissory notes and shares. The payment of such consideration could result in dilution of your interests as a member and could reduce the earnings per share attributable to your investment.

In addition, while we would no longer bear the costs of the various fees and expenses we expect to pay to GCM under the advisory agreement, we would incur the compensation and benefits costs of our officers and other employees and consultants that we now expect will be paid by GCM or its affiliates. In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and may further dilute your investment. We cannot reasonably estimate the amount of fees we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to GCM, our earnings per share would be lower as a result of the internalization than they otherwise would have been, potentially decreasing the amount of funds available to distribute to our members and the value of our shares. As currently organized, we do not expect to have any employees. If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. In addition, we could have difficulty retaining such personnel employed by us. We expect individuals employed by GCM to perform asset management, and an affiliate of GCM to perform general and administrative functions, including accounting and financial reporting for us. These personnel have a great deal of know-how and experience. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could result in our incurring excess costs and/or suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management's attention could be diverted from most effectively managing our assets.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We intend to conduct our operations directly and through wholly or majority-owned subsidiaries, so that the company and each of its subsidiaries do not fall within the definition of an “investment company” under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment

Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, which we refer to as the “40% test.” For purposes of the 40% test, interests in majority-owned subsidiaries not relying on the exemption contained in Sections 3(c)(1) or 3(c)(7) of the Investment Company Act are excluded from the definition of “investment security.”

We intend to conduct our operations so that the company and most, if not all, of its wholly and majority-owned subsidiaries will comply with the 40% test. We will monitor our holdings on an ongoing basis and in connection with each of our acquisitions to determine compliance with this test. We expect that most, if not all, of our wholly-owned and majority-owned subsidiaries will not be relying on exemptions under Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

Since we will be primarily engaged in the business of acquiring, managing and financing renewable energy projects, we believe that the company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act. Some of our majority-owned subsidiaries may also rely on the exemption provided by Section 3(c)(5)(B) of the Investment Company Act, which exempts from registration as an investment company any person who is primarily engaged in the business of making loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance, and services. The staff of the SEC has issued no-action letters interpreting Section 3(c)(5)(B) pursuant to which the staff has taken the position that this exemption is available to a company with at least 55% of its assets consisting of eligible loans of the type described in the exemption. We believe that many of the loans that we will provide to finance renewable energy projects will be used by the owners of such projects to acquire equipment and to engage contractors to install equipment for such projects. Accordingly, we believe that many of these loans will qualify for this 55% test. However, no assurance can be given that the SEC staff will concur with this position. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying with this exemption.

A change in the value of our assets could cause us or one or more of our wholly or majority-owned subsidiaries, including those relying on Section 3(c)(5)(B), to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

If we become obligated to register the company or any of its subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were required to register the company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Risks Related to Our Advisor and Its Affiliates

Our success will be dependent on the performance of our advisor; however, our advisor has no operating history and no experience managing a public company or maintaining our exemption from registration under the Investment Company Act, which may hinder its ability to achieve our investment objective or result in loss of maintenance of our Investment Company Act exemption.

GCM was formed in August 2012 and has no operating history. Furthermore, our advisor has never acted as a manager to a public company, or a public company focused on renewable energy and energy efficiency project investments and has no experience complying with regulatory requirements applicable to public companies or managing a portfolio of assets under guidelines designed to allow us to be exempt from registration under the Investment Company Act, which may hinder our ability to take advantage of attractive investment opportunities and, as a result, achieve our investment objective. Moreover, neither GCM, Greenbacker Group LLC nor our senior management team have sponsored any other programs, either public or nonpublic, or any other program with similar investment objectives to this offering. We cannot guarantee that we will be able to find suitable investments and our ability to achieve our investment objectives and to pay distributions will be dependent upon the performance of our advisor in the identification and acquisition of investments, the determination of any financing arrangements, and the management of our projects and assets. If our advisor fails to perform according to our expectations, we could be materially adversely affected. Our failure to timely invest the proceeds of this offering, or to invest in quality assets, could diminish returns to investors and our ability to pay distributions to our members.

Our advisor and its affiliates, including our officers and some of our directors will face conflicts of interest including conflicts that may result from compensation arrangements with us and our affiliates, which could result in actions that are not in the best interests of our members.

Our advisor and its affiliates will receive substantial fees from us in return for their services, and these fees could influence the advice provided to us. Among other matters, the compensation arrangements could affect their judgment with respect to public offerings of equity by us, which allow the dealer manager to earn additional dealer manager fees and GCM to earn increased management fees. The Incentive Distribution that the Special Unitholder, an affiliate of our advisor, may be entitled to receive from us may create an incentive for our advisor to oversee and supervise renewable energy or energy efficiency projects or make investments on our behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the Incentive Distribution to which the Special Unitholder may be entitled is determined may encourage our advisor to use leverage to increase the return on our portfolio. In addition, the fact that our base management fee is payable based upon our gross assets, which would include any borrowings for investment purposes, may encourage GCM to use leverage in connection with the construction of additional projects or to make additional investments. Our LLC Agreement does not impose limitations on the amount of leverage we may employ. Furthermore, GCM is primarily responsible for calculating the net asset value of our portfolio and, because the base management fee is payable based upon our gross assets, a higher net asset value of our portfolio would result in a higher base management fee to our advisor. Under certain circumstances, the use of leverage may increase the likelihood of default, which could adversely affect our results of operations. Such a practice could result in us making more speculative investments than would otherwise be the case, which could result in higher losses, particularly during cyclical economic downturns.

We pay substantial fees and expenses to GCM and the dealer manager, which payments increase the risk that you will not earn a profit on your investment.

GCM performs services for us in connection with the identification, selection and acquisition of our investments, and the monitoring and administration of our other investments. We pay GCM fees for advisory and management services, including a base management fee that is not tied to the performance of our portfolio. We pay fees and commissions to the dealer manager in connection with the offer and sale of the shares. These fees reduce the amount of cash available for investment in properties or distribution to our members. These fees also increase the risk that the amount available for distribution to members upon a liquidation of our portfolio would be less than the purchase price of the shares in our offering and that you may not earn a profit on your investment.

The time and resources that individuals associated with our advisor devote to us may be diverted, and we may face additional competition due to the fact that GCM is not prohibited from raising money for or managing another entity that makes the same types of investments that we target.

We currently expect our advisor and its officers and employees to spend substantially all of their time and resources on us. However, our advisor and its officers and employees are not required to do so. Moreover, neither GCM nor its affiliates are prohibited from raising money for and managing another investment entity that makes the same types of investments as those we target. Accordingly, our and GCM’s management team may have obligations to investors in entities they work at or manage in the future, the fulfillment of which might not be in the best interests of us or our members or that may require them to devote time to services for other entities, which could interfere with the time available to provide services to us. In addition, we may compete with any such investment entity for the same investors and investment opportunities.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted us. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors and executive officers, as well as personnel of the advisor who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us without the approval of a majority of our independent directors. In addition, the advisory agreement does not prevent the advisor and its affiliates from engaging in additional management or investment opportunities, some of which could compete with us.

Our advisor can resign on 120 days’ notice and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

Our advisor has the right, under the advisory agreement, to resign at any time on 120 days’ written notice, whether we have found a replacement or not. If our advisor resigns, we may not be able to contract with a new advisor or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 120 days, or at all, in which case our operations are likely to experience a disruption, our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected. In addition, the coordination of our internal management, acquisition activities and supervision of our businesses is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by our advisor and its affiliates. Even if we are able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with our businesses may result in additional costs and time delays that may adversely affect our financial condition, business and results of operations.

Risks Related to Our Investments and the Renewable Energy Industry

Our strategic focus will be on the renewable energy and related sectors, which will subject us to more risks than if we were broadly diversified.

Because we are specifically focused on the renewable energy and related sectors, investments in our shares may present more risks than if we were broadly diversified over more sectors of the economy. Therefore, a downturn in the renewable energy sector would have a larger impact on us than on a company that does not concentrate in limited segments of the U.S. economy. For example, biofuel companies operating in the renewable energy sector can be significantly affected by the supply of and demand for specific products and services, especially biomass such as corn or soybean oil, the supply and demand for energy commodities, the price of capital expenditures, government regulation, world and regional events and economic conditions. Companies that produce renewable energy can be negatively affected by lower energy output resulting from variable inputs, mechanical breakdowns, faulty technology, competitive electricity markets or changing laws which mandate the use of renewable energy sources by electric utilities.

In addition, companies that engage in energy efficiency projects may be unable to protect their intellectual property or face declines in the demand for their services due to changing governmental policies or budgets. At times, the returns from investments in the renewable energy sector may lag the returns of other sectors or the broader market as a whole.

In addition, with respect to the construction and operation of individual renewable energy projects, there are a number of additional risks, including:

•	substantial construction risk, including the risk of delay, that may arise as a result of inclement weather or labor disruptions;

•	the risk of entering into markets where we have limited experience;

•	the need for substantially more capital to complete than initially budgeted and exposure to liabilities as a result of unforeseen environmental, construction, technological or other complications;

•	a decrease in the availability, pricing and timeliness of delivery of raw materials and components, necessary for the projects to function;

•	the continued good standing of permits, authorizations and consents from local city, county, state and federal governments as well as local and federal governmental organizations; and

•	the consent and authorization of local utilities or other energy development offtakers to ensure successful interconnection to energy grids to enable power sales.

Our projects in which we invest that produce renewable energy, such as solar and wind power, may face construction delays.

Construction delays may adversely affect the businesses of our projects that generate renewable energy such as solar and wind power. The ability of these projects to generate revenues will often depend upon their successful completion of the construction, and operations, of solar and wind assets, as applicable. Capital equipment for solar and wind projects needs to be manufactured, shipped to project sites, installed and tested on a timely basis. In addition, on-site roads, substations, interconnection facilities and other infrastructure all need to be either built or purchased and installed by the operating companies of these projects. Our investments in renewable energy-producing projects face the risk that their construction phases may not be completed or may be substantially delayed, or that material cost over-runs may be incurred, which may result in such projects being unable to earn positive income, which could negatively impact the value of our portfolio.

Renewable energy projects are subject to the risk of fluctuations in commodity prices.

The operations and financial performance of projects in the renewable energy sector may be affected by energy commodity prices like unleaded gasoline and wholesale electricity. For example, the price of renewable energy resources will change in relation to the market price of electricity. The market price of electricity is sensitive to cyclical changes in demand and capacity supply, and in the economy, as well as to regulatory trends and developments impacting electricity market rules and pricing, transmission development and investment within the United States and to the power markets in other jurisdictions through interconnects and other external factors outside of the control of renewable energy power-producing projects. In addition, volatility of input commodity prices, such as the market price of electricity, may also make it more difficult for renewable energy resource projects to raise any additional capital that may be necessary to operate, to the extent the market perceives that the project’s performance may be tied directly or indirectly to commodity prices. Accordingly, the potential revenue and cash flow of these projects may be volatile and adversely affect the value of our investments.

Existing regulations and policies and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of energy generation products, including solar and wind energy products, which may significantly reduce our ability to meet our investment objectives.

The market for electricity generation projects is influenced by U.S. federal, state and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and in a number of other countries, these regulations and policies are being modified and may continue to be modified. Customer purchases of, or further investment in the research and development of, alternative energy sources, including solar energy technology, could be deterred by these regulations and policies, which could result in a significant reduction in the potential demand for renewable energy project development and investments. For example, without certain major incentive programs and or the regulatory mandated exception for renewable energy systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility network. These fees could increase the cost to our customers of using our renewable energy projects and make them less desirable, thereby harming our business, prospects, results of operations and financial condition.

We anticipate that our renewable energy projects will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. It is difficult to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our renewable energy projects may result in significant additional expenses or related development costs and, as a result, could cause a significant reduction in demand for our renewable power projects.

The reduction or elimination of government economic incentives could impede growth of the renewable energy market.

We believe that the near-term growth of the market for application on the U.S. electricity grid, where renewable energy is used to supplement a customer’s electricity purchased from the utility network or sold to a utility under tariff, depends in part on the availability and size of government and economic incentives for solar energy. Because a significant portion of our sales are expected to involve the market for the U.S. electricity grid, the reduction or elimination of government and economic incentives may adversely affect the growth of this market or result in increased price competition, both of which could cause our revenue to decline.

Today, the cost of renewable energy exceeds retail electric rates in many locations. As a result, federal, state and local government bodies in many countries, including the United States, have provided incentives in the form of feed-in tariffs, rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of renewable energy projects to promote the use of renewable energy in on-grid applications and to reduce dependency on other forms of energy. These government economic incentives could be reduced or eliminated altogether. Some renewable energy program incentives expire, decline over time, are limited in total funding or require renewal of authority. Reductions in, or eliminations or expirations of, governmental incentives could result in decreased demand for and lower revenue from our projects. Changes in the level or structure of a renewable portfolio standard could also result in decreased demand for and lower revenue from our projects. See “—The reduction or elimination of government and economic incentives for solar power production could affect the financial results of our projects that produce solar power” and “—We depend in part on federal, state and local government support for our renewable energy projects.”

Although the revenue generated by our investments will primarily come from sales of electricity, it may be supplemented in part for certain projects from the sales of RECs and EECs, which are subject to market price fluctuations, and there is a risk of a significant, sustained decline in their market prices. Such a decline may make it more difficult for our projects to grow and become profitable.

We may not be able to foster growth for our projects economically if there is a significant, sustained decline in market prices for electricity, RECs or EECs without a commensurate decline in the cost of equipment, such as solar panels and turbines, and the other capital costs of constructing renewable energy projects. Electricity prices are affected by various factors and may decline for many reasons that are not within our control. Those factors include changes in the cost or availability of fuel, regulatory and governmental actions, changes in the amount of available generating capacity from both traditional and renewable sources, changes in power transmission or fuel transportation capacity, seasonality, weather conditions and changes in demand for electricity. In addition, other power generators may develop new technologies or improvements to traditional technologies to produce power that could increase the supply of electricity and cause a sustained reduction in market prices for electricity, RECs and EECs. If governmental action or conditions in the markets for electricity, RECs or EECs cause a significant, sustained decline in the market prices of electricity or those attributes, without an offsetting decline in the cost of turbines or other capital costs of wind energy projects, we may not be able to construct our pipeline of projects or achieve expected revenues, which could have a material adverse effect on our business, financial condition and results of operations.

For those projects that generate RECs or EECs, all or a portion of the revenues generated from the sale of such RECs or EECs, as the case may be, may not be hedged, and therefore, such projects may be exposed to volatility of REC or EEC prices, as applicable, with respect to those sales.

REC and EEC prices are driven by various market forces, including electricity prices and the availability of electricity from other renewable energy sources and conventional energy sources. We may be unable to hedge all or a portion of our revenues from RECs or EECs in certain markets where conditions limit our ability to sell forward all of our RECs or EECs, as the case may be. Our ability to hedge RECs and EECs generated by projects is limited by the unbundled nature of the RECs and EECs and the relative illiquidity of this market. Certain of our projects will be exposed to volatility of commodity prices with respect to all or the portion of RECs or EECs, as applicable, that we are unable to hedge, including risks resulting from changes in regulations, including state RPS targets, general economic conditions and changes in the level of renewable energy generation. We expect to have quarterly variations in the revenues from the projects in which we invest from the sale of unhedged RECs and EECs.

If renewable energy technology is not suitable for widespread adoption or sufficient demand for renewable energy projects does not develop or takes longer to develop than we anticipate, we may be unable to achieve our investment objectives.

The market for renewable energy projects is emerging and rapidly evolving, and its future success is uncertain. If renewable energy technology proves unsuitable for widespread commercial deployment or if demand for renewable energy products fails to grow sufficiently, we may be unable to achieve our investment objectives. In addition, demand for renewable energy projects in the markets and geographic regions we target may not develop or may develop more slowly than we anticipate. Many factors will influence the widespread adoption of renewable energy technology and demand for renewable energy projects, including:

•	cost-effectiveness of renewable energy technologies as compared with conventional and competitive alternative energy technologies;

•	performance and reliability of renewable energy products as compared with conventional and non-renewable alternative energy products;

•	success of alternative distributed generation technologies such as hydrogen fuel cells, wind turbines, bio-diesel generators and large-scale solar thermal technologies;

•	fluctuations in economic and market conditions that impact the viability of conventional and competitive alternative energy sources;

•	increases or decreases in the prices of oil, coal and natural gas;

•	capital expenditures by customers, which tend to decrease when the domestic or foreign economies slow;

•	continued deregulation of the electric power industry and broader energy industry; and

•	availability and or effectiveness of government subsidies and incentives.

Moreover, negative public or community response to renewable energy projects in general or our projects specifically can adversely affect our ability to grow and manage our projects. This type of negative response can lead to legal, public relations and other challenges that impede our ability to meet our construction targets, achieve commercial operations for a project on schedule, address the changing needs of our projects over time and generate revenues. Some of our projects may be the subject of administrative and legal challenges from groups opposed to wind energy projects in general or concerned with potential environmental, health or aesthetic impacts, impacts on property values or the rewards of property ownership, or impacts on the natural beauty of public lands. We expect this type of opposition to continue as we execute our business plan. Opposition to our project’s requests for permits or successful challenges or appeals to permits issued to our projects could materially adversely affect our operations plans. If we are unable to grow and manage the production capacity that we expect from our projects in our anticipated timeframes, it could have a material adverse effect on our business, financial condition and results of operations.

Our business will be subject to the risk of extreme weather patterns.

Extreme weather patterns, such as hurricane Ivan in 2004 and hurricanes Katrina and Rita in 2005, could result in significant volatility in the supply and prices of energy. This volatility may create fluctuations in input commodity or energy prices and earnings of companies in the renewable energy sector. Similarly, extreme weather, such as lightning strikes, blade icing, earthquakes, tornados, extreme wind, severe storms, wildfires and other unfavorable weather conditions or natural disasters, can have an adverse impact on the input and output commodities associated with the renewable energy sector or require us to shut down the equipment associated with our renewable energy projects, such as solar panels, turbines or related equipment and facilities, which would impede the ability of our project facilities ability to maintain and operate, and decrease electricity production levels and our revenue. Operational problems, such as degradation of our project’s equipment due to wear or weather or capacity limitations on the electrical transmission network, can also affect the amount of energy that our projects are able to deliver. Any of these events, to the extent not fully covered by insurance, could have a material adverse effect on our business, financial condition and results of operations.

Renewable energy projects may be subject to regulation by the Federal Energy Regulatory Commission under the Federal Power Act or other regulations that regulate the sale of electricity, which may adversely affect the profitability of our projects.

Certain of our future projects may be Qualifying Facilities, or QFs, and/or Exempt Wholesale Generators, or EWGs, that are exempt from regulation as public utilities by the Federal Energy Regulatory Commission, or the FERC, under the Federal Power Act, or the FPA, while certain of our projects may be subject to rate regulation by the FERC under the FPA. To the extent our future projects are subject to rate regulation they will be required to obtain FERC acceptance of their rate schedules for wholesale sales of energy, capacity and ancillary services. The FERC may revoke or revise an entity’s authorization to make wholesale sales at market-based rates if FERC subsequently determines that such entity can exercise market power in transmission or generation, create barriers to entry or engage in abusive affiliate transactions or market manipulation.

Any market-based rate authority that we obtain will be subject to certain market behavior rules. If we are deemed to have violated these rules, we will be subject to potential disgorgement of profits associated with the violation and/or suspension or revocation of our market-based rate authority, as well as potential criminal and civil penalties. If we were to lose market-based rate authority for a project, we would be required to obtain the FERC’s acceptance of a cost-based rate schedule and could become subject to, among other things, the burdensome accounting, record keeping and reporting requirements that are imposed on public utilities with cost-based rate schedules. This could have an adverse effect on the rates we charge for power from our projects and our cost of regulatory compliance.

To the extent we invest in projects with more than 75 MW of capacity, we will also be subject to the reliability standards of the North American Electric Reliability Corporation, or the NERC. If we fail to comply with the mandatory reliability standards, we could be subject to sanctions, including substantial monetary penalties.

Although the sale of electric energy has been to some extent deregulated, the industry is subject to increasing regulation and even possible re-regulation. Due to major regulatory restructuring initiatives at the federal and state levels, the U.S. electric industry has undergone substantial changes over the past several years. We cannot predict the future design of wholesale power markets or the ultimate effect ongoing regulatory changes will have on our business. Other proposals to re-regulate may be made and legislative or other attention to the electric power market restructuring process may delay or reverse the movement towards competitive markets. If deregulation of the electric power markets is reversed, discontinued or delayed, our business, financial condition and results of operations could be adversely affected.

Our projects may rely on electric transmission lines and other transmission facilities that are owned and operated by third parties. In these situations, our projects will be exposed to transmission facility curtailment risk, which may delay and increase the costs of our projects or reduce the return to us on those investments.

Our projects may rely on electric transmission lines and other transmission facilities owned and operated by third parties to deliver the electricity our projects generate. We expect some of our projects will have limited access to interconnection and transmission capacity because there are many parties seeking access to the limited capacity that is available. We may not be able to secure access to this limited interconnection or transmission capacity at reasonable prices or at all. Moreover, a failure in the operation by third parties of these transmission facilities could result in our losing revenues because such a failure could limit the amount of electricity we deliver. In addition, our production of electricity may be curtailed due to third-party transmission limitations or limitations on the grid’s ability to accommodate intermittent energy sources, reducing our revenues and impairing our ability to capitalize fully on a particular project’s potential. Such a failure or curtailment at levels significantly above which we expect could have a material adverse effect on our business, financial condition and results of operations.

We depend in part on federal, state and local government support for our renewable energy projects.

We depend in part on government policies that support renewable energy and enhance the economic feasibility of renewable energy projects. The federal government and several of the states in which we operate or into which we sell power provide incentives that support the sale of energy from renewable sources.

The Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, provides a production tax credit, or PTC, for each kWh of energy generated by an eligible resource. Under current law, an eligible wind facility placed in service prior to the end of 2012 may claim the PTC. The PTC is a credit claimed against the income of the owner of the eligible project.

PTC eligible projects are also eligible for an ITC of 30% of the eligible cost-basis, which is in lieu of the PTC. Other renewable energy projects for which a PTC is not available are also eligible for an ITC. The same placed-in-service deadline of December 31, 2012 applies for purposes of the ITC. The ITC is a credit claimed against the income of the owner of the eligible project.

In addition to federal incentives, we rely in part on state incentives that support the sale of energy generated from renewable sources, including state adopted RPS programs. Such programs generally require that electricity supply companies include a specified percentage of renewable energy in the electricity resources serving a state or purchase credits demonstrating the generation of such electricity by another source. However, the legislation creating such RPS requirements usually grants the relevant state public utility commission the ability to reduce electric supply companies' obligations to meet the RPS requirements in certain circumstances. If the RPS requirements are reduced or eliminated, this could result in our receiving lower prices for our power and in a reduction in the value of our RECs, which could have a material adverse effect on us. See “Business—Overview of Significant Government Incentives” and “Business—Financing Strategy—Utilization of Government Incentives and Tax Efficiency.”

We depend on these programs, in part, to finance the projects in our pipeline. If any of these incentives are adversely amended, eliminated, subjected to new restrictions, not extended beyond their current expiration dates, or if funding for these incentives is reduced, it would have a material adverse effect on our ability to obtain financing. A delay or failure by governmental authorities to administer these programs in a timely and efficient manner could have a material adverse effect on our financing.

While certain federal, state and local laws, programs and policies promote renewable energy and additional legislation is regularly being considered that would enhance the demand for renewable energy, they may be adversely modified, legislation may not pass or may be amended and governmental support of renewable energy development, particularly wind energy, may not continue or may be reduced. If governmental authorities do not continue supporting, or reduce or eliminate their support of wind energy projects, our revenues may be adversely affected, our economic return on certain projects may be reduced, our financing costs may increase, it may become more difficult to obtain financing, and our business and prospects may otherwise be adversely affected.

Future litigation or administrative proceedings could have a material adverse effect on our business, financial condition and results of operations.

We may become involved in legal proceedings, administrative proceedings, claims and other litigation that arise in the ordinary course of business. Individuals and interest groups may sue to challenge the issuance of a permit for a renewable energy project or seek to enjoin construction of a wind energy project. In addition, we may be subject to legal proceedings or claims contesting the construction or operation of our renewable energy projects. Unfavorable outcomes or developments relating to these proceedings, such as judgments for monetary damages, injunctions or denial or revocation of permits, could have a material adverse effect on our business, financial condition and results of operations. In addition, settlement of claims could adversely affect our financial condition and results of operations. See “Business—Legal Proceedings.”

Our projects and/or other investments may incur liabilities that rank equally with, or senior to, our investments in such companies.

We will invest in various types of debt and equity securities, including first lien, second lien, mezzanine debt, preferred equity and common equity, issued by U.S. and Canadian middle market companies in the renewable energy and related sectors. Our projects and other investments may have, or may be permitted to incur, other liabilities that rank equally with, or senior to, our positions or investments in such projects or businesses, as the case may be. By their terms, such instruments may entitle the holders to receive payment of interest or principal on or before the dates on which we are entitled to receive payments with respect to the instruments in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of instruments ranking senior to our investment in that project or business would typically be entitled to receive payment in full before we receive any distribution. After repaying such senior stakeholders, such project or other investment may not have any remaining assets to use for repaying its obligation to us. In the case of securities ranking equally with instruments we hold, we would have to share on an equal basis any distributions with other stakeholders holding such instrument in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant project or investment.

We may not control the projects in which we invest.

We may not control the projects in which we invest. We define control as ownership of 25% or more of the outstanding voting securities of a company or having greater than 50% representation on a company’s board of directors. As a result, we are subject to the risk that the controlling entity of a project in which we invest may make business decisions with which we disagree and the management of such project, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve our interests.

A lack of liquidity in certain of our investments may adversely affect our business.

We invest in certain companies and projects whose securities are not publicly traded or actively traded on the secondary market and whose securities are subject to legal and other restrictions on resale or are otherwise less liquid than publicly traded securities. The illiquidity of certain of our investments may make it difficult for us to sell these investments when desired. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we had previously recorded these investments. The reduced liquidity of our investments may make it difficult for us to dispose of them at a favorable price, and, as a result, we may suffer losses.

Risks Related to Investments in the Solar and Wind Power Industries

If solar power technology is not suitable for widespread adoption, or if the solar power industry experiences a shortage of key inputs, such as polysilicon, the profitability of solar power-producing projects may decrease, which may result in slower growth in the solar power market than we anticipate.

We expect initially to focus on solar energy projects and businesses because of, among other things, the rapid growth over the past decade in the market for solar installation and generation. However, the extent to which solar power will be widely adopted is uncertain. If photovoltaic technology proves unsuitable for widespread adoption or if demand for solar modules fails to develop sufficiently, our solar power-producing projects may not be as profitable as we estimate and as a result, we may be unable to grow our business.

In addition, solar power companies depend on certain technologies and key inputs, such as polysilicon. If the solar power industry experiences shortages of these technologies and key inputs, profitability of the solar businesses in which we invest may be negatively impacted due to the resulting increase in prices of these technologies and key inputs. In addition, increases in polysilicon prices have in the past increased manufacturing costs for solar power producers and may impact manufacturing costs and net income or cause a shortage of polysilicon in the future. Polysilicon is also used in the semiconductor industry generally and any increase in demand from that sector may cause a shortage. To the extent a shortage results in these types of technologies and key inputs due to price increases, the solar power market may experience slower growth than we anticipate.

The reduction or elimination of government and economic incentives for solar power production could affect the financial results of our projects that produce solar power.

The market for on-grid applications, where solar power is used to supplement a customer’s electricity purchased from the electric utility network or sold to a utility under tariff, depends in part on the availability and size of government and economic incentives. The reduction or elimination of government and economic incentives would adversely affect the growth of this market or result in increased price competition, either of which could cause solar power producers’ revenue to decline and harm their financial results.

Our solar power projects may not be able to compete successfully and may lose or be unable to gain market share.

Solar power producers also compete against other power generation sources including conventional fossil fuels supplied by utilities, other alternative energy sources such as wind, biomass, and emerging distributed generation technologies such as micro-turbines, sterling engines and fuel cells. In the large-scale on-grid solar power systems market, our solar power projects will face direct competition from a number of companies that manufacture, distribute, or install solar power systems.

The operating results of the projects in which we invest that produce solar power may be negatively affected by a number of other factors.

In addition to shortages of technologies and key inputs and changes in governmental policies, the results of the projects in which we invest that produce solar power can be affected by a variety of factors, including the following:

•	the average selling price of solar cells, solar panels and solar power systems;

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a decrease in the availability, pricing and timeliness of delivery of raw materials and components, particularly solar panels and components, including steel, necessary for solar power systems to function;

•	the rate and cost at which solar power producers are able to expand their manufacturing and product assembly capacity to meet customer demand, including costs and timing of adding personnel;

•	construction cost overruns, including those associated with the introduction of new products;

•	the impact of seasonal variations in demand and/or revenue recognition linked to construction cycles and weather conditions;

•	unplanned additional expenses such as manufacturing failures, defects or downtime;

•	acquisition and investment related costs;

•	the loss of one or more key customers or the significant reduction or postponement of orders from these customers;

•	changes in manufacturing costs;

•	the availability, pricing and timeliness of delivery of products necessary for solar power products to operate;

•	changes in electric rates due to changes in fossil fuel prices;

•	the lack of a viable secondary market for positions in solar energy projects; and

•

the ability of a solar energy project to generate cash and pay yield substantially depends on power generation. This depends on continuing productive capability of the solar energy hardware, including proper operations and maintenance of the solar energy hardware and fair sunlight for the life of the investment.

If wind conditions are unfavorable or below our estimates on any of our wind projects, the electricity production on such project and therefore, our income, may be substantially below our estimates.

The financial performance of our projects that produce wind energy will be dependent upon the availability of wind resources. The strength and consistency of wind resources at wind projects will vary. Weather patterns could change or the historical data could prove to be an inaccurate reflection of the strength and consistency of the wind in the future. If wind resources are insufficient, the assumptions underlying the economic feasibility about the amount of electricity to be generated by wind projects will not be met and the project’s income and cash flows will be adversely impacted. Wind-producing projects and our evaluations of wind projects will be based on assumptions about certain conditions that may exist and events that may occur in the future. A number of additional factors may cause the wind resource and energy capture at wind projects to differ, possibly materially, from those initially assumed by the project’s management, including: the limited time period over which the site-specific wind data were collected; the potential lack of close correlation between site-specific wind data and the longer-term regional wind data; inaccurate assumptions related to wake losses and wind shear;

the limitations in the accuracy with which anemometers measure wind speed; the inherent variability of wind speeds; the lack of independent verification of the turbine power curve provided by the manufacturer; the potential impact of climatic factors, including icing and soiling of wind turbines; the potential impact of topographical variations, turbine placement and local conditions, including vegetation; the power delivery schedule being subject to uncertainty; the inherent uncertainty associated with the use of models, in particular future-oriented models; and the potential for electricity losses to occur before delivery.

Furthermore, a project’s wind resources may be insufficient for them to become and remain profitable. Wind is naturally variable. The level of electricity production at any of our wind projects, therefore, will also be variable. If there are insufficient wind resources at a project site due to variability, the assumptions underlying the company’s belief about the amount of electricity to be generated by the wind project will not be met. Accordingly, there is no assurance that a project’s wind resources will be sufficient for it to become or remain profitable.

If our wind energy production assessments turn out to be wrong, our wind energy projects could suffer a number of material adverse consequences, including:

•	our wind energy production and sales for the project may be significantly lower than we predict;

•	our hedging arrangements may be ineffective or more costly;

•

we may not produce sufficient energy to meet our commitments to sell electricity or RECs and, as a result, we may have to buy electricity or RECs on the open market to cover our obligations or pay damages; and

•

our projects may not generate sufficient cash flow to make payments of principal and interest as they become due on the debt we provided on the project, and we may have difficulty refinancing such debt.

Risks Related to Debt Financing

The base management fee payable to GCM increases with the use of leverage and thus, GCM will have a financial incentive to incur leverage; however, if we borrow money, the potential for gain or loss on amounts invested in us will be magnified and may increase the risk of investing in us. Borrowed money may also adversely affect the return on our assets, reduce cash available for distribution to our members, and result in losses.

We may use leverage to finance our investments. We expect to maintain a coverage ratio of total assets to total borrowings and other senior securities, which include all of our borrowings and any preferred units of limited liability company interest that we may issue in the future, of at least 200%; however, we are not required to do so. The amount of leverage that we employ will depend on our advisor and our board of directors’ assessment of market and other factors at the time of any proposed borrowing. Our LLC Agreement does not impose limits on the amount of leverage we may employ. There can be no assurance that leveraged financing will be available to us on attractive terms or at all. The use of leverage increases the volatility of investments by magnifying the potential for gain or loss on invested equity capital. If we use leverage to partially finance our investments, through borrowing from banks and other lenders, you will experience increased risks of investing in our shares. If the value of our assets decreases, leveraging would cause such value to decline more sharply than it otherwise would have had we not leveraged. Similarly, any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make distributions to our members. In addition, we and our members will bear the burden of any increase in our expenses as a result of our use of leverage, including interest expenses and any increase in the management fees payable to the advisor. Furthermore, as we expect that the base management fee payable to GCM will be payable based on the value of our gross assets, including those assets acquired through the use of leverage, GCM will have a financial incentive to incur leverage, which may not be consistent with our stockholders’ interests. The Incentive Distribution, to which the Special

Unitholder, an affiliate of our advisor, may be entitled, may encourage our advisor to use leverage to increase the return on our portfolio, in the construction of additional projects.

Moreover, we may not be able to meet our financing obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to liquidation or sale, at significantly depressed prices in some cases due to market conditions or otherwise, to satisfy the obligations. Such liquidations and sales may result in losses.

We will be exposed to risks associated with changes in interest rates.

To the extent we borrow to finance our investments, we will be subject to financial market risks, including changes in interest rates. An increase in interest rates would make it more expensive to use debt for our financing needs.

When we borrow, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds and the rate at which we employ those funds. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. In periods of rising interest rates when we have debt outstanding, our cost of funds will increase, which could reduce our net investment income. We expect that our long-term fixed-rate investments will be financed primarily with equity and long-term debt. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities. These activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to This Offering and Our Shares

Investors will not know the purchase price per share at the time they submit their subscription agreements and could receive fewer shares than anticipated if our board of directors determines to increase the offering price to comply with our policy not to sell shares below our net asset value.

The purchase price at which you purchase shares will be determined at each closing date to ensure that the sales price is equal to or greater than the net asset value of our shares, after deducting selling commissions, dealer manager fees, and organization and offering expenses. As a result, your purchase price may be higher than the prior subscription closing price per share, and therefore you may receive a smaller number of shares than if you had subscribed at the prior subscription closing price. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Value Determinations in Connection with this Continuous Offering.”

Since this is a “best-efforts” offering, there is neither any requirement, nor any assurance, that more than the minimum offering amount will be raised.

This is a “best-efforts,” as opposed to a “firm commitment” offering. This means that the dealer manager is not obligated to purchase any shares, but has only agreed to use its “best efforts” to sell the shares to investors. So long as the minimum offering requirement is met, these proceeds may be released from escrow to us and used by us for acquisitions, operations and the other purposes described generally in this prospectus.

There is no requirement that any shares above the minimum offering requirement be sold, and there is no assurance that any shares above the minimum offering requirement will be sold. Thus, aggregate gross proceeds from the offering made by this prospectus could be as low as $2.0 million. This would result in a relatively small amount of net offering proceeds available for investment and would limit flexibility in implementation of our business plans and result in minimal, if any, diversification in our investments.

As a general matter, at any point during the offering of our shares after the minimum offering requirement is met, there can be no assurance that more shares will be sold than have already been sold. Accordingly, investors purchasing such shares should not assume that the number of shares sold, or gross offering proceeds received, by us will be greater than the number of shares sold or the gross offering proceeds received by us to that point in time. No investor should assume that we will sell the maximum offering made by this prospectus, or any other particular offering amount. See “Plan of Distribution” and “Estimated Use of Proceeds.”

Investors may wait up to one year before receiving their shares or a refund of their money if the minimum offering is not achieved.

Until the minimum offering requirement is met, investors will not receive their shares. If at least $2 million in shares have not been sold within one year from the date of this prospectus, we will terminate this offering. If the minimum offering is sold within one year, investors will receive their shares plus the applicable interest on their subscription monies at the time of closing. If the offering is terminated, investors will have their money promptly refunded with interest. See “Plan of Distribution.”

The shares sold in this offering will not be listed on an exchange or quoted through a quotation system for the foreseeable future, if ever. Therefore, if you purchase shares in this offering, you will have limited liquidity and may not receive a full return of your invested capital if you sell your shares.

The shares offered by us are illiquid assets for which there is not expected to be any secondary market nor is it expected that any will develop in the future. Moreover, you should not rely on our share repurchase program as a method to sell shares promptly because our share repurchase program includes numerous restrictions that limit your ability to sell your shares to us, and our board of directors may amend, suspend or terminate our share repurchase program without giving you advance notice. In particular, the share repurchase program provides that we may make repurchase offers only if we have sufficient funds available for repurchase and to the extent the total number of shares for which repurchase is requested in any fiscal quarter does not exceed 10% of our weighted average number of outstanding shares in any 12-month period. In addition, we will limit repurchases in each fiscal quarter to 2.5% of the weighted average number of shares outstanding in the prior four fiscal quarters. See “Share Repurchase Program” for a description of our share repurchase program. Therefore, it will be difficult for you to sell your shares promptly or at all. In addition, the price received for any shares sold prior to a liquidity event is likely to be less than the proportionate value of our assets. Investor suitability standards imposed by certain states may also make it more difficult to sell your shares to someone in those states. The shares should be purchased as a long-term investment only.

We intend to explore a potential liquidity event for our members between five and seven years following the completion of our offering stage, which may include follow-on offerings after completion of this offering. However, there can be no assurance that we will complete a liquidity event within such time or at all. We expect that our board of directors, in the exercise of its fiduciary duty to our members, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such an event is in the best interests of our members. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a listing of our shares on a national securities exchange or (3) a merger or another transaction approved by our board of directors in which our members will receive cash or shares of a publicly traded company.

In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for our members. In making a determination of what type of liquidity event is in the best interest of our members, our board of directors, including our independent directors, may consider a variety of criteria, including, but not limited to, market conditions, portfolio diversification, portfolio performance, our financial condition, potential access to capital as a listed company, market conditions for the sale of our assets or listing of our shares, internal management requirements to become a perpetual life company and the potential for member liquidity. If our shares are listed, we cannot assure you a public trading market will develop. Since a portion of the offering price from the sale of shares in this offering will be used to pay expenses and fees, the full offering price paid by members will not be invested in our target assets. As a result, even if we do complete a liquidity event, you may not receive a return of all of your invested capital.

We established the offering price for our shares on an arbitrary basis, and the offering price may not accurately reflect the value of our assets.

The price of our shares was established on an arbitrary basis and is not based on the amount or nature of our assets or our book value. This price may not be indicative of the price at which shares would trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that a member would receive if we were liquidated or dissolved or of the value of our portfolio at the time you purchase shares.

Moreover, if our net asset value increases above our net proceeds per share as stated in this prospectus, we will sell our shares at a higher price as necessary to ensure that shares are not sold at a net price, after deduction of selling commissions, dealer manager fees, and organization and offering expenses, that is below our net asset value per share. Also we will file a supplement to the prospectus with the SEC, or amend our registration statement if our net asset value per share: (1) declines more than 5% below our current net offering price or (2) increases to an amount that is greater than the net proceeds per share as stated in the prospectus. Therefore, the net proceeds per share, net of all selling commissions, dealer manager fees, and organization and offering expenses, from a new investor may be in excess of the then current net asset value per share.

Because the dealer manager is an affiliate of GCM, you will not have the benefit of an independent review of the prospectus or us customarily performed in underwritten offerings.

The dealer manager, SC Distributors, LLC, is an affiliate of GCM, and will not make an independent review of us or the offering. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker. In addition, we do not, and do not expect to, have research analysts reviewing our performance or our securities on an ongoing basis. Therefore, you will not have an independent review of our performance and the value of our shares relative to publicly traded companies.

Our dealer manager has limited experience in public offerings, which may affect the amount of funds it raises in this offering and our ability to achieve our investment objectives.

Our dealer manager, SC Distributors, LLC, was formed in March 2009 and has limited experience conducting any other public offerings such as this. This lack of experience may affect the way in which our dealer manager conducts this offering. In addition, because this is a “best efforts” offering, we may not raise proceeds in this offering sufficient to meet our investment objectives.

The success of this offering, and correspondingly our ability to implement our business strategy, is dependent upon the ability of our dealer manager to establish and maintain a network of licensed securities brokers-dealers and other agents. SC Distributors, LLC will serve as the dealer manager in this offering. There is therefore no assurance that it will be able to sell a sufficient number of shares to allow us to have adequate funds to purchase a diversified portfolio of investments. If the dealer manager fails to perform, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. As a result, we may be unable to achieve our investment objectives, and you could lose some or all of the value of your investment.

We may be unable to invest a significant portion of the net proceeds of this offering on acceptable terms in the timeframe contemplated by this prospectus.

Delays in investing the net proceeds of this offering may impair our performance. We cannot assure you that we will be able to identify any investment opportunities that meet our investment objectives or that any investment that we make will produce a positive return. We may be unable to invest the net proceeds of this offering on acceptable terms within the time period that we anticipate or at all, which could harm our financial condition and operating results.

During the period after the minimum offering requirement is met and before we have raised sufficient funds to invest the proceeds of this offering in securities and/or projects meeting our investment objectives and providing sufficient diversification of our portfolio, we will invest the net proceeds of this offering primarily in cash, cash equivalents, U.S. government securities, repurchase agreements and high-quality debt instruments maturing in one year or less from the time of investment, which may produce returns that are significantly lower than the returns which we expect to achieve when our portfolio is fully invested in securities meeting our investment objectives. As a result, any distributions that we pay during this period may be substantially lower than the distributions that we may be able to pay when our portfolio is fully invested.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Our LLC Agreement authorizes us to issue 400,000,000 shares. Pursuant to our LLC Agreement, a majority of our entire board of directors may amend our LLC Agreement from time to time to increase or decrease the aggregate number of authorized shares or the number of authorized shares of any class or series without member approval. After your purchase in this offering, our board of directors may elect to sell additional shares in this or future public offerings, issue equity interests in private offerings or issue share-based awards to our independent directors, GCM and/or employees of GCM. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

You will experience substantial dilution in the net tangible book value of your shares equal to the offering costs associated with your shares.

If you purchase our shares in this offering, you will incur immediate dilution, which will be substantial, equal to the costs of the offering associated with your shares. This means that the investors who purchase shares will pay a price per share that substantially exceeds the per share value of our assets after subtracting our liabilities. The costs of this offering are currently unknown and cannot be precisely estimated at this time.

Anti-takeover provisions in our LLC Agreement could inhibit a change in control.

Provisions in our LLC Agreement may make it more difficult and expensive for a third party to acquire control of us, even if a change of control would be beneficial to our shares. Under our LLC Agreement, which will be in effect at the commencement of this offering, our shares have only limited voting rights on matters affecting our business and therefore have limited ability to influence management’s decisions regarding our business. In addition, our LLC Agreement contains a number of provisions that could make it more difficult for a third party to acquire, or may discourage a third party from acquiring control of our company. These provisions include:

•	restrictions on our ability to enter into certain transactions with major holders of our shares modeled on the limitation contained in Section 203 of the Delaware General Corporation Law, or the DGCL;

•	allowing only the company’s board of directors to fill vacancies, including newly created directorships;

•	requiring that directors may be removed, with or without cause, only by a vote of at least two-thirds of the issued and outstanding shares;

•	requiring advance notice for nominations of candidates for election to our board of directors or for proposing matters that can be acted upon by holders of our shares at a meeting of members;

•	our ability to issue additional securities, including securities that may have preferences or are otherwise senior in priority to our shares; and

•	limitations on the ability of holders of our shares to call special meetings of holders of our shares.

Moreover, in general, each holder of our shares is entitled to a number of votes equal to the number of shares held. However, if at any time any person or group (other than GCM and its affiliates, or a direct or subsequently approved transferee of our GCM or its affiliates) acquires, in the aggregate, beneficial ownership of 9.8% or more of any class of our shares then outstanding, that person or group will lose voting rights on all of its shares and the shares may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of members, calculating required votes, determining the presence of a quorum or for other similar purposes. However, our board of directors may, in its sole discretion, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular person or group. These provisions may have the effect of inhibiting a third party from making an acquisition proposal of us or of delaying, deferring or preventing a change in control of us under the circumstances that otherwise could provide our members with the opportunity to realize a premium over the then current NAV of our shares.

Risks Related to Tax

Members may realize taxable income without cash distributions, and may have to use funds from other sources to fund tax liabilities.

Because we will be taxed as a partnership for U.S. federal income tax purposes, members may realize taxable income in excess of cash distributions by us. There can be no assurance that we will pay distributions at a specific rate or at all. As a result, members may have to use funds from other sources to pay their tax liability.

The U.S. Internal Revenue Service ("IRS") could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the shares if the IRS does not accept the assumptions or conventions utilized by us.

U.S. federal income tax rules applicable to partnerships are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. We apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to members in a manner that reflects members’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Internal Revenue Code or the Treasury regulations promulgated thereunder and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to investors.

If we were to become taxable as a corporation for U.S. federal income tax purposes, we would be required to pay income tax at corporate rates on our net income and distributions by us to members would constitute dividend income taxable to such members, to the extent of our earnings and profits.

We have received the opinion of Clifford Chance US LLP to the effect that, although the matter is not free from doubt due to the lack of clear guidance and direct authority, our proposed method of operation, as described in this prospectus and as represented by us to Clifford Chance US LLP, will permit us to not be classified for U.S. federal income tax purposes as an association or a publicly traded partnership taxable as a corporation.

Members should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. It must be emphasized that the opinion of Clifford Chance US LLP is based on various assumptions relating to our organization, operation, assets and activities, and that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our LLC Agreement and this prospectus, and is conditioned upon factual representations and covenants made by us, and our board of directors regarding our organization, operation, assets, activities, and conduct of our operations, and assumes that such representations and covenants are accurate and complete. Such representations include, as discussed further below, representations to the effect that we will meet the “qualifying income exception”.

While it is expected that we will operate so that we will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities we are undertaking and the possibility of future changes in its circumstances, it is possible that we will not so qualify for any particular year. Clifford Chance US LLP has no obligation to advise us or our members of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Our taxation as a partnership will depend on our ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception”, the compliance with which will not be reviewed by Clifford Chance US LLP. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the qualifying income exception.

If, for any reason we become taxable as a corporation for U.S. federal income tax purposes, our items of income and deduction would not pass through to our members and our members would be treated for U.S. federal income tax purposes as stockholders in a corporation. We would be required to pay income tax at corporate rates on our net income. Distributions by us to members would constitute dividend income taxable to such members, to the extent of our earnings and profits, and the payment of these distributions would not be deductible by us. These consequences would have a material adverse effect on us, our members and the value of the shares.

See “Federal Income Tax Consequences”.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects, revenues, income and capital spending. We generally identify forward-looking statements with the words “believe,” “intend,” “expect,” “seek,” “may,” “will,” “should,” “would,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project” or their negatives, and other similar expressions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements.

These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. The forward-looking statements contained in this prospectus are largely based on our expectations, which reflect many estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors and it is impossible for us to anticipate all factors that could affect our actual results. In addition, our advisor’s assumptions about future events may prove to be inaccurate. We caution all readers that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will prove correct or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the numerous risks and uncertainties as described under “Risk Factors” and elsewhere in this prospectus. All forward-looking statements are based upon information available to us on the date of this prospectus. We undertake no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law. You are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. The risks, contingencies and uncertainties associated with our forward-looking statements relate to, among other matters, the following:

•	changes in the economy;

•	the ability to complete the renewable energy projects in which we invest;

•

our relationships with project developers, lawyers, investment and commercial banks, individual and institutional investors, consultants, diligence specialists, EPC companies, contractors, renewable energy technology manufacturers (such as panel manufacturers), solar insurance specialists, component manufacturers, software providers and other industry participants in the renewable energy, capital markets and project finance sectors;

•	fluctuations in supply, demand, prices and other conditions for electricity, other commodities and RECs;

•

public response to and changes in the local, state and federal regulatory framework affecting renewable energy projects, including the potential expiration or extension of the PTC, ITC and the related U.S. Treasury grants and potential reductions in RPS requirements;

•	competition from other energy developers;

•	the worldwide demand for electricity and the market for renewable energy;

•	the ability or inability of conventional fossil fuel-based generation technologies to meet the worldwide demand for electricity;

•	our competitive position and our expectation regarding key competitive factors;

•	risks associated with our hedging strategies;

•	potential environmental liabilities and the cost of compliance with applicable environmental laws and regulations, which may be material;

•	our electrical production projections (including assumptions of curtailment and facility availability) for our renewable energy projects;

•	our ability to operate our business efficiently, manage costs (including general and administrative expenses) effectively and generate cash flow;

•	availability of suitable renewable energy resources and other weather conditions that affect our electricity production;

•	the effects of litigation, including administrative and other proceedings or investigations relating to our renewable energy projects;

•	non-payment by customers and enforcement of certain contractual provisions;

•	risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; and

•	future changes in laws or regulations and conditions in our operating areas.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to our structure, our management, our business and an offering of this type. See “Prospectus Summary” and the remainder of this prospectus for more detailed information about our structure, our business, and this offering.

Q:	Who will choose which investments to make?

A:    Under the terms of our advisory agreement, GCM, our advisor, undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives, as determined by our board of directors. All investment decisions made by GCM will require the approval of its investment committee. Our board of directors, including a majority of our independent directors, oversees and monitors our investment performance.

Q:	What is the experience of GCM?

A:    Our investment activities will be managed by GCM, which oversees the management of our activities and day-to-day management of our investment operations. Greenbacker Capital Management is a newly formed private firm that intends to register as an investment adviser under the Advisers Act. GCM has an experienced management team and business development personnel, with significant experience in building successful businesses in the financial services sector. GCM’s executive team has broad experience across technology and capital markets, with particular expertise in structuring, financing, and advisory for institutional partners. In previous roles, GCM’s principals have established a track record of building private companies and bringing them to a successful exit. GCM’s senior management team also has a long track record and broad experience in acquiring, operating and managing income-generating renewable energy and energy efficiency projects and other energy-related businesses as well as financing the construction and/or operation of these projects and businesses.

Q:	How does a “best efforts” offering work?

A:    When securities are offered to the public on a “best efforts” basis, this means that the dealer manager is only required to use its best efforts to sell the offered securities. In this offering, the dealer manager does not have a firm commitment or obligation to purchase any of the shares we are offering.

Q:	How long will this offering last?

A:    This is a continuous offering of our shares as permitted by the federal securities laws. We may sell our shares in this offering until                 , which is two years from the date of this prospectus; however, we may decide to extend this offering, which may be for up to an additional 18 months. Specifically, pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, we may file for an extension beyond the initial two year offering period for an additional 18 months by filing a new registration statement with the SEC, which would be declared automatically effective upon filing in accordance with Rule 415. Rule 415, however, generally limits offerings of this type to an aggregate period of three years. In some states, we will need to renew our registration annually in order to continue offering our shares beyond the initial registration period. Your ability to purchase shares and submit shares for repurchase will not be effected by the expiration of this offering and the commencement of a new one.

Q:	What happens if you do not raise a minimum of $2.0 million in this offering?

A:    We will not sell any shares unless we sell a minimum of $2.0 million in shares by                 , 2014, which is one year from the date of this prospectus. Purchases by our directors, officers and any affiliates of us or GCM (other than GCM’s initial contribution to us) will count toward meeting this minimum threshold. Pending satisfaction of this minimum offering requirement, all subscription payments will be promptly deposited in an interest bearing account held by the escrow agent, UMB Bank, in trust for our subscribers’ benefit, pending release to us. If we do not satisfy the minimum offering requirement within one year from the date of this prospectus, we will arrange for our escrow agent to promptly return all funds in the escrow account (including interest), and we will stop offering shares. We will not receive any fees or expenses out of any funds returned to investors. If we meet the minimum offering amount, the proceeds held in escrow, plus interest, will be released to us. See “Plan of Distribution.”

Q:	Will I receive a certificate for my shares?

A:    No. Our board of directors has authorized the issuance of shares of our limited liability company interest without certificates. We expect that we will not issue shares in certificated form, although we may decide to issue certificates at such time, if ever, as we list our shares on a national securities exchange. We anticipate that all shares will be issued in book-entry form only. The use of book-entry registration protects against loss, theft or destruction of share certificates and reduces the offering costs.

Q:	Who can buy shares in this offering?

A:    In general, you may buy shares pursuant to this prospectus if you have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. See “Suitability Standards.”

Our affiliates may also purchase shares. The selling commissions that are payable by other investors in this offering will be waived for purchases by our affiliates. The purchase of shares by our affiliates (other than GCM’s initial contribution to us) will count toward satisfying our minimum offering requirement.

Q:	How do I subscribe for shares?

A:    If you meet the suitability standards and choose to purchase shares in this offering, you should proceed as follows:

•	Read this entire prospectus and all appendices and supplements accompanying this prospectus.

•

Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix A. By signing the subscription agreement, you will be making the representations and warranties contained in the subscription agreement and you will be bound by all of the terms of the subscription agreement and of our LLC Agreement.

•

Deliver a check for the full purchase price of the shares being subscribed for along with the completed subscription agreement to the selected broker-dealer. You should make your check payable to “UMB Bank, N.A., as escrow agent for Greenbacker Renewable Energy Company LLC.” After you have satisfied the applicable minimum purchase requirement, additional purchases must be in amounts of at least $500, except for purchases made pursuant to our distribution reinvestment plan.

•

By executing the subscription agreement and paying the total purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 10 business days of receipt of each completed subscription agreement by us and, if rejected, all funds will be returned to subscribers with interest and without deduction for any expenses within ten business days from the date the subscription is rejected. Investors will not be allowed to withdraw their subscription agreements between the time of submission and the time of our acceptance of such subscription agreement. We expect to close on subscriptions received and accepted by us on a semi-monthly basis on the 15th and last day of every month or, in each case, if such date is not a business day, the next business day. We are not permitted to accept a subscription for shares until at least five business days after the date you receive the final prospectus.

Q:	Is there any minimum initial investment required?

A:    Yes. To purchase shares in this offering, you must make an initial purchase of at least $2,000. Once you have satisfied the minimum initial purchase requirement, any additional purchases of our shares in this offering must be in amounts of at least $500, except for additional purchases pursuant to our distribution reinvestment plan. See “Plan of Distribution.”

Q:	Can I invest through my IRA, SEP or after-tax deferred account?

A:    Yes, subject to the suitability standards. An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee. Please be aware that in purchasing shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by ERISA or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Internal Revenue Code. In addition, prior to purchasing shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. See “Suitability Standards” for more information.

Q:	How will the payment of fees and expenses affect my invested capital?

A:    The payment of fees and expenses will reduce the funds available to us for investments in our target assets as well as funds available for distribution to members. The payment of fees and expenses will also reduce the book value of your shares.

Q:	Will the distributions I receive be taxable?

A:    Non-liquidating distributions on the shares generally will not be taxable to a U.S. holder (as defined in “Federal Income Tax Consequences”), except to the extent that the cash the U.S. holder receives exceeds its adjusted tax basis in the shares. Cash distributions in excess of a U.S. holder’s adjusted tax basis in the shares generally will be treated as gain from the sale or exchange of the shares.

Q:	When will I get my detailed tax information?

A:    Because we will file a partnership return, tax information will be reported to investors on an IRS Schedule K-1 for each calendar year as soon as practicable after the end of each such year. Each K-1 provided to a holder of shares will set forth the holder’s share of our items of income, gain, deduction, loss and credit for such year in a manner sufficient for a U.S. holder to complete its tax return with respect to its investment in the shares.

Q:	Are there any restrictions on the transfer of shares?

A:    Subject to the restrictions in our LLC Agreement, our shares will be freely transferable, except where their transfer is restricted by federal and state tax laws, securities laws or by contract.

Q:	Who can help answer my questions?

A:    If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or the dealer manager at:

SC Distributors, LLC

610 Newport Center Drive, Suite 350

Newport Beach, California 92660

ESTIMATED USE OF PROCEEDS

We intend to use substantially all of the net proceeds from this offering to acquire and manage income-generating renewable energy and energy efficiency projects and other energy-related businesses as well as finance the construction and/or operation of these projects and businesses, in accordance with our investment objectives and using the strategies described in this prospectus. The remainder of the net proceeds will be used for working capital and general corporate purposes. There can be no assurance we will be able to sell all the shares we are registering. If we sell only a portion of the shares we are registering, we may be unable to achieve our investment objectives.

The following table sets forth our estimates concerning how we intend to use the gross proceeds from this offering. Information is provided assuming (1) the sale of the minimum number of shares required to meet our minimum gross offering proceeds requirement of $2.0 million offering requirement, (2) the sale of the maximum number of shares registered in this offering, or 50,000,000 shares, (3) we incur no leverage, and (4) a $10.00 per share offering price. We will not pay selling commissions or a dealer manager fee on shares sold under our distribution reinvestment plan and we will not use offering proceeds to pay administrative expenses on the plan.

Because amounts in the following table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

	Minimum Offering		Maximum Offering
	Amount	%	Amount	%
Gross Offering Proceeds	$2,000,000	100.0%	$500,000,000	100.0%
Less:
Selling Commissions(1)	$140,000	7.0%	$35,000,000	7.0%
Dealer Manager Fee(2)	$55,000	2.75%	$13,750,000	2.75%
Organization and Offering Expenses(3)	$100,500	5.25%	$7,500,000	1.5%
Net Proceeds/Amount Available for Investments(4)	$1,704,500	85.225%	$433,750,000	88.75%

(1)

We will generally pay selling commissions in connection with the offering of $0.70 per share sold, equivalent to seven percent of the $10.00 offering price. Sales that qualify for volume discounts and net of commission sales to certain categories of purchasers will reduce the aggregate overall selling commissions. See “Plan of Distribution” for a description of volume discounts.

(2)

We will pay a dealer manager fee of up to $0.275 per share sold, equivalent to two and three-quarters percent of the $10.00 offering price to SC Distributors. A portion of this fee may be re-allowed to any selected dealer that enters into an addendum to the selected dealer agreement with SC Distributors. See “Plan of Distribution.”

(3)

Organization and offering expenses represent all expenses (other than selling commissions and the dealer manager fee) incurred in connection with our qualification and registration of our shares, including registration fees paid to the SEC, FINRA, and state regulatory authorities, issuer legal expenses, advertising, sales literature, fulfillment, escrow agent, transfer agent, personnel costs associated with preparing the registration and offering of our shares and reimbursements to the dealer manager and selected dealers for reasonable bona fide due diligence expenses incurred, which are supported by a detailed and itemized invoice. Amounts of certain of the “Organization and Offering Expenses” are not determinable at this time. We also will pay a $25.00 fee per subscription agreement to Strategic Capital for reviewing and processing subscription agreements. The total underwriting compensation in connection with this offering, including selling commissions and the dealer manager fee cannot exceed the limitations prescribed by FINRA. Organization and offering expenses, in an amount up to 0.25% of the offering proceeds, assuming total selling commissions and dealer manager fees of 9.75%, may be used for underwriting compensation. The total organization and offering expenses shall be reasonable and shall in no event exceed an amount equal to 15% of the gross proceeds of this offering and our distribution reinvestment plan. While we will target an offering expense ratio of 1.5%, it may be up to 5.025%. If organization and offering expenses exceed 5.025% of the gross offering proceeds, the excess will be paid by GCM with no recourse to us. See “Compensation of the Advisor.”

(4)	Prior to any payment of base management fees and Incentive Distributions.

PLAN OF DISTRIBUTION

The Offering

This is a continuous offering of our shares as permitted by the federal securities laws. We intend to file post-effective amendments to the registration statement of which this prospectus is a part, that will be subject to SEC review, to allow us to continue this offering for at least two years from the date of this prospectus; however, we may decide to extend this offering, which may be for up to an additional 18 months. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not annually renewed or otherwise extended. The dealer manager is not required to sell any specific number or dollar amount of shares but will use its "best efforts" to sell the shares offered. We will not sell any shares unless we raise gross offering proceeds of $2.0 million, all of which must be from persons who are not affiliated with us or our advisor, by one year from the date of this prospectus. Pending our satisfaction of the minimum offering requirement, all subscription payments will be placed in an account held by the escrow agent, UMB Bank, in trust for our subscribers' benefit, pending release to us. If we do not raise gross offering proceeds of $2.0 million by one year from the date of this prospectus, we will promptly return all funds in the escrow account (including interest), and we will stop offering shares. We will not deduct any fees or expenses if we return funds from the escrow account. Upon satisfying the minimum offering requirement, funds will be released from escrow to us within approximately 30 days and investors with subscription funds held in the escrow will be admitted as members as soon as practicable, but in no event later than 15 days after such release. The dealer manager will notify the network of selected broker-dealers once the minimum offering requirement has been attained. The selected broker-dealers will, in turn, notify the registered representatives who obtain subscription documents from investors. We reserve the right to terminate this offering at any time prior to the stated termination date.

The dates on which we will accept subscriptions will be the 15th and last day of every month or, in each case, if such date is not a business day, the next business day. Shares issued pursuant to our distribution reinvestment plan typically will be issued on the same date that we hold our first of two semi-monthly closings. In addition, in months in which we repurchase shares, we expect to conduct repurchases on the same date that we hold our first of two semi-monthly closings for the sale of shares in this offering.

Subsequent to satisfying the minimum offering requirement, we will sell our shares on a continuous basis at semi-monthly closings at an initial offering price of $10.00 per share; however, to the extent that our net asset value increases, we will sell at a price necessary to ensure that shares are not sold at a price per share, after deduction of selling commissions, dealer manager fees, and organization and offering expenses, that is below our net asset value per share. In the event of a material decline in our net asset value per share, which we consider to be a 5% decrease below our current net offering price, and subject to certain conditions, we will reduce our offering price accordingly. Promptly following any such adjustment to the offering price per share, we will file a prospectus supplement with the SEC disclosing the adjusted offering price, and we will also post the updated information on our website at www.greenbackerrenewableenergy.com.

A decline in our net asset value per share to an amount more than 5% below our current net offering price, creates a rebuttable presumption that there has been a material change in the value of our assets such that a reduction in the offering price per share is warranted. This presumption may only be rebutted if our board of directors, in consultation with our advisor and officers, reasonably and in good faith determines that the decline in net asset value per share is the result of a temporary movement in the credit markets or the value of our assets, rather than a more fundamental shift in the valuation of our portfolio. In the event that (1) net asset value per share decreases to more than 5% below our current net offering price and (2) our board of directors believes that such decrease in the net asset value per share is the result of a non-temporary movement in the credit markets or the value of our assets, our board of directors will undertake to establish a new net offering price that is not more than 5% above our net asset value per share. If our board of directors determines that the decline in our net asset value per share is the result of a temporary movement in the credit markets or the value of our assets, investors will purchase shares at a net offering price per share, which represents a premium to the net asset value per share of greater than 5%.

To purchase shares in this offering, you must complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific dollar amount and pay such amount at the time of subscription. The initial minimum permitted purchase is $2,000. Additional purchases must be made in amounts of at least $500, except for purchases made pursuant to our distribution reinvestment plan. Prior to our satisfaction of the minimum offering requirement, you should make your check payable to “UMB Bank, N.A., as escrow agent for Greenbacker Renewable Energy Company LLC.” Subsequent to our satisfaction of the minimum offering requirement, you should make your check payable to “Greenbacker Renewable Energy Company LLC.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Pending acceptance of your subscription, proceeds will be deposited into an account for your benefit. Subscriptions received prior to our satisfying the minimum offering requirement will be deposited into an interest-bearing account.

This is a “best-efforts,” as opposed to a “firm commitment” offering. This means that the dealer manager is not obligated to purchase any shares, but has only agreed to use its “best efforts” to sell the shares to investors. Subject to the minimum offering requirement set forth above, we may sell our shares in the offering until , which is two years from the date of this prospectus. However, our board of directors may decide to extend the offering an additional year. If we extend the offering for an additional year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of the effective date of this offering or the effective date of the subsequent registration statement. If we decide to extend this offering beyond                     , 2014, we will provide that information in a prospectus supplement. If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our shares. Our board of directors may terminate this offering at any time prior to the termination date. This offering must be registered in every state in which we offer or sell shares. In some states, we will need to renew our registration annually in order to continue offering our shares beyond the initial registration period.

An investor may purchase shares in the offering five business days after receipt of a final prospectus related to the offering. The minimum order is $2,000. The initial offering price of $10.00 per share is based solely upon the amount of funds we wish to raise, divided by the number of shares we have deemed appropriate for investor liquidity and marketability of the shares, rather than upon an appraisal of our assets or expected earnings. The initial offering price of our shares was established on an arbitrary basis and is not based on the amount or nature of our assets or our book value. This price may not be indicative of the price at which shares would trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that an investor would receive if we were liquidated or dissolved or of the value of our portfolio at the time you purchase shares.

We have adopted a distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions from us reinvested in additional shares. We reserve the right to reallocate the shares we are offering between this offering and our distribution reinvestment plan. During this offering and until the first quarterly valuation of our assets is undertaken, the purchase price for shares under our distribution reinvestment plan will be $9.50 per share. We expect to calculate our first quarterly valuation of our assets in connection with the filing of our first Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever occurs first. Subsequent to the time that we begin to receive quarterly valuations, your distribution amount will purchase shares at the price equal to 95% of the most recently published net asset value per share of our shares on the distribution date. Net asset value is determined in accordance with procedures determined by our board of directors. See “Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies And Use of Estimates—Valuation of Investments” and “Distribution Reinvestment Plan.”

Although we will offer shares on a continuous basis, we expect to accept subscriptions at semi-monthly closings in which we admit new members. We reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected by us within 10 business days of receipt by us and, if rejected, all funds will be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. Shares purchased pursuant to our distribution reinvestment plan will be issued on the same date that we hold our semi-monthly closing, one business day following the date a distribution is payable. In addition, in quarters in which we repurchase shares, we expect to conduct repurchases on the last day of the quarter or, if such date is not a business day, the next business day.

About the Dealer Manager

Our dealer manager is SC Distributors, which is an affiliate of Strategic Capital Advisory Services, LLC and a member of FINRA and the SIPC. The dealer manager is headquartered at 610 Newport Center Drive, Suite 350, Newport Beach, CA 92660. Our dealer manager will act as a distributor of shares offered by this prospectus.

Subject to certain reductions described below, our dealer manager will receive selling commissions of up to 7.0% of the gross proceeds of shares sold in the offering. The dealer manager will also receive a dealer manager fee of up to 2.75% of the gross offering proceeds. Underwriting compensation includes selling commissions, marketing support fees, wholesaling compensation and expense reimbursements, expenses relating to sales seminars and sales incentives. Assuming a selling commission of 7.00% and a dealer manager fee of 2.75%, the dealer manager may receive underwriting compensation of up to 0.25% of the gross offering proceeds from other sources, including from organization and offering expenses. In the event the aggregate selling commissions and dealer manager fees are less than 9.75% of the gross offering proceeds, the dealer manager may receive underwriting compensation of more than 0.25% of the gross offering proceeds from other sources, including from other organization and offering expenses. In no event will aggregate underwriting compensation paid exceed 10.0% of gross proceeds of our offering at the termination of the offering.

Pursuant to a joint venture agreement and its ownership in GCM, Strategic Capital is entitled to receive distributions for formation services and distributions equal to 25% of the gross cash proceeds received by GCM from the management and incentive fees payable by us to GCM under the advisory agreement. Strategic Capital will provide certain non-investment advisory services to, and on behalf of, GCM. In addition, Strategic Capital’s limited voting interest in GCM entitles it to 25% of the net proceeds received in connection with the sale or other strategic transaction involving GCM. These distributions are for bona fide services performed by Strategic Capital for GCM in accordance with its ownership percentage and is not underwriting compensation.

Our dealer manager will engage non-affiliated, third-party participating broker-dealers in connection with the offering of shares. As used in this prospectus, the term participating broker-dealers includes the dealer manager and other members of FINRA. In connection with the sale of shares by participating broker-dealers, our dealer manager will reallow to such participating broker-dealers all of its selling commissions attributable to such participating broker-dealers’ respective sales. The dealer manager may reallow any portion of the dealer manager fees for each share sold by a participating broker-dealer. See “—Other Discounts” and “—Volume Discounts” below for a description of the circumstances under which a selling commission and/or dealer manager fee may be reduced or eliminated in connection with certain purchases. We will also reimburse the dealer manager for bona fide out-of-pocket due diligence expenses that are incurred by the dealer manager and/or participating broker-dealers, provided that such expenses are detailed on itemized invoices.

In addition, we and, to a lesser extent, our affiliates may reimburse our dealer manager and its associated persons and affiliates for other expenses incurred, including expenses related to bona fide training and education meetings, sales seminars, wholesaling activities and legal expenses. Amounts paid by us to our dealer manager may be paid by our dealer manager to any participating broker-dealers. We may also reimburse the participating broker-dealers for certain expenses incurred in connection with this offering. Expenses that we may pay to participating broker-dealers, or those expenses our dealer manager reallows to participating broker-dealers, are subject to reimbursement for reasonable out-of-pocket expenses incurred and supported by a detailed and itemized invoice or similar statement from the participating broker-dealer that demonstrates the actual expenses incurred and include reimbursements for costs and expenses related to investor and broker-dealer sales and training meetings, broker-dealer training and education meetings for such meetings conducted by us, our dealer manager or participating broker-dealers and including costs of technology associated with the offering and other costs and expenses related to such technology costs.

Compensation of the Dealer Manager and Selected Broker-Dealers

SC Distributors, LLC will serve as our dealer manager in this offering. The dealer manager is not obligated to purchase any shares, but has only agreed to use its "best efforts" to sell the shares to investors. The dealer manager does not intend to be a market maker and so will not execute trades for selling members.

Except as provided below, we will pay our dealer manager selling commissions of 7% of the gross offering proceeds for shares sold in this offering. We also will pay to our dealer manager a dealer manager fee in the amount of 2.75% of the gross offering proceeds as compensation for acting as the dealer manager and for reimbursement of expenses incurred in connection with marketing our shares and due diligence expenses. We will not pay selling commissions or a dealer manager fee for shares sold pursuant to the distribution reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. SC Distributors will re-allow all of the 7% selling commissions to other participating broker-dealers that are members of FINRA, which we refer to as selected broker-dealers.

In addition, the dealer manager may re-allow to each of the selected broker-dealers a portion of the 2.75% dealer manager fee earned on the proceeds raised by the selected broker-dealer as a marketing fee based upon a number of factors, including the selected broker-dealer's level of marketing support, level of due diligence review and the likelihood of success of its sales efforts, each as compared to those of the other selected broker-dealers. The dealer manager may also receive other organization and offering expenses that would be underwriting compensation. We, or our affiliates, may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers. The value of any non-cash compensation that are gifts may not exceed an aggregate of $100 per sales person, per year in accordance with FINRA regulations. In the event other incentives are provided to registered representatives of the dealer manager or the participating broker-dealers, those incentives will be paid only in cash, and such payments will be made only to the dealer manager, not to participating broker-dealers or to their registered representatives. This offering is being made in compliance with Conduct Rule 2310 of FINRA. In no event will the compensation to be paid to FINRA members in connection with this offering exceed 10% of the gross proceeds of this offering.

To the extent permitted under applicable law and our organizational documents, we have agreed to indemnify the dealer manager, participating broker-dealers, and selected registered investment advisors against certain liabilities arising under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement.

The dealer manager and/or participating broker-dealers are required to deliver a copy of the prospectus to each potential investor. We may make this prospectus, our subscription agreement, certain offering documents, administrative and transfer forms, as well as certain marketing materials, available electronically to the dealer manager and participating broker-dealers as an alternative to paper copies when possible. If the dealer manager or a participating broker-dealer chooses to offer electronic delivery of these documents to an investor, it will comply with all applicable requirements of the SEC and FINRA and any laws or regulations related to the electronic delivery of documents.

Share Distribution Channels

We expect our dealer manager to use multiple distribution channels to sell our shares. These channels may have different selling commissions, and consequently, a different purchase price for the shares.

Our dealer manager is expected to engage participating broker-dealers in connection with the sale of the shares of this offering in accordance with participating broker-dealer agreements. No participating broker-dealers have entered into a participating broker-dealer agreement related to this offering prior to the effective date of our registration statement. Except as otherwise described, selling commissions and dealer manager fees will be paid by us to our dealer manager in connection with such sales.

We may pay reduced selling commissions to our dealer manager in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their participating broker-dealers that no selling commissions will be payable with respect to the purchase of their shares: (1) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (2) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the selling commissions payable in connection with such transaction. Neither our dealer manager nor its affiliates are expected to directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor to induce such investment advisor or bank trust department to advise favorably for an investment in shares.

We also expect to deliver our shares through independent investment advisors (affiliated with registered broker-dealers) and through banks and other entities exempt from broker-dealer registration and acting as trustees or fiduciaries.

Subject to compliance with applicable regulations, we may sell shares directly to certain institutional investors in negotiated transactions in which no party is acting as an underwriter, dealer or agent. We will determine the per share price through negotiations with these institutional investors.

If an investor purchases shares in this offering net of commissions through a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice and if in connection with such purchase the investor must also pay a broker-dealer for custodial or other services relating to holding the shares in the investor’s account, we will reduce the aggregate purchase price of the investor’s shares by the amount of the annual custodial or other fees paid to the broker-dealer in an amount up to $250. Each investor will receive only one reduction in purchase price for such fees and this reduction in the purchase price of our shares is only available for the investor’s initial investment in our shares. The investor may request the “Request for Broker-Dealer Custodial Fee Reimbursement Form” from his or her advisor and must include this form with his or her subscription agreement to have the purchase price of the investor’s initial investment in shares reduced by the amount of his or her annual custodial fee.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the selected broker-dealers, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, a gift certificate (provided it cannot be redeemed for cash) or tickets to a sporting event. In no event shall such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering.

We have agreed to indemnify the selected broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

We will not pay selling commissions in connection with the following special sales:

•

the sale of shares in connection with the performance of services to our officers and directors, our advisor, affiliates of our advisor, the dealer manager and their respective officers, and employees and their affiliates;

•	the purchase of shares under the distribution reinvestment plan;

•

the sale of our shares to one or more soliciting dealers and to their respective officers and employees and some of their respective affiliates who, if approved by our board of directors, request and are entitled to purchase shares net of selling commissions; and

•	the shares credited to an investor as a result of a volume discount.

It is illegal for us to pay or award any commissions or other compensation to any person engaged by our prospective investors for investment advice as an inducement to such advisor to advise such investors to purchase our shares; however, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of our shares.

Other Discounts

Our dealer manager has agreed to sell up to 5.0% of the shares offered in this offering to persons to be identified by us at a discount from the public offering price. We will sell shares in this “friends and family” program at $9.30 per share, reflecting the fact that selling commissions will be waived in the amount of $0.70 per share and will not be payable in connection with such sales. Further, in the sole discretion of SC Distributors, LLC, the dealer manager fee payable to it in connection with such sales may be waived in full or in part, resulting in a fee of less than $0.275 per share. We intend to use the friends and family program to sell shares to certain investors identified by us, including investors who have a prior business relationship with our advisor and its affiliates, such as joint venture partners, consultants and other service providers, as well as our directors and officers and the officers, directors and employees of our advisor and their family members (including spouses, parents, grandparents, children, siblings, mother- or father- in laws, son or daughter-in-laws and brother-or sister-in laws) or other affiliates. We also may sell shares to selected broker-dealers, their retirement plans and their representatives and family members, IRAs and qualified plans of their representatives. The net proceeds to us from the sale of shares to persons identified by us pursuant to the friends and family program will be substantially the same as the net proceeds we receive from other sales of shares. Proceeds received from sales of shares in this “friends and family” program to persons who are not affiliated with us or our advisor will be included in the calculation of the $2.0 million of gross offering proceeds required to be raised in order to sell any shares.

Our officers, directors and other affiliates, as well as other investors, who purchase shares under the friends and family program, if any, will be expected to hold their shares purchased as members for investment and not with a view towards distribution. In addition, shares purchased by our advisor, Strategic Capital or their respective affiliates will not be entitled to vote on any matter presented to the members for a vote relating to the removal of our directors or our advisor, or any transaction between us and any of our directors or officers, our advisor or any of their respective affiliates. Moreover, GCM will not offer its shares for repurchase as long as GCM remains our advisor.

Volume Discounts

In connection with sales of shares for certain minimum aggregate purchase amounts to a “purchaser,” as defined below, certain volume discounts resulting in reductions in selling commissions and dealer manager fees payable with respect to such sales are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The net proceeds to us from sales of shares eligible for a volume discount will be the same as other sales of shares. The following table illustrates the various discount levels that will be offered to qualifying purchasers by participating broker-dealers for shares purchased in the primary offering:

Dollar Amount of Shares Purchased for a Single Purchaser	Selling Commissions	Dealer Manager Fee	Price Per Share to Investors (1)
up to $500,000	7.0%	2.75%	$10.00
$500,001 to $1,000,000	6.0%	2.75%	$9.90
$1,000,001 to $2,000,000	5.0%	2.75%	$9.80
$2,000,001 to $3,000,000	4.0%	2.75%	$9.70
$3,000,001 to $5,000,000	3.0%	2.35%	$9.56
$5,000,001 to $10,000,000	2.0%	2.35%	$9.46
$10,000,001 and above	1.0%	2.15%	$9.34

(1)	Assumes a $10.00 per share offering price. Discounts will be adjusted appropriately for changes in the offering price.

We will apply the reduced purchase price per share, selling commissions and, if applicable, dealer manager fees, set forth in the table above, to the entire purchase, not just the portion of the purchase falling within the indicated range. Thus, for example, a purchase of $1,485,000 of shares would result in a total purchase of 151,530.61 shares and selling commissions of $75,765. All selling commission and dealer manager fee rates are calculated assuming a $10.00 purchase price per share.

In connection with sales of shares sold through a registered investment advisor where no selling commission is paid, a purchaser may receive a volume discount of 0.40% of an aggregate purchase amount of $3,000,001 to $10,000,000 and of 0.60% of an aggregate purchase amount of $10,000,001 and above, resulting in a purchase price of $9.26 and $9.24, respectively. Thus, for example, a purchase of $4,000,000 through a registered investment advisor would result in a purchase of 431,965.44 shares, no selling commissions and a dealer manager fee of $101,512.

The net proceeds to us will not be affected by volume discounts. Because all investors will be paid the same distributions per share as other investors, an investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares, and must set forth the basis for such request and identify the orders to be combined. Any such request will be subject to verification by us and the dealer manager that all of such subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees' trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code;

•	all commingled trust funds maintained by a given bank; and

•	any person or entity, or persons or entities, acquiring shares that are clients of and are advised by a single investment adviser registered with the Advisers Act.

Orders also may be combined for the purpose of determining the commissions payable in the case of orders by any purchaser described in any category above who, within 90 days of its initial purchase of shares, orders additional shares. In this event, the commission payable with respect to the subsequent purchase of shares will equal the commission per share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously. Purchases subsequent to this 90-day period will not qualify to be combined for a volume discount as described herein.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Subscription Process

To purchase shares in this offering, you must complete and sign a subscription agreement, in the form attached to this prospectus as Appendix A, for a specific dollar amount equal to or greater than $2,000 and pay such amount at the time of subscription. By your signature and initials in Section 10 of the subscription agreement, you are indicating your desire to become a member and to be bound by all the terms of our LLC Agreement. You should pay for your shares by delivering a check for the full purchase price of the shares, payable to “UMB Bank, N.A., as escrow agent for Greenbacker Renewable Energy Company LLC.” You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely.

By executing the subscription agreement, you will attest, among other things, that you:

•	have received the final prospectus;

•	acknowledge that the investment is not liquid;

•	meet the minimum income and net worth standards described in this prospectus;

•	are purchasing the shares for your own account;

•	acknowledge that there is no public market for our shares; and

•	are in compliance with the USA PATRIOT Act and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to purchase our shares.

Until such time as subscription proceeds equal the minimum gross offering proceeds requirement of $2.0 million, all funds received by the escrow agent from the dealer manager and selected broker-dealers in connection with subscriptions will be promptly deposited in an interest bearing escrow account with the escrow agent, at our expense until these funds are released as described below. Payment for shares is to be sent to the escrow agent. Any purchases of shares by GCM, Strategic Capital, or their respective affiliates, any officers or directors of these entities, or any of our affiliates (other than GCM's initial contribution to us) will count for purposes of meeting our minimum offering requirement. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that can be readily sold, with appropriate safety of principal. Subscribers may not withdraw funds from the escrow account.

Once the minimum offering requirement is met, we intend to sell our shares on a continuous basis at a price of $10.00 per share. However, if our net asset value per share increases above our net proceeds per share as stated in this prospectus (calculated in accordance with the requirements of U.S. generally accepted accounting principles), we intend to supplement the prospectus, or file an amendment to the registration statement with the SEC, to sell our shares at a price necessary to ensure that our shares are not sold at a net price, after deduction of selling commissions (up to 7.0%), dealer manager fees (up to 2.75%), and organization and offering expenses, that is below our net asset value per share. In the event of a material decline in our net asset value per share, which we consider to be a 5% decrease below our current net offering price, and subject to certain conditions, we will reduce our offering price accordingly. Therefore, subscriptions for this offering shall be for a specific dollar amount rather than a specified quantity of shares. Except as discussed above, the public offering price of our shares will always include a provision for selling commissions and a dealer manager fee of up to 9.75%, computed as a percentage of the public offering price.

If subscriptions for at least the minimum offering requirement have not been received and accepted by                 , 2013, which is one year from the date of this prospectus, our escrow agent will promptly so notify us, this offering will be terminated and we will promptly return your funds and subscription agreement. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. In the event that we fail to meet the minimum offering requirement within one year from the date of this prospectus, such interest will be paid to subscribers, subject to withholding for taxes pursuant to applicable Treasury Regulations. We will bear all expenses of the escrow and, as such, any interest to be paid to any subscriber will not be reduced for such expense.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus. Upon satisfaction of the minimum offering requirement, subject to compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, of the Exchange Act, our dealer manager and/or the selected broker-dealers will promptly submit a subscriber's check on the business day following receipt of the subscriber's subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary, a subscriber's check will be promptly deposited in compliance with Rule 15c2-4 of the Exchange Act. The proceeds from your subscription will be deposited in a segregated escrow account and will be held in trust for your benefit, pending our acceptance of your subscription.

A sale of the shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest (unless we reject your subscription because we fail to achieve the minimum offering) or deduction, within ten business days after rejecting it. You will not be allowed to withdraw your subscription agreement between the time of submission and the time of our acceptance of such subscription agreement.

Any investor who purchases shares in this offering may elect to participate in our distribution reinvestment plan by making a written election to participate in such plan on his or her subscription agreement at the time he or she subscribes for shares.

We have adopted an “opt-in” distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions reinvested in additional shares. There will be no selling commissions, dealer manager fees or other sales charges to you if you elect to participate in the distribution reinvestment plan. We will pay the reinvestment agent’s fees under the plan.

Participation in the distribution reinvestment plan will commence with the next distribution paid after receipt of an investor’s written election to participate in the plan and to all other calendar months thereafter, provided such election is received at least 15 business days prior to the last day of the calendar month.

Any purchases of our stock pursuant to our distribution reinvestment plan are dependent on the continued registration of our securities or the availability of an exemption from registration in the recipient’s home state. Participants in our distribution reinvestment plan are free to elect or revoke reinstatement in the distribution plan within a reasonable time as specified in the plan. If you do not elect to participate in the plan you will automatically receive any distributions we declare in cash. For example, if our board of directors authorizes, and we declare, a cash distribution, then if you have “opted in” to our distribution reinvestment plan you will have your cash distributions reinvested in additional shares, rather than receiving the cash distributions.

Binding Effect of Our LLC Agreement on You

The representation in the subscription agreement that you have agreed to all the terms and conditions of our LLC Agreement is necessary because every member is bound by all of the terms and conditions of that agreement, notwithstanding the fact that members do not actually sign our LLC Agreement. Though you do not actually sign our LLC Agreement, your signature on the subscription agreement gives our advisor the power of attorney pursuant to which it obligates you to be bound by each of the terms and conditions of our LLC Agreement. If you become a member and later make claims against us, our advisor and/or the dealer-manager that you did not agree to be bound by all of the terms of our LLC Agreement and the subscription agreement, we, our advisor and/or the dealer-manager anticipate relying on your representation and on the power of attorney as evidence of your agreement to be bound by all of the terms of our LLC Agreement and the subscription agreement.

Investments by IRAs and Certain Qualified Plans

We may retain a custodian to act as an IRA custodian for investors of our shares who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts.

Supplemental Sales Material

In addition to this prospectus, we intend to use supplemental sales material in connection with the offering of our shares, although only when accompanied by or preceded by the delivery of the prospectus, as supplemented. We will submit all supplemental sales material to the SEC for review prior to distributing such material. The supplemental sales material does not contain all of the information material to an investment decision and should only be reviewed after reading the prospectus. The sales material expected to be used in permitted jurisdictions includes:

•	investor sales promotion brochures;

•	cover letters transmitting the prospectus;

•	brochures containing a summary description of the offering;

•	fact sheets describing the general nature of our company and our investment objectives;

•	asset flyers describing our recent investments;

•	broker updates;

•	online investor presentations;

•	third-party article reprints;

•	website material;

•	electronic media presentations; and

•	client seminars and seminar advertisements and invitations.

All of the foregoing material will be prepared by us, GCM or its affiliates, with the exception of the third-party article reprints, if any. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares in this offering only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in the prospectus, as supplemented, the supplemental materials do not purport to be complete and should not be considered a part of or incorporated by reference in the prospectus, or the registration statement of which the prospectus is a part.

DISTRIBUTION POLICY

We intend to authorize and declare distributions quarterly and pay distributions on a monthly basis beginning no later than the first fiscal quarter after the month in which the minimum offering requirement is met. Subject to the board of directors’ discretion and applicable legal restrictions, our board of directors intends to authorize and declare a quarterly distribution amount per share of our shares. However, there can be no assurance that we will pay distributions at a specific rate or at all. We will then calculate each member’s specific distribution amount for the month using record and declaration dates, and your distributions will begin to accrue on the date we accept your subscription for shares. From time to time, we may also pay interim distributions at the discretion of our board. Distributions will be paid out of funds legally available therefor. Our distributions may exceed our earnings and adjusted cash flow from operating activities and may be paid from borrowings, offering proceeds and other sources, without limitation, especially during the period before we have substantially invested the proceeds from this offering.

From time to time and not less than quarterly, GCM must review our accounts to facilitate our board of directors’ determination as to whether distributions are appropriate. In this review, our board of directors will consider an evaluation of our assets, operating results, historical and projected cash flows (and sources thereof), projected equity offering proceeds, historical and projected debt incurred, projected investments and capital requirements, the anticipated timing between receipt of our equity offering proceeds and investment of those proceeds, general economic, market and industry conditions, and such other factors as our board of directors deems relevant.

We have adopted a distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions from us reinvested in additional shares. See “Distribution Reinvestment Plan” for additional details regarding the distribution reinvestment plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Greenbacker Renewable Energy Company LLC is a newly organized, externally managed energy company that intends to acquire and manage income-generating renewable energy and energy efficiency projects and other energy-related businesses as well as finance the construction and/or operation of these projects and businesses. We will be externally managed and advised by GCM, a renewable energy, energy efficiency and sustainability related project acquisition, consulting and development company that intends to register as an investment adviser under the Advisers Act. We expect to engage Greenbacker Administration to provide the administrative services necessary for us to operate.

Our business objective is to generate attractive risk-adjusted returns for our members, consisting of both current income and long-term capital appreciation, by acquiring, managing and financing the construction and/or operation of income-generating renewable energy, energy efficiency and sustainable development projects, primarily within but also outside of North America. We expect the size of our investments to generally range between approximately $1 million and $100 million. We will seek to maximize our risk-adjusted returns by: (1) capitalizing on underserviced markets; (2) focusing on hard assets that produce significant and dependable cash flows; (3) efficiently utilizing government incentives where available; (4) employing creative deal structuring to optimize capital, tax and ownership structures; (5) partnering with experienced financial, legal, engineering and other professional firms; (6) employing sound due diligence and risk mitigation processes; and (7) monitoring and managing our assets on an ongoing basis.

Our goal is to assemble a diversified portfolio of renewable energy, energy efficiency and other sustainability related projects and businesses. Renewable energy projects earn revenue through the sale of generated electricity as well as frequently through the sale of other commodities such as RECs and EECs, which are generated by the projects. We expect initially to focus on solar energy and wind energy projects. We believe solar energy projects generally offer more predictable power generations characteristics, due to the relative predictability of sunlight over the course of time compared to other renewable energy classes and therefore we expect they will provide more stable income streams. However, technological advances in wind turbines and government incentives make wind energy projects attractive as well. Solar energy projects provide maximum energy production during the middle of the day and in the summer months when days are longer and nights shorter. Generally, the demand for power tends to be higher at those times due to the use of air conditioning and as a result energy prices tend to be higher. In addition, solar projects are eligible to receive significant government incentives at both the federal and state levels which can be applied to offset project development costs or supplement the price at which power generated by these projects can be sold. Solar energy projects also tend to have minimal environmental impact enabling such projects to be developed close to areas of dense population where electricity demand is highest. Solar technology is scalable and well-established and it will be a relatively simple process to integrate new acquisitions and projects into our portfolio. Over time, we expect to broaden our strategy to include other types of renewable energy projects and businesses, which may include wind farms, hydropower assets, geothermal plants, biomass and biofuel assets, combined heat and power technology assets, fuel cell assets and other energy efficiency assets, among others, and to the extent we deem the opportunity attractive, other energy related assets and businesses.

Our primary investment strategy is to acquire controlling equity stakes in our target assets and to oversee and supervise their power generation and distribution processes. We define controlling equity stakes as companies in which we own 25% of more of the voting securities of such company or have greater than 50% representation on such company’s board of directors. However, we will also provide project financing to projects owned by others, including through the provision of secured loans which may or may not include some form of equity participation. We may also provide projects with senior unsecured debt, subordinated secured debt, subordinated unsecured debt, mezzanine debt, convertible debt, convertible preferred equity, and preferred equity, and make minority equity investments. We may also participate in projects by acquiring contractual payment rights or rights to receive a proportional interest in the operating cash flow or net income of a project. Our strategy will be tailored to balance long-term energy price certainty, which we can achieve through long-term power purchase agreements, with shorter term arrangements that allow us to potentially generate higher risk-adjusted returns.

Our renewable energy projects will generate revenue primarily by selling (1) generated electric power to local utilities and other high quality, utility, municipal and corporate counterparties, and (2) in some cases, RECs, EECs, and other commodities associated with the generation or savings of power. We will therefore seek to acquire or finance projects that contain transmission infrastructures and access to power grids or networks that will enable the generated power to be sold. We expect our projects will have power purchase agreements with one or more counterparties, including local utilities or other high credit quality counterparties, who agree to purchase the electricity generated from the project. We refer to these power purchase agreements as “must-take contracts,” and we refer to these other high credit quality counterparties as “off-takers.” These must-take contracts guarantee that all electricity generated by each project will be purchased. Although we intend to work with high quality counterparties, in the event that an off-taker cannot fulfill its contractual obligation to purchase the power, we can sell the power to the local utility or other suitable counterparty, essentially ensuring revenue is generated for all solar electricity generation. We will also generate revenue from the receipt of interest, fees, capital gains and distributions from investments in our target assets.

These power purchase agreements, when structured with utilities and other large commercial users of electricity, are generally long-term in nature with all electricity generated by the project purchased at a rate established pursuant to a formula set by the counterparty. The formula is often dependent upon the type of subsidies, if any, offered by the local and state governments for project development, as described above in “Business—Overview of Significant Government Incentives.” Although we expect to focus on projects with long-term contracts that ensure price certainty, we will also look for projects with shorter term arrangements that will allow us, through these projects, to participate in market rate changes which we expect may lead to higher current income.

We expect certain of the power purchase agreements for our projects will be structured as “behind the meter” agreements with commercial or municipal entities, which provide that all electricity generated by a project will be purchased by the off-taker at an agreed upon rate that may be set at a slight discount to the retail electric rate for the off-taker. These agreements also typically provide for annual rate increases over the term of the agreement. The behind the meter agreement is long-term in nature and further provides that, should the offtaker fail to fulfill its contractual obligation, any electricity that is not purchased by the off-taker can be sold to the local utility, usually at the wholesale electric rate.

We may also finance energy efficiency projects, which seek to enable businesses and governmental organizations to utilize less energy while at the same time providing the same or greater level of energy amenity. Financing for energy efficiency projects is generally used to pay for energy efficiency retrofits of buildings, homes, businesses, and replacement of other inefficient energy consuming assets with more modern technologies. These projects can be structured to provide predictable long-term cash flows by receiving a portion of the energy savings and the sale of associated RECs and EECs generated by such installations. In each of our renewable energy and energy efficiency investments, we also intend, where appropriate, to maximize the benefits of state and/or municipal renewable energy standards or RPS as well as other federal, state and local government support and incentives for the renewable energy industry.

Our organizational structure and tax profile were specifically tailored to enable us to maximize our ability to generate revenue from renewable energy projects with a consistent, cost-effective source and cost of capital and to maximize our members’ risk-adjusted returns. Specifically, our organizational structure and tax profile are expected to allow us to effectively utilize tax incentives generated from projects in which we hold controlling equity stakes to reduce the taxable income generated by our other investments through tax incentives that are available to C-corporations that are not available to other forms of entities such as REITs or RICs.

We were formed as a Delaware limited liability company on December 4, 2012. We will conduct a significant portion of our operations through GREC, of which we are the sole shareholder. We intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act. As of the date of this prospectus, we have not commenced any operations other than organizing our company. We currently have no assets and will not commence any significant operations until we have satisfied the minimum offering requirement.

Factors Impacting Our Operating Results.

We expect that the results of our operations will be affected by a number of factors and will primarily depend on, among other things, the supply of renewable energy assets in the marketplace, the revenues we receive from renewable energy and energy efficiency projects and businesses, the market price of electricity, the availability of government incentives, local, regional and national economies and general market conditions. Additionally, our operations will be impacted by interest rates and the cost of financing provided by other financial market participants. Many of the factors that will affect our operating results are beyond our control.

Size of portfolio. The size of our portfolio of investments will be a key revenue driver. Generally, as the size of our portfolio grows, the amount of income we receive will increase. In addition, our portfolio of investments may grow at an uneven pace as opportunities to make investments in our target assets may be irregularly timed, and the timing and extent of GCM's success in identifying such assets, and our success in acquiring such assets, cannot be predicted.

Credit risk. We expect to encounter credit risk relating to (1) counterparties to the electricity sales agreements (including power purchase agreements) for our projects, (2) counterparties responsible for project construction, (3) companies in which we may invest and (4) any potential debt financing we or our projects may obtain. When we are able to do so, we will seek to mitigate credit risk by entering into contracts with high quality counterparties. However, it is still possible that these counterparties may be unable to fulfill their contractual obligations to us. If counterparties to the electricity sales agreements for our projects or the companies in which we invest are unable to make payments to us when due, or at all, our financial condition and results of operations could be materially adversely effected. While we will seek to mitigate construction-related credit risk by entering into contracts with high quality EPC companies with appropriate bonding and insurance capacity, if EPCs to the construction agreements for our projects are unable to fulfill their contractual obligations to us, our financial condition and results of operation could be materially adversely effected. We will seek to mitigate credit risk by deploying a comprehensive review and asset selection process, including worst case analysis, and careful ongoing monitoring of acquired assets as well as mitigation of negative credit effects through back up planning. Nevertheless, unanticipated credit losses could occur which could adversely impact our operating results.

Electricity prices. Investments in renewable energy and energy efficiency projects and businesses expose us to volatility in the market prices of electricity. Although we generally expect our projects will have long-term contracts, ranging from 10 to 25 years, which will mitigate the effects of volatility in energy prices on our business, to the extent that our projects have shorter term contracts that have the potential of producing higher risk-adjusted returns, such shorter term contracts may subject us to risk should energy prices change.

Government incentives. In each of our projects, we intend (where appropriate) to take advantage of, and maximize the benefits of, federal, state and/or municipal governmental incentives which may include tariffs, tax incentives and other cash and non-cash payments and incentives from the development and sale of renewable energy. Incentives provided by the federal government may include PTCs, ITCs, tax deductions, bonus depreciation and federal grants and loan guarantees. In addition, incentives provided by states may (depending on the state) include renewable energy standards or RPS which specify that a portion of the power utilized by local utilities must be derived from renewable energy sources or that require utilities to purchase RECs to satisfy their RPS requirements. Additionally, certain states have implemented feed-in tariffs, pursuant to which electricity generated from renewable sources is purchased at a higher rate than prevailing wholesale rates. The Tax Reform Act of 1986 established MACRS, which divides assets into classes and assigns a mandated number of years over which the assets in the class depreciate for tax purposes. Under MACRS, certain renewable energy projects have an accelerated depreciation life that is substantially shorter than the typical life expectancy of non-renewable facilities. For example, under MACRS, a solar project has a depreciation life of five years (compared to a typical life expectancy of a solar project of 20 to 25 years), with a 50% depreciation bonus during 2012. Changes in government incentives, including retrospective changes, could negatively impact our operating results.

Changes in market interest rates. With respect to our proposed business operations, to the extent that we use debt financing with unhedged floating interest rates or in the case of any refinancing, general increases in interest rates over time may cause the interest expense associated with our borrowings to increase, and the value of our debt investments to decline. Conversely, general decreases in interest rates over time may cause the interest expense associated with our borrowings to decrease, and the value of our debt investments to increase.

Market conditions. We believe that demand for alternative forms of energy from traditional fossil-fuel energy will continue to grow as countries seek to reduce their dependence on outside sources of energy and as the political and social climate continues to demand social responsibility on environmental matters. Notwithstanding this growing demand, we believe that a significant shortage of capital currently exists in the market to satisfy the demands of the renewable energy sector in the United States and around the world, particularly with respect to small and mid-sized projects and businesses that are newly developed. Many of the traditional sources of equity capital for the renewable energy marketplace were attracted to renewable energy projects based on their ability to utilize ITCs and tax deductions. We believe that due to changes in their taxable income profiles that have made these tax incentives less valuable, these traditional sources of equity capital have withdrawn from the market. In addition, much of the capital that is available is focused on larger projects that have long-term off-take contracts in place, and does not allow project owners to take any “merchant” or investment risk with respect to RECs. We believe many project developers are not finding or are encountering delays in accessing capital for their projects. As a result, we believe a significant opportunity exists for us to provide new forms of capital to meet this demand.

Critical Accounting Policies And Use of Estimates

The following discussion addresses the initial accounting policies that we expect to utilize, based on our current expectations of our initial operations. Our most critical accounting policies will involve decisions and assessments that could affect our reported assets and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments upon which our financial statements will be based will be reasonable at the time made and based upon information available to us at that time. Our critical accounting policies and accounting estimates will be expanded over time as we continue to implement our business and operating strategy. Those material accounting policies and estimates that we initially expect to be most critical to an investor's understanding of our financial results and condition, as well as those that require complex judgment decisions by our management, are discussed below.

Basis of Presentation

Our financial statements will be prepared in accordance with U.S. generally accepted accounting principles, which requires the use of estimates, assumptions and the exercise of subjective judgment as to future uncertainties.

Although we are organized and intend to conduct our business in a manner so that we are not required to register as an investment company under the Investment Company Act, our financial statements will be prepared using the specialized accounting principles of Accounting Standards Codification Topic 946, Financial Services—Investment Companies, or ASC Topic 946. Overall, we believe that the use of investment company accounting will make our financial statements more useful to investors and other financial statement users since it will allow a more appropriate basis of comparison to other entities with similar investment objectives.

Investment Classification

We classify our investments by level of control. “Control Investments” are investments in companies in which we own 25% or more of the voting securities of such company or have greater than 50% representation on such company’s board of directors. “Affiliate Investments” are investments in companies in which we own 5% or more and less than 25% of the voting securities of such company. “Non-Control/Non-Affiliate Investments” are investments that are neither Control Investments nor Affiliate Investments. Because our financial statements will be prepared in accordance with ASC Topic 946, we will not consolidate companies in which we have Control Investments nor will we apply the equity method of accounting to our Control Investments or Affiliate Investments.

Valuation of Investments

We will determine the net asset value of our portfolio each fiscal quarter. Our board of directors has established procedures for the valuation of our investment portfolio, which are detailed below. Any changes to these procedures will require the approval of our board of directors, including a majority of our independent directors.

Investments for which market quotations are readily available are valued at such market quotations.

For most of our investments, market quotations are not available. With respect to investments for which market quotations are not readily available or when such market quotations are deemed not to represent fair value, our board of directors has approved a multi-step valuation process each fiscal quarter, as described below:

1. each project or investment is valued by GCM, potentially with assistance from one or more independent valuation firms engaged by our board of directors;

2. the independent valuation firm, if involved, conducts independent appraisals of our internal valuation models and makes an independent assessment of the value of each investment;

3. the audit committee of our board of directors reviews and discusses the preliminary valuation prepared by GCM and that of the independent valuation firm, if any; and

4. our board of directors discusses the valuations and determines the fair value of each investment in our portfolio in good faith based on the input of GCM, the independent valuation firm, if any, and the audit committee.

Investments are valued utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present value amount (discounted) calculated based on an appropriate discount rate. The measurement is based on the net present value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that we may take into account in determining the fair value of our investments include, as applicable: available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the project’s ability to make payments, its earnings and discounted cash flows, the markets in which the project does business, comparisons of financial ratios of peer companies that are public, mergers and acquisitions comparables, the principal market and enterprise values, among other factors.

We have adopted Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures (formerly Statement of Financial Accounting Standards No. 157, Fair Value Measurements), or ASC Topic 820, which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements.

ASC Topic 820 clarifies that the exchange price is the price in an orderly transaction between market participants to sell an asset or transfer a liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. The transaction to sell the asset or transfer the liability is a hypothetical transaction at the measurement date, considered from the perspective of a market participant that holds the asset or owes the liability. ASC Topic 820 provides a consistent definition of fair value which focuses on exit price and prioritizes, within a measurement of fair value, the use of market-based inputs over entity-specific inputs. In addition, ASC Topic 820 provides a framework for measuring fair value and establishes a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels of valuation hierarchy established by ASC Topic 820 are defined as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities, accessible by our company at the measurement date.

Level 2: Quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.

Level 3: Unobservable inputs for the asset or liability.

In all cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls will be determined based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to each investment.

Our board of directors will retain one or more independent valuation firms to review our advisor’s valuation methodology and to work with our advisor and officers to provide additional inputs for consideration by our audit committee and to work directly with our full board of directors, at the board of directors’ request, with respect to the fair value of investments. In addition, GCM will recommend to our board of directors that one quarter of our investments be valued by an independent valuation firm each quarter, on a rotating quarterly basis. Accordingly, each such investment will be valued by an independent valuation firm at least once per year.

Calculation of Net Asset Value

Our net asset value per share is expected to be calculated on a monthly basis and published on a quarterly basis. The fair values determined as of the most recent fiscal quarter end are reflected in that fiscal quarter's net asset value per share and in the next two months' calculation of net asset value per share. If our board of directors determines to measure the fair value of an investment more frequently than quarterly, the most recently determined fair value would be reflected in the published net asset value per share.

We calculate our net asset value per share by subtracting all liabilities from the total carrying amount of our assets, which includes the fair value of our investments, and dividing the result by the total number of outstanding shares on the date of valuation. See “—Value Determinations in Connection with this Continuous Offering” below.

As discussed under “Critical Accounting Policies and Use of Estimates—Valuation of Investments,” the determination of the fair value of our investments requires judgment, especially with respect to investments for which market quotations are not available. For most of our investments, market quotations are not available. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material. Because the calculation of our net asset value is based, in part, on the fair value of our investments as determined by our board of directors, our calculation of net asset value is to a degree subjective and could be adversely affected if the determinations regarding the fair value of our investments were materially higher than the values that we ultimately realize upon the disposal of such investments.

Revenue Recognition

We record interest income on an accrual basis to the extent that we expect to collect such amounts. We do not accrue as a receivable interest on loans and debt securities for accounting purposes if we have reason to doubt our ability to collect such interest. Original issue discounts, market discounts or premiums are accreted or amortized using the effective interest method as interest income. We record prepayment premiums on loans and debt securities as interest income.

We place loans on non-accrual status when principal and interest are past due 90 days or more or when there is a reasonable doubt that we will collect principal or interest. Accrued interest is generally reversed when a loan is placed on non-accrual. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management's judgment. Non-accrual loans are generally restored to accrual status when past due and principal and interest is paid and, in our management's judgment, is likely to remain current.

Dividend income is recorded (1) on the ex-dividend date for publicly issued securities and (2) when received from private investments.

Structuring and similar fees are recognized as income as earned, usually when paid. Structuring fees and overriding royalty interests are included in other income.

Net Realized Gains or Losses and Net Change in Unrealized Appreciation or Depreciation on Investments

We will measure realized gains or losses by the difference between the net proceeds from the sale, repayment, or disposal of an asset and the adjusted cost basis of the asset, without regard to unrealized appreciation or depreciation previously recognized. Net change in unrealized appreciation or depreciation will reflect the change in investment values during the reporting period, including any reversal of previously recorded unrealized appreciation or depreciation, when gains or losses are realized.

Payment-in-Kind Interest

We may have investments that contain a payment-in-kind, or PIK, interest provision. For loans and debt securities with contractual PIK interest, any interest will be added to the principal balance of such investments and be recorded as income, if the valuation indicates that such interest is collectible.

Organization Expenses

Organization expenses will be expensed on the company's statement of operations as incurred.

Offering Expenses

Offering expenses, which consist of fees paid in relation to items such as legal, accounting, regulatory and printing work incurred related to our offering, will be charged directly against the proceeds of the offering.

U.S. Federal Income Taxes

We have received the opinion of Clifford Chance US LLP to the effect that, although the matter is not free from doubt due to the lack of clear guidance and direct authority, our proposed method of operation, as described in this prospectus and as represented by us to Clifford Chance US LLP, will permit us to not be classified for U.S. federal income tax purposes as an association or a publicly traded partnership taxable as a corporation. Members should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. It must be emphasized that the opinion of Clifford Chance US LLP is based on various assumptions relating to our organization, operation, assets and activities, and that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our LLC Agreement and this prospectus, and is conditioned upon factual representations and covenants made by us, and our board of directors regarding our organization, operation, assets, activities, and conduct of our operations, and assumes that such representations and covenants are accurate and complete. Such representations include, as discussed further below, representations to the effect that we will meet the “qualifying income exception” described below.

While it is expected that we will operate so that we will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities we are undertaking and the possibility of future changes in its circumstances, it is possible that we will not so qualify for any particular year. Clifford Chance US LLP has no obligation to advise us or our members of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Our taxation as a partnership will depend on our ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception”, the compliance with which will not be reviewed by Clifford Chance US LLP. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the qualifying income exception.

If, for any reason we become taxable as a corporation for U.S. federal income tax purposes, our items of income and deduction would not pass through to our members and our members would be treated for U.S. federal income tax purposes as stockholders in a corporation. We would be required to pay income tax at corporate rates on our net income. Distributions by us to members would constitute dividend income taxable to such members, to the extent of our earnings and profits, and the payment of these distributions would not be deductible by us. These consequences would have a material adverse effect on us, our members and the value of the shares. See “Federal Income Tax Consequences”.

Income taxes are accounted for under the assets and liabilities method. Deferred tax assets and liabilities are recorded for the estimated future tax consequences attributable to differences between items that are recognized in the financial statements and tax returns in different years. Financial Accounting Standards Board, Accounting Standards Codification Topic 740-10, Accounting for Uncertainty in Income Taxes, prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of the benefit that is more likely than not to be realized upon ultimate settlement. A valuation allowance is established against net deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the net deferred tax assets will not be realized.

Distributions to Members

Distributions declared by our board of directors are recognized as distribution liabilities on the ex-dividend date.

Value Determinations in Connection with this Continuous Offering

After meeting the minimum offering requirement, except as described in this prospectus, we will then sell our shares on a continuous basis at a price of $10.00 per share. However, to the extent that our net asset value increases, we will sell our shares at a price necessary to ensure that shares are not sold at a price, after deduction of selling commissions, dealer manager fees, and organization and offering expenses, that is below the then current net asset value. To the extent that the net asset value per share increases subsequent to the last semi-monthly closing, the price per share may increase. Therefore, persons who subscribe for shares in this offering must submit subscriptions for a certain dollar amount, rather than a number of shares and, as a result, may receive fractional shares. In the event of a material decline in our net asset value per share, which we consider to be a 5% decrease below our current net offering price, and subject to certain conditions, we will reduce our offering price accordingly.

In connection with each subscription closing on the sale of shares offered pursuant to the prospectus on a continuous basis, we expect that our board of directors may delegate to our officers the authority to test that the net proceeds per share from the sale of shares are equal to, or greater than, our current net asset value per share on the date of each semi-monthly subscription closing. Our officers may consult with our board of directors or audit committee members to confirm their determination that we are not selling shares at a price which, after deducting selling commissions, dealer manager fees, and organization and offering expenses, is below our then current net asset value. We expect that our officers, acting under delegated authority from our board of directors, will consider the following factors, among others, in making such determination:

•	the net asset value of our shares as disclosed in our most recent periodic report filed with the SEC;

•

our advisor's and officers’ assessment of whether any material change in net asset value has occurred (including through any realization of net gains from the sale of our investments in projects), or any material change in the fair value of our investments has occurred, in each case, from the period beginning on the date of the most recently disclosed net asset value to the period ending five days prior to the date of the semi-monthly subscription closing of our shares; and

•

the magnitude of the difference between the net asset value disclosed in the most recent periodic report we filed with the SEC and our advisor's and officers' assessment of any material change in the net asset value since the date of the most recently disclosed net asset value, and the offering price of the shares at the date of the semi-monthly subscription closing.

Importantly, this determination does not require that we calculate and disclose net asset value in connection with each semi-monthly closing and sale of shares, but instead it involves the determination by our advisor and officers, or by our board of directors, that we are not selling shares at a price which, after deducting selling commissions, dealer manager fees, and organization and offering expenses, is below the then current net asset value on the date of sale.

Moreover, to the extent that there is more than a remote possibility that we may: (1) issue shares at a price which, after deducting selling commissions, dealer manager fees, and organization and offering expenses, is below the then current net asset value of our shares on the date of sale or (2) suspend the offering of shares pursuant to the prospectus if the net asset value fluctuates by certain amounts in certain circumstances until the prospectus is amended, the board of directors or a committee thereof will elect, in the case of clause (1) above, either to postpone the semi-monthly closing until such time that there is no longer the possibility of the occurrence of such event or to undertake to determine net asset value within five days prior to any such sale to ensure that such sale will not be made at a price which, after deducting selling commissions, dealer manager fees, and organization and offering expenses, is below our then current net asset value, and, in the case of clause (2) above, to suspend the offering or to undertake to determine net asset value to ensure that the net asset value has not fluctuated by such amounts.

In addition, a decline in our net asset value per share to an amount more than 5% below our current net offering price, creates a rebuttable presumption that there has been a material change in the value of our assets such that a reduction in the offering price per share is warranted. This presumption may only be rebutted if our board of directors, in consultation with our advisor and officers, reasonably and in good faith determines that the decline in net asset value per share is the result of a temporary movement in the credit markets or the value of our assets, rather than a more fundamental shift in the valuation of our portfolio. In the event that (1) net asset value per share decreases to more than 5% below our current net offering price and (2) our board of directors believes that such decrease in the net asset value per share is the result of a non-temporary movement in the credit markets or the value of our assets, our board of directors will undertake to establish a new net offering price that is not more than 5% above our net asset value per share. If our board of directors determines that the decline in our net asset value per share is the result of a temporary movement in the credit markets or the value of our assets, investors will purchase shares at a net offering price per share, which represents a premium to the net asset value per share of greater than 5%.

Promptly following any such adjustment to the offering price per share, we will file a prospectus supplement with the SEC disclosing the adjusted offering price, and we will also post the updated information on our website at www.greenbackerrenewableenergy.com.

Recently Issued Accounting Pronouncements

We will adopt all authoritative accounting standards relevant to our financial statements, except for recently issued pronouncements that are not required to be adopted until dates subsequent to our first fiscal year end.

Results of Operations

As of the date of this prospectus, we have not commenced any significant operations because we are in our organizational stage. We will not commence any significant operations until we have satisfied the minimum offering requirement.

Revenues. Since we anticipate that the majority of our assets will consist of equity investments in renewable energy projects, we expect that the majority of our revenue will be generated in the form of dividend income. The other major component of our revenue will be interest income earned on our debt investments, including loans to developers and loans made directly or indirectly to renewable energy projects.

Expenses. As an externally managed company, our primary operating expenses will be the expenses associated with base management fees payable under the advisory agreement, any Incentive Distributions made to the Special Unitholder, other administrative operating expenses including payments under the administration agreement and interest payable on our borrowings.

Net Realized Gains or Losses and Net Change in Unrealized Appreciation or Depreciation on Investments. Net realized and unrealized gains and losses from our investments will be reported on the statement of operations. We will measure realized gains or losses by the difference between the net proceeds from the sale, repayment, or disposal of an asset and the adjusted cost basis of the asset, without regard to unrealized appreciation or depreciation previously recognized. Net change in unrealized appreciation or depreciation will reflect the change in investment values during the reporting period, including any reversal of previously recorded unrealized appreciation or depreciation, when gains or losses are realized. See “—Critical Accounting Policies And Use of Estimates—Valuation of Investments” above for a description of how we determine the value our investments.

Liquidity And Capital Resources

Liquidity is a measure of our ability to meet potential cash requirements, including ongoing commitments fund and maintain our assets and operations, repay borrowings, make distributions to our members and other general business needs. We will use significant cash to fund the acquisition, construction and operation of renewable energy and energy efficiency projects, make investments in renewable energy businesses, repay principal and interest on our borrowings, make distributions to our members and fund our operations. Our primary sources of cash will generally consist of:

•	the net proceeds of this offering;

•	dividends, fees, and interest earned from our portfolio of investments, as a result of, among other things, cash flows from a project's power sales;

•	proceeds from sales of assets and capital repayments from investments;

•	financing fees, retainers and structuring fees;

•	incentives and payments from federal, state and/or municipal governments; and

•	unused borrowing capacity under our financing sources.

We expect that our primary sources of financing will be through corporate-level credit facilities or other secured and unsecured borrowings. In addition, we expect to use other financing methods at the project level as necessary, including joint venture structures, construction loans, property mortgages, letters of credit, sale and leaseback transactions, other lease transactions and other arrangements, any of which may be unsecured or may be secured by mortgages or other interests in our assets. In addition, other sources of capital may include tax equity financings, whereby an investor receives an allocation of tax benefits as well as cash distribution and governmental grants. Tax equity financing arrangements are those in which a project receives investments from tax equity investors in return for, among other things, tax benefits from the project. Tax equity investors are passive investors, usually large tax-paying financial entities such as banks, insurance companies and utility affiliates, that use these investments to reduce future tax liabilities. Depending on the arrangement, until the tax equity investors achieve their agreed upon rate of return, they may be entitled to substantially all of the applicable project’s operating cash flow, as well as substantially all of the project’s ITCs, accelerated depreciation and taxable income or loss. Typically, tax equity financing transactions are structured so that the tax equity investors reach their target return between five and 10 years after the applicable project achieves commercial operation. As a result, a tax equity financing may substantially reduce the cash distributions from the applicable project available for debt service and the period during which the tax equity investors receive most of the cash distributions may last longer than expected if the portfolio company's energy projects perform below our expectations. We may also issue publicly or privately placed debt instruments.

While we generally intend to hold our target assets as long-term investments, certain of our assets may be sold in order to manage our liquidity needs, meet other operating objectives and adapt to market conditions. The timing and impact of future sales of our assets, if any, cannot be predicted with any certainty.

Hedging Activities

Investments in renewable energy and energy efficiency projects and businesses expose us to volatility in the market prices of electricity and energy. In an effort to stabilize our revenue and input costs where applicable, we may enter into derivatives or other financial instruments in an attempt to hedge our commodity risk. With respect to any potential financings, general increases in interest rates over time may cause the interest expense associated with our borrowings to increase, and the value of our debt investments to decline. We may seek to stabilize our financing costs as well as any potential decline in our investments by entering into derivatives, swaps or other financial products in an attempt to hedge our interest rate risk. In the event we pursue any projects or investments outside of the United States we may have foreign currency risks related to our revenue and operating expenses denominated in currencies other than the U.S. dollar. We may in the future, enter into derivatives or other financial instruments in an attempt to hedge our foreign currency exchange risk. It is difficult to predict the impact hedging activities would have on our results of operations.

Contractual Obligations

We had no contractual obligations as of                 , 2012. Prior to the commencement of this offering, we will enter into an advisory agreement with GCM pursuant to which GCM will be entitled to receive a base management fee and the reimbursement of certain expenses. The Special Unitholder’s special unit entitles it to receive an investment allocation and distribution under our LLC Agreement. See “Advisory Agreement.” We will enter into an administration agreement with Greenbacker Administration pursuant to which it will provide us with administrative services. See “Administrative Services.”

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements, including any risk management of commodity pricing or other hedging practices.

Distributions

Subject to the board of directors' discretion and applicable legal restrictions, our board of directors intends to authorize and declare distributions on a quarterly basis and pay distributions on a monthly basis. We will calculate each member’s specific distribution amount for the period using record and declaration dates, and each member’s distributions will begin to accrue on the date we accept each member's subscription for shares. From time to time, we may also pay interim special distributions in the form of cash or shares at the discretion of our board of directors.

Inflation

We do not anticipate that inflation will have a significant effect on our results of operations. However, in the event of a significant increase in inflation, interests rates could rise and our projects and investments may be materially adversely affected.

Seasonality

Although we have no operating history, we do not believe our business is significantly seasonal. However, because we expect initially to focus on solar energy projects and businesses and the price for electricity has been shown to increase during peak summer months, it is possible that initially, we will experience some seasonality with respect to solar projects’ revenues from the sale of electricity. However, as we develop our portfolio of diversified investments in renewable energy, energy efficiency and other sustainability related projects and businesses, we believe this seasonality will diminish.

Quantitative and Qualitative Disclosures About Market Risk

We anticipate that our primary market risks will be related to commodity prices, the credit quality of our counterparties and project companies and market interest rates. We will seek to manage these risks while, at the same time, seeking to provide an opportunity to members to realize attractive returns through ownership of our shares.

Commodity price risk. Investments in renewable energy and energy efficiency projects and businesses expose us to volatility in the market prices of electricity. In an effort to stabilize our revenue, we expect our projects will have power purchase agreements with local utilities and off-takers that ensure that all or most of electricity generated by each project will be purchased at the contracted price. In the event any electricity is not purchased by the off-taker or the energy produced exceeds the off-taker's capacity, we will sell that excess energy to the local utility or other suitable counterparty, essentially ensuring revenue is generated for all electricity produced. We will be exposed to the risk that the off-taker will fail to perform under the power purchase agreement, with the result that we will have to sell our electricity at the market price, which could be disadvantageous.

Credit risk. Through our investments in our target assets, we expect to be indirectly exposed to credit risk relating to counterparties to the electricity sales agreements (including power purchase agreements) for our projects as well as the businesses in which we invest. If counterparties to the electricity sales agreements for our projects or the businesses in which we invest are unable to make payments to us when due, or at all, our financial condition and results of operations could be materially adversely effected. GCM will seek to mitigate this risk by deploying a comprehensive review and asset selection process and careful ongoing monitoring of acquired assets. In addition, we expect our projects will seek to have contracts with high credit quality counterparties. Nevertheless, unanticipated credit losses could occur which could adversely impact our operating results.

Changes in market interest rates. With respect to our proposed business operations, general increases in interest rates over time may cause the interest expense associated with our borrowings to increase, and the value of our debt investments to decline. Conversely, general decreases in interest rates over time may cause the interest expense associated with our borrowings to decrease, and the value of our debt investments to increase.

Changes in government incentives. Retrospective changes in the levels of government incentives may have a negative impact on current investments. Prospective changes in the levels of government incentives may impact the relative attractiveness of future investments in various renewable energy projects which could make it difficult for GCM to find suitable investments in the sector.

BUSINESS

Overview

Greenbacker Renewable Energy Company LLC is a newly organized, externally managed energy company that intends to acquire and manage income-generating renewable energy and energy efficiency projects and other energy-related businesses as well as finance the construction and/or operation of these projects and businesses. We refer to these projects and businesses, collectively, as our target assets. We will be externally managed and advised by GCM, a renewable energy, energy efficiency and sustainability related project acquisition, consulting and development company that intends to register as an investment adviser under the Advisers Act. We expect to engage Greenbacker Administration to provide the administrative services necessary for us to operate.

Our business objective is to generate attractive risk-adjusted returns for our members, consisting of both current income and long-term capital appreciation, by acquiring, managing and financing the construction and/or operation of income-generating renewable energy, energy efficiency and sustainable development projects, primarily within but also outside of North America. We expect the size of our investments to generally range between approximately $1 million and $100 million. We will seek to maximize our risk-adjusted returns by: (1) capitalizing on underserviced markets; (2) focusing on hard assets that produce significant and dependable cash flows; (3) efficiently utilizing government incentives where available; (4) employing creative deal structuring to optimize capital, tax and ownership structures; (5) partnering with experienced financial, legal, engineering and other professional firms; (6) employing sound due diligence and risk mitigation processes; and (7) monitoring and managing our assets on an ongoing basis.

Our goal is to assemble a diversified portfolio of renewable energy, energy efficiency and other sustainability related projects and businesses. Renewable energy projects earn revenue through the sale of generated electricity as well as frequently through the sale of other commodities such as RECs and EECs which are generated by the projects. We expect initially to focus on solar energy and wind energy projects. We believe solar energy projects generally offer more predictable power generations characteristics, due to the relative predictability of sunlight over the course of time compared to other renewable energy classes and therefore we expect they will provide more stable income streams. However, technological advances in wind turbines and government incentives make wind energy projects attractive as well. Solar energy projects provide maximum energy production during the middle of the day and in the summer months when days are longer and nights shorter. Generally, the demand for power tends to be higher at those times due to the use of air conditioning and as a result energy prices tend to be higher. In addition, solar projects are eligible to receive significant government incentives at both the federal and state levels which can be applied to offset project development costs or supplement the price at which power generated by these projects can be sold. Solar energy projects also tend to have minimal environmental impact enabling such projects to be developed close to areas of dense population where electricity demand is highest. Solar technology is scalable and well-established and it will be a straightforward process to integrate new acquisitions and projects into our portfolio. Over time, we expect to broaden our strategy to include other types of renewable energy projects and businesses, which may include wind farms, hydropower assets, geothermal plants, biomass and biofuel assets, combined heat and power technology assets, fuel cell assets and other energy efficiency assets, among others, and to the extent we deem the opportunity attractive, other energy related assets and businesses.

Energy efficiency projects enable businesses and governmental organizations to utilize less energy while at the same time providing the same or greater level of energy amenity. Financing for energy efficiency projects is generally used to pay for energy efficiency retrofits of buildings, homes, businesses, and replacement of older energy consuming assets with new more efficient technologies. These projects can be structured to provide predictable long-term cash flows arising from receiving a portion of the energy savings generated by implementation of the energy efficiency technology.

We were formed as a Delaware limited liability company on December 4, 2012. We will conduct a significant portion of our operations through GREC, of which we are the sole shareholder. We intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act. As of the date of this prospectus, we have not commenced any operations other than organizing our company. We currently have no assets and will not commence any significant operations until we have satisfied the minimum offering requirement.

Our Advisor

GCM will manage our investments. GCM is a newly formed renewable energy, energy efficiency and sustainability related project acquisition, consulting and development company that intends to register under the Advisers Act. Led by its Chief Executive Officer, David Sher, who has four years of experience in the energy infrastructure and project finance sector and 22 years of experience in the financial services sector, its President and Chief Investment Officer, Charles Wheeler, who has 20 years of experience in the energy infrastructure and project finance sector and 26 years of experience in the financial services sector, its General Counsel, Robert Lawsky, who has six years of experience in the energy infrastructure and project finance sector and 6 years of experience in the financial services sector, and Managing Directors, Robert Sher, who has four years of experience in the energy infrastructure and project finance sector 22 years of experience in the financial services sector and Todd Coffin, who has seven years of experience in the energy infrastructure and project finance sector and 23 years of experience in the financial services sector. GCM's management team has a combined 41 years of experience in the energy, infrastructure, and project finance sectors and 99 years of experience in the financial services sector. Over this time, they have developed significant commercial relationships across multiple industries that we believe will benefit us as we implement our business plan. GCM maintains comprehensive renewable energy, project finance, and capital markets databases and has developed proprietary analytical tools and due diligence processes that will enable GCM to identify prospective projects and to structure transactions quickly and effectively on our behalf. Neither GCM, Greenbacker Group LLC nor our senior management team have previously sponsored any other programs, either public or non-public, or any other programs with similar investment objectives as us.

We will seek to capitalize on the significant investing experience of our advisor’s management team, including the 26 years of investment banking and renewable energy expertise of Charles Wheeler, our Chief Executive Officer and President, and the Chief Investment Officer and a Senior Managing Director of GCM. Mr. Wheeler has held various senior positions with Macquarie Group, including Head of Financial Products for North America and Head of Renewables for North America. While serving as Head of Renewables for North America, Mr. Wheeler's experience included completing wind project developments, solar asset acquisitions, assisting in the development of wind and solar greenfield projects, and assisting in the preparation of investment analyses for a biomass facility. Before moving to the United States to serve as Head of Financial Products for Macquarie Group in North America, Mr. Wheeler was a Director of the Financial Products Group in Australia with responsibility for the development, distribution and ongoing management of a wide variety of retail financial products, including REITs, infrastructure bonds, international investment trusts and diversified domestic investment trusts. We expect Mr. Wheeler will bring his extensive background in renewable energy and project and structured finance to help us effectively execute our strategy.

GCM’s CEO, David Sher has extensive experience in the financial services and capital markets industries as well as significant successful entrepreneurial experience. Mr. Sher was previously a senior adviser at Prospect Capital Corporation, a mezzanine debt and private equity firm that manages a publicly traded, closed-end, dividend-focused business development company. Prior to joining Prospect, Mr. Sher was a serial entrepreneur, founding a number of ventures in the financial services and brokerage industry. Mr. Sher was a founder and Managing Director of ESP Technologies, a leading provider of financial software and services to institutional asset managers and hedge funds. Prior to ESP, Mr. Sher was a founder and CEO of an online brokerage company, ElephantX dot com Inc. He was also co-founder of Lafayette Capital Management LLC, a statistical arbitrage hedge fund, and spent six years at The Bear Stearns and Company, Inc. where he developed trading ideas and strategies for institutional and brokerage correspondent clearing customers.

Together with Charles Wheeler and David Sher, Robert Sher is an integral part of GCM’s management team with extensive experience in the financial services, capital markets and energy industries. Mr. Sher most recently consulted for an Irish based renewable energy fund focused on the acquisition of wind and solar properties in Spain and Ireland. Prior to such time, Mr. Sher co-founded three diverse entrepreneurial ventures including a statistical arbitrage hedge fund, ESP Technologies, at which he served as managing director, an innovative institutional brokerage company and a financial technology company which was sold to a consortium of institutional investors in 2007. Prior to co-founding ESP, Mr. Sher was a founder, President and Head of Operations of ElephantX dot com Inc. Prior to the establishment of ElephantX dot come Inc., Mr. Sher co-founded and ran operations for Lafayette Capital Management LLC. Mr. Sher started his career at Citibank NA where he managed emerging markets customer service and accounting teams, servicing their institutional client base.

GCM’s General Counsel, Robert Lawsky, has 18 years of corporate transactional, fund management and legal and regulatory compliance experience. From 2006 to 2009, Mr. Lawsky served as General Counsel of Macquarie Infrastructure Partners I & II, investment funds with over $5.5 billion assets under management. From 2010 to 2012, Mr. Lawsky served as General Counsel of Energy Infrastructure Partners, an asset manager focused on developing and investing in renewable energy and other infrastructure projects. While at Macquarie, Mr. Lawsky diligenced, structured and negotiated a range of infrastructure investments totaling over $10 billion in enterprise value. Throughout his career, he has also supervised all legal aspects of fund formation and management, portfolio investment oversight and legal, regulatory and compliance matters. Mr. Lawsky previously served as Senior Corporate and M&A Counsel at AT&T from 1999 to 2006, where, among other things, he was Head of International Corporate Transactions (Legal) and lead counsel to the AT&T Venture Fund. Earlier in his career, he practiced in the M&A group at Skadden, Arps, Slate, Meagher & Flom LLP from 1996 to 1999, and the corporate group at Haight, Gardner, Poor and Havens from 1994 to 1996.

Our Strategic Investor

GGIC is a strategic investor in GCM. Two representatives of GGIC are members of GCM’s investment committee. As such, leveraging GGIC’s expertise, global deal origination capabilities, and existing investment and monitoring processes, they will assist GCM with identifying and evaluating investment opportunities and monitoring investments. GGIC, an affiliate of Guggenheim Partners, LLC, focuses on investments in the global infrastructure sector. It has developed, invested in and managed energy and infrastructure projects in Asia, Latin America and the US. In addition, GGIC’s principals have extensive experience in the acquisition, management and disposition of US power and utility assets. Guggenheim Partners, LLC, is a privately held global financial services firm with more than $160 billion in assets under management. The firm provides asset management, investment banking and capital markets services, insurance, institutional finance and investment advisory solutions to institutions, governments and agencies, corporations, investment advisors, family offices and individuals.

Competitive Strengths

We believe that the following key strengths and competitive advantages will enable us to capitalize on the significant opportunities for growth in renewable energy projects.

•	Significant Experience of GCM

The senior management team of our advisor, GCM, has a long track record and broad experience in acquiring, operating and managing income-generating renewable energy and energy efficiency projects and other energy-related businesses as well as financing the construction and/or operation of these projects and businesses. Among other transactions, members of GCM’s senior management team have been involved in the following transactions: the financing of solar projects comprising over 75 megawatts of rated capacity in New Jersey, Florida, Pennsylvania and Ontario including 1.5 megawatts in Medford Township, NJ, 335kw in Gainesville, FL, 10 megawatts in White Township, NJ, 20 megawatts in Tinton Falls, NJ, 38 megawatts in Pemberton, NJ, and a 10 megawatts MicroFIT in Ontario, Canada; a transaction to acquire a wind developer based in Texas; the development of four wind and two solar greenfield projects to various stages of development; the purchase and subsequent management of a large portfolio of distributed solar assets located in California; the preparation of investment analysis for a 100 megawatt biomass facility in Texas; the acquisition of a land fill gas business based in Rhode Island; and review of various finance proposals to purchase Utility Scale Wind projects (400 megawatts) in Valencia and Catalunya, Spain.

•	Attractive Return Profile of Asset Class

We believe that investments in renewable energy assets present the opportunity to generate significant and dependable cash flows and deliver attractive risk-adjusted returns over time. We expect that a substantial portion our projects will have power purchase agreements with utilities and other off-takers (other counterparties), that ensure that all or most of electricity generated by each project will be purchased at the contracted price. In the event any electricity is not purchased by the off-taker or the energy produced exceeds the off-taker’s capacity, we will sell that excess energy to the local utility or other suitable counterparty, essentially ensuring revenue is generated for all or most of the electricity produced. We also expect that our projects will have the opportunity to capitalize on the significant government incentives supporting renewable energy assets such as RPS, which specify that a portion of the power utilized by local utilities must be either derived from renewable energy sources or covered by the purchase of RECs for the mandated amount of renewable energy production. In the event that the utility fails to meet its requirement it is fined. We believe that the favorable characteristics of renewable energy assets and the current shortage of capital in the sector have created an attractive investment opportunity in this asset class.

•	Unique Focus, Structure, and Early Mover Advantage

We believe that we are one of the first non-bank public companies focused on providing capital in the renewable energy sector. Upon completion of this offering, we expect to be a well capitalized public company and, as a result, we believe that we will be uniquely positioned to address the capital shortage problem in the renewable energy sector described below in “—Market Opportunity.” Our organizational structure and tax profile is expected to allow us to use various government tax incentives generated from projects in which we hold controlling equity stakes to offset the taxable income generated by our other investments, which will allow us to capture the premium risk-adjusted returns otherwise demanded by third party tax credit equity providers. Additionally, our organizational structure will allow us to pay distributions that will be treated as corporate dividends to our members.

•	Strategic Relationships and Access to Deal Flow

GCM’s senior executives have extensive experience in the renewable energy, capital markets and project finance sectors and as a result have an extensive network of contacts in these sectors, including long-standing relationships with project developers, lawyers, investment and commercial banks, individual and institutional investors, consultants, diligence specialists, EPC companies, contractors, renewable energy technology manufacturers, such as panel manufacturers, solar insurance specialists, component manufacturers, software providers and other industry participants. We believe the breadth and depth of GCM’s relationships will generate a continual source of attractive investment opportunities for us. Furthermore, we believe that GCM’s ability to source quality investment opportunities and target acquisitions will enhance our ability to utilize our growth capital in an efficient timeframe.

•	Alignment of Interests

We have taken multiple steps to structure our relationship with GCM so that our interests and those of GCM are closely aligned. GCM will not offer its shares for repurchase as long as GCM remains our advisor. We believe that the incentive distribution to which an affiliate of GCM may be entitled will further align our interests with those of GCM, which will create the conditions to maximize risk-adjusted returns for our members.

In considering our competitive strengths and advantages, you should also consider that an investment in us involves a high degree of risk. See “Risk Factors.” In addition, our advisor and its affiliates, including certain of our officers and directors, will face conflicts of interest including conflicts that may result from compensation arrangements with us. See “Management—Conflicts of Interest.”

Market Opportunity

Overview

The U.S. electric consumers expect virtual error-free, consistent supply of sufficient electricity at all times for all purposes. The U.S. power industry, which includes energy generation and transmission, is structured to ensure sufficient constant supply of energy to all end-users to meet varying demand requirements on a daily basis. According to the U.S. Department of Energy, Energy Information Administration, 2012, or the EIA, fossil fuels such as coal, petroleum and gas supply about 68% of the nation's requirements in 2011, highlighting the heavy reliance on nonrenewable resources for power. However, our current fossil fuel-driven energy infrastructure faces a number of environmental and other challenges:

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Unrelenting growth in domestic energy consumption. According to the EIA, the U.S. energy consumption is expected to grow by 0.3% annually by 2035. Growth in the supply of electricity, however, has not kept up with the growth in demand.

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Commodity pricing instability. Market forces, particularly during inflationary periods, may increase the potential for rising or increasingly volatile commodity prices. In addition, geopolitical forces and events have also caused the prices of fossil fuels to fluctuate dramatically which has contributed to the volatility in electricity prices.

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Environmental damage. Reliance on fossil fuels has resulted in excessive production of harmful greenhouse gas emissions, which has been identified as one of the major causes of global climate change and numerous other environmental issues.

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National and financial security instability. Given the substantial demand for fossil fuels in the United States, much of the supply has to be imported from foreign countries. In many cases, those countries are fraught with political and economic instability, which has been known to spill over to the United States threatening its supply lines. Furthermore, by expending substantial amounts of our precious resources on imports, the domestic economy is being drained of resources that would otherwise be reinvested locally to bolster the domestic economy.

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Insufficient energy distribution infrastructure. Much of the existing energy distribution infrastructure (electricity grid) in the United States is capacity constrained making it difficult to supply power from the various remote generation locations to the areas of high population and demand. This is particularly the case at times of peak demand when the systems often breaks down causing widespread “brownouts” and in some cases “blackouts”. This has been a very difficult problem to address for the utilities given the very complex nature of state and local government regulations that govern the approval and construction of new electricity distribution infrastructure. One possible solution to this is to locate new generation capacity closer to the demand centers but most fossil fuel generation technologies are unsuitable for this purpose. Distributed solar technology and hydrogen fuel cells are, on the other hand, perfectly suited to this purpose and have the added advantage of being available to supply power to the customer even when the grid is taken out by storms.

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Aging infrastructure. Much of the United States’ existing energy generation infrastructure is aging and gradually being withdrawn from service. According to data provided by the EIA in its Electric Power Annual Report, Coal is used to create almost half of all electricity generated in the United States, and the EIA further projects that, between 2011 and 2035, 49 gigawatts of coal-fired generation retirements will occur, nearly all of which occurs over the next 10 years. This capacity will have to be replaced but existing government regulations make it virtually impossible to build new coal fired power generation facilities so in all likelihood the generation capacity will have to be replaced with renewable energy generation.

The U.S. Renewable Energy Industry Has Been a High Growth Market

The market for renewable energy has grown rapidly over the past decade. Since 2000, renewable electricity installations in the United States have more than tripled, and in 2011 represent 146 GW of installed U.S. capacity, according to the Renewable Energy Data Book. Specifically, solar energy and wind energy generation capacity grew substantially over the past decade. According to the Renewable Energy Data Book, In 2011, cumulative installed wind capacity increased by nearly 17% and cumulative installed solar photovoltaic capacity grew more than 86% from the previous year. In 2011, renewable electricity accounted for more than 35% of all new electrical capacity installations in the United States.

The U.S. Renewable Energy Industry is Expected to be a High Growth Market for Decades

We believe that demand for renewable energy will continue to grow as countries seek to reduce their dependence on outside sources of energy, and as the political and social climate continues to demand social responsibility on environmental matters. The US Energy Administration anticipates that Generation from renewable energy sources will grow by 77% from 2010 to 2035 in their base case. This expected increase is supported by renewable fuel standards, state-level renewable electricity standards, and federal tax credits.

In addition, supported in part by federal tax credits in the early part of the projection period, the Federal renewable fuel standards, and state RPS, non-hydropower renewable generating capacity is expected to grow at a faster rate than fossil fuel capacity, according to the Annual Energy Outlook. According to these industry sources, including the EIA, the total renewable energy capacity is expected to increase to 15% of US Electric Power Generation, primarily due to projected increases in the generation capacity of wind, solar and biomass energy.

In addition, we believe that solar power investments will benefit from the expected continued decline in the installation cost of solar generation in the coming years due to technological innovation and economies of scale created by the continued growth in the solar industry. According to GTM Research the cost of modules (PV-mono modules) is expected to fall from an estimated $6.24 per watt in 2009 to $2.63 per watt by 2020 (with such amounts including gross margins). The chart below indicates the substantial declines in capital cost per watt of solar energy expected over the coming decade.

Furthermore, according to GTM Research, the levelized cost of energy (i.e., the price at which electricity must be generated from a specific source to break even), or LCOE, for solar modules (PV-mono) is forecasted to continue to drop from $0.17 LCOE in 2009 to $0.11 LCOE by 2014, at which point it will be equal to the LCOE for electricity generated utilizing natural gas. By 2020, GTM Research forecasts that LCOE will be as low as $0.08 for solar modules (PV-mono), whereas the LCOE for electricity generated utilizing natural gas is expected to increase to $0.14, due to increased costs of transportation, regulation and carbon offset costs. The chart immediately below demonstrates that, regardless of the type of solar technology utilized, the LCOE of every solar installation will be less than that of electricity generated utilizing natural gas, with some technologies being superior to natural gas in less than two years.

There is a Significant Capital Shortage in the Market

Notwithstanding this growing demand, we believe that there is currently a significant shortage of capital available to satisfy the demands of the renewable energy sector in the United States and around the world, particularly with respect to newly developed small and mid-sized projects and businesses. Many of the traditional sources of equity capital for the renewable energy marketplace were attracted to renewable energy projects to utilize ITCs and other tax deductions. We believe that, due to changes in their taxable income profiles that have made these tax incentives less valuable, these traditional sources of equity capital have withdrawn from the market. In addition, much of the capital that is available is focused on larger projects that have long-term off-take contracts in place, and does not allow project owners to take any “merchant” or investment risk with respect to RECs. We believe many project developers are not finding or are encountering delays in accessing capital for their projects. As a result, we believe a significant opportunity exists for us to provide new forms of capital to meet this demand. With our permanent capital structure, we are ideally suited for investments in long-term assets like renewable energy, energy efficiency and other sustainability related projects.

Overview of Significant Government Incentives

The renewable energy sector attracts significant federal, state and local government support and incentives to address technical barriers to the deployment of renewable energy technologies and to promote the use of renewable energy. These federal, state and local government incentives have historically functioned to increase (1) the revenue generated by, and (2) the equity returns available from, renewable energy projects. Energy efficiency projects are also eligible to receive government incentives at the federal, state and local levels that can be applied to offset project development costs.

Corporate entities are eligible to receive benefits through tax credits, such as PTCs, ITCs, tax deductions, accelerated depreciation and federal grants and loan guarantees (from the U.S. Department of Energy, for instance), as described below.

In addition, we intend to take advantage of net metering rules in certain jurisdictions that provide a method of crediting customers who produce electricity on-site for generation in excess of their own electricity consumption. The excess energy credited is generally returned to the grid.

The following is a description of certain federal and state incentives, which we may utilize in executing our business strategy.

Federal Incentives

Corporate Depreciation: Modified Accelerated Cost Recovery System (MACRS). Under the modified accelerated cost recovery system, or MACRS, owners of renewable energy and some energy efficiency projects can recover capital invested through accelerated depreciation, which reduces the payment of corporate tax.

Production Tax Credits. PTCs are provided to owners of certain renewable energy and some energy efficiency projects. This credit is applicable for a 10-year period from the time a project is placed into service and benefits owners with tax liabilities against which to claim the tax credit. PTCs for wind energy producers are available through December 31, 2012, and through December 31, 2013 for hydro, geothermal and bio energy projects.

Investment Tax Credits. ITCs provide that eligible systems, such as solar systems and fuel cell systems, receive a credit of 30% of the cost with no maximum limit. This credit is currently structured as a cash grant or a tax credit, whereby the owners of a qualifying renewable energy or energy efficient project can elect to receive a cash grant equal to 30% of the total cost of the project or take the tax credit once the project is placed into service. The ITC cash grant expired on December 31, 2011. However, certain projects may have obtained a safe harbor prior to the expiration date and still receive the cash grant after the expiration date. Upon expiration of the ITC cash grant, the tax credit continues to be available.

State Incentives

Renewable Portfolio Standards. RPSs, while varying based on jurisdiction, specify that a portion of the power utilized by local utilities must be derived from renewable energy sources. Currently, according to the Annual Energy Outlook, more than 30 state governments have enacted RPS programs that require utilities to include or obtain a minimum percentage of their energy from specific renewable energy sources. Under the RPS programs, utilities can (1) build or own renewable energy generation facilities, (2) purchase energy or RECs generated from renewable energy generation facilities, or (3) pay a penalty for any shortfalls in meeting the RPS. Renewable Energy Certificates. RECs (or EECs) are used in an RPS program as tradable certificates that represent a certain number of kilowatt hours of energy that have been generated by a renewable source or that has been saved by an energy efficiency project, which provide further support to renewable energy initiatives. RECs are a separate commodity from the underlying power and can be traded or sold to utilities or third parties who need credits to meet RPS requirements or to brokers and other market makers for investment purposes. Many states have energy specific REC programs.

Feed-In Tariffs. Certain states have implemented feed-in tariffs, or FITs, that entitle the renewable energy producer to enter into long-term contracts pursuant to which payment is based on the cost of generation for the different types of renewable energy projects. In addition to differences in FITs based on the type of project, FITs vary based on projects in different locations, such as rooftops or ground-mounted for solar PV projects, different sizes, and different geographic regions. FITs are available to anyone including homeowners, business owners, farmers, as well as private investors. The tariffs are typically designed to ratchet downward over time to both track and encourage technological change.

Investment Strategy

Our business objective is to generate attractive risk-adjusted returns for our members, consisting of both current income and long-term capital appreciation, by acquiring, managing and financing the construction and operation of income-generating renewable energy, energy efficiency and sustainable development projects, primarily within but also outside of North America. These returns will depend in a large part on the movement of electricity prices and the general economy, including the terms of any power purchase agreements we negotiate, transmission costs, project costs, financing costs and availability and government incentives. We expect the size of our investments to generally range between approximately $1 million and $100 million. In underwriting and selecting projects, through our extensive and comprehensive due diligence process, we will seek projects that provide sustainable cash flow while minimizing operational and credit risk and maximizing the use of government incentives. We will seek to maximize our risk-adjusted returns by: (1) capitalizing on underserviced markets; (2) focusing on hard assets that produce significant and dependable cash flows; (3) efficiently utilizing government incentives where available; (4) employing creative deal structuring to optimize capital, tax and ownership structures; (5) partnering with experienced financial, legal, engineering and other professional firms; (6) employing sound due diligence and risk mitigation processes; and (7) monitoring and managing our assets on an ongoing basis.

Our primary investment strategy is to acquire controlling equity stakes in our target assets and to oversee and supervise their power generation and distribution processes. We define controlling equity stakes as companies in which we own 25% of more of the voting securities of such company or have greater than 50% representation on such company's board of directors. However, we will also provide project financing to projects owned by others, including through the provision of secured loans which may or may not include some form of equity participation. We may also provide projects with senior unsecured debt, subordinated secured debt, subordinated unsecured debt, mezzanine debt, convertible debt, convertible preferred equity, and preferred equity, and make minority equity investments. We may also participate in projects by acquiring contractual payment rights or rights to receive a proportional interest in the operating cash flow or net income of a project. Our strategy will be tailored to balance long-term energy price certainty, which we can achieve through long-term power purchase agreements for our projects, with shorter term arrangements that allow our projects to potentially generate higher risk-adjusted returns.

We expect to supplement our equity capital and increase potential returns to our members through the use of prudent levels of borrowings both at the corporate level and the project level. In addition to any corporate credit facility or other secured and unsecured borrowings, we expect to use other financing methods at the project level as necessary, including but not limited to joint venture structures, construction loans, property mortgages, letters of credit, sale and leaseback transactions, other lease transactions, royalty transactions and other arrangements, any of which may be unsecured or may be secured by mortgages or other interests in our assets. In addition, we may issue publicly or privately placed debt instruments. When possible and desirable, we will seek to replace short-term sources of capital with long-term financing.

Our renewable energy projects will generate revenue primarily by selling (1) generated electric power to local utilities and other high quality, utility, municipal and corporate counterparties, and (2) in some cases, RECs, EECs, and other commodities associated with the generation or savings of power. We will therefore seek to acquire or finance projects that contain transmission infrastructures and access to power grids or networks that will enable the generated power to be sold. We expect our projects will have must-take contracts (power purchase agreements) with local utilities and off-takers (other high credit quality counterparties), that guarantee that all electricity generated by each project will be purchased. Although we intend to work with high quality counterparties, in the event that an off-taker cannot fulfill its contractual obligation to purchase the power, the power can be sold to the local utility or other suitable counterparty, essentially ensuring revenue is generated for all solar electricity generation.

These power purchase agreements, when structured with utilities and other large commercial users of electricity, are generally long-term in nature with all electricity generated by the project purchased at a rate established pursuant to a formula set by the counterparty. The formula is often dependent upon the type of subsidies, if any, offered by the local and state governments for project development, as described above in “—Overview of Significant Government Incentives”. Although we expect to focus on projects with long-term contracts that ensure price certainty, we will also look for projects with shorter term arrangements that will allow us, through these projects, to participate in market rate changes which we expect may lead to higher current income.

We expect certain of the power purchase agreements for our projects will be structured as “behind the meter” agreements with commercial or municipal entities, which provide that all electricity generated by a project will be purchased by the off-taker at an agreed upon rate that may be set at a slight discount to the retail electric rate for the off-taker. These agreements also typically provide for annual rate increases over the term of the agreement. The behind the meter agreement is long-term in nature and further provides that, should the offtaker fail to fulfill its contractual obligation, any electricity that is not purchased by the off-taker can be sold to the local utility, usually at the wholesale electric rate.

We may also finance energy efficiency projects, which seek to enable businesses and governmental organizations to utilize less energy while at the same time providing the same or greater level of energy amenity. Financing for energy efficiency projects is generally used to pay for energy efficiency retrofits of buildings, homes, businesses, and replacement of other inefficient energy consuming assets with more modern technologies. These projects can be structured to provide predictable long-term cash flows by receiving a portion of the energy savings and the sale of associated RECs and EECs generated by such installations. In each of our renewable energy and energy efficiency investments, we also intend (where appropriate) to maximize the benefits of, state and/or municipal renewable energy standards or RPS as well as other federal, state and local government support and incentives for the renewable energy industry.

Set forth below are brief summaries of sectors in which we intend to invest.

Solar Power

Solar powered electrical generation, in which sunlight is converted into electricity, generally relies on photovoltaic cells or heat engines to generate power with the most common forms of active solar techniques being the use of photovoltaic panels (i.e., solar photovoltaic technology) and solar thermal collectors to harness the energy (i.e., concentrating solar power). Solar photovoltaic technology is developed from solar cells, also known as “photovoltaic (PV) cells,” that are packaged into a module, and convert sunlight directly into electricity. Concentrating solar power, in contrast, utilizes three main types of systems, linear concentrator, dish/engine, and power tower systems, to concentrate solar energy onto various types of “receivers” that are heated.

Solar power projects, like other energy assets, generate economic returns through the production and sale of electric power, are long-lived, are potentially tax advantaged, are structured to include off-taker contracts with high quality utility, municipal and corporate-counterparties, and typically produce premium returns compared to investments of comparable tenor and risk. In addition, we believe yields on energy and power projects, such as solar projects, tend to be uncorrelated to most assets, as they generally perform independent of equity and fixed income investments, commodities, and even other energy and infrastructure projects. We intend to invest in small, medium, and large-scale solar installations, both ground mount and rooftop, which will serve to power communities, businesses and residences. We expect to invest in solar projects that are located in the United States and other countries. We will opportunistically invest in geographies and jurisdictions that provide the most attractive investment opportunities. Initially, we plan to focus on jurisdictions, such as California, Massachusetts and New Jersey, that have established favorable RPS and other incentives to supplement the power generation revenue available from our projects.

Wind Energy

Wind is a clean source of energy and overall, wind energy has fewer environmental impacts than most other traditional energy sources. Wind energy may be harnessed utilizing wind turbines—the modern equivalent of a windmill—to generate electricity. Wind turbines do not release emissions that pollute the air or water (with rare exceptions), and they do not require water for cooling. A wind turbine has a small physical footprint relative to the amount of electricity it can produce. Wind energy may be used either on-site where it is produced or larger turbines are often grouped together into wind farms that provide power to the electrical grid. Constructing and operating wind farms is highly capital intensive and financing costs have increased dramatically as banks cut back on lending. We believe that the current shortage of capital from traditional financing sources, such as banks, to fund the construction and operation of wind farms coupled with the increasing demand for wind and renewable energy generally will create attractive investment opportunities for us in wind energy projects.

Hydropower

Hydropower relies upon the water cycle to harness energy created by moving water. The stronger the flow or fall of the water, the more energy is able to be generated. The hydropower stations are comprised of turbine generators and the structures necessary to channel and regulate the flow of water to the turbines which will spin the generator to produce electricity. There are two main categories of hydroelectric plants: run-of-the-river systems and storage systems. Run-of-the-river systems consist of hydroelectric plants built directly in the river because the force of the current is consistent enough and applies the needed pressure. In a storage system, water is accumulated in reservoirs created by dams, then released as needed to generate electricity. Manufacturing the concrete and steel used to construct these dams requires energy that may create emissions when produced. However, given the long operating lifetime of a typical hydropower plant (generally, 50-100 years), these emissions are more than offset by the emissions that would have been produced if the electricity were generated by fossil fuel-fired power plants.

Geothermal

Geothermal energy is heat produced inside the earth that can be recovered as heat or steam and used to heat buildings or generate electricity. Some applications of geothermal energy use the earth’s temperatures near the surface, while others require drilling miles into the earth. The three main uses of geothermal energy are (1) direct use and district heating systems that use hot water from springs or reservoirs near the surface, (2) electricity generation power plants that require water or steam at very high temperature (300° to 700°F), and (3) geothermal heat pumps that use the earth’s constant temperatures to heat and cool buildings. Geothermal power plants are generally built where geothermal reservoirs are located within a mile or two of the surface. Geothermal power plants do not burn fuel to generate electricity, so their emission levels are very low.

Biomass and biofuel

Biomass is organic material made from plants and animals, which contains stored energy from the sun. Biomass is a renewable energy source because additional trees and crops can be planted, and waste will always exist. Some examples of biomass fuels are wood, crops, manure, and some garbage. Burning biomass is not the only way to release its energy. Biomass can be converted to other useable forms of energy, such as methane gas or “biofuels,” which can be used as transportation fuels like ethanol and biodiesel. Biofuels are usually more expensive than the fossil fuels that they replace, but they are also cleaner-burning fuels, producing fewer air pollutants. In addition, increased biofuel production in the United States may provide energy security, by reducing the dependence on foreign-produced oil. The predominant sources of biomass energy are (1) wood and wood waste, (2) waste to energy, and (3) landfill gas.

Fuel Cells

A fuel cell is a device that converts the chemical energy from a fuel into electricity through a chemical reaction with oxygen or another oxidizing agent. Hydrogen is the most common fuel, but hydrocarbons such as natural gas and alcohols like methanol are sometimes used. Fuel cells are different from batteries in that they require a constant source of fuel and oxygen to run, but they can produce a constant source of electricity for as long as these inputs are supplied. Fuel cells produce extremely low emissions and, unlike intermittent power sources such as wind and solar, can be used for base load power generation.

Combined Heat and Power

Combined heat and power, or CHP, technologies produce both electricity and steam from a single fuel at a facility located near the consumer. These efficient systems recover heat that normally would be wasted in an electricity generator, and save the fuel that would otherwise be used to produce heat or steam in a separate unit. Emissions of carbon dioxide and air pollutants like nitrogen oxide, sulfur dioxide and volatile organic particles can be substantially reduced with CHP.

Energy Efficiency Investments

We intend to opportunistically invest in energy efficiency projects, which seek to enable businesses and governmental organizations to utilize less energy while at the same time providing the same or greater level of energy amenities. Financing for energy efficiency projects would generally be used to pay for energy efficiency retrofits of buildings, homes, businesses, and replacement of other energy consuming assets. Such projects can be structured to provide predictable long-term cash flows arising from mechanisms designed to share the energy savings generated by such installations. Energy efficiency projects are also eligible to receive government incentives at the federal, state and local levels that can be applied to offset project development costs. Energy efficiency projects also have a beneficial environmental impact and can be implemented on both small scale and commercial scale levels. The technologies underlying energy efficiency investments, such as LED lighting and CHP projects among others, are well understood and the savings highly quantifiable.

Our Investment Process

The chart below illustrates the key activities of our investment process over the lifecycle of a renewable energy project, from origination to exit of the investment.

GCM maintains comprehensive renewable energy, project finance and capital markets databases and has developed proprietary analytical tools and due diligence processes that will enable GCM to identify prospective projects and to structure transactions quickly and effectively on our behalf. Driven by a value-oriented fundamental investment philosophy, GCM will use this information, along with ongoing research by its investment professionals, to selectively narrow the universe of prospective investment opportunities for us.

Because the processes for selecting, analyzing and structuring potential projects and conducting due diligence with respect to potential investments are only a part of our robust investment process, GCM will also oversee and manage all aspects of portfolio monitoring, enabling it to provide us with early alerts about project problems as soon as, or prior to, them arising.

Origination

We seek to purchase, finance or otherwise invest in projects that are at least “shovel ready.” A project is considered “shovel ready” if it has advanced to the stage where all, or substantially all, planning, engineering and permitting, including all major permits and approvals from local and state regulatory agencies, are in place and construction can begin immediately or upon receipt of certain final permits that must be obtained immediately prior to construction. In addition, before we invest in a project we expect that, where applicable, all interconnection agreements with the appropriate utilities will be finalized and executed, all environmental studies for the underlying real estate for any project will be completed, all land use agreements, clean energy program registrations, and viability and financial models for the relevant project will be completed, and that all power purchase agreements will be finalized and executed. We expect GCM to work closely with experienced developers and consultants who have a track record of successful project development to review projects as they approach “shovel ready” status to review and finalize all aspects of the project with developers to ensure that the project satisfies GCM’s investment criteria.

In order to source projects, GCM seeks to leverage its executives’ extensive relationships which will provide significant access to transaction flow. GCM has broad and deep relationships with project developers, lawyers, investment and commercial banks, individual and institutional investors, consultants, diligence specialists, EPC companies, contractors, renewable energy technology manufacturers (such as panel manufacturers), solar insurance specialists, component manufacturers, software providers and other industry participants. As part of its business strategy, GCM intends to continue to build these relationships enabling it to enhance its sources of potential projects. By standardizing our deal process, counterparties such as developers will be more likely to reach out to us as we will offer them a streamlined process with lower closing costs. In addition, GCM intends to build its relationships with the growing number of funds that seek to capitalize on the opportunity to develop projects from the onset of the project to “shovel ready” status. Furthermore, GCM’s investment professionals expect to continue to participate in tradeshows, conferences and other industry gatherings to solidify existing relationships, build new relationships and increase our and GCM’s visibility in the renewable resource industry.

Evaluation

Initial Review. In its initial review of a potential investment opportunity for us, GCM’s transaction team, together with the necessary external advisors and consultants, performs a comprehensive due diligence investigation to determine whether the potential investment meets our basic investment criteria and other guidelines specified by GCM, within the context of proper portfolio diversification, as well as an acceptable risk-adjusted return profile. This due diligence investigation will typically include, among other things, the following:

•

a full operational analysis to identify the key risks and opportunities of the project business, including a detailed review of historical, if applicable, and projected financial results, engineering analyses, viability analyses, environmental analyses, regulatory analyses (including both local permitting, land use review, and state and federal incentives availability), and legal analyses (of project agreements and rights);

•	a detailed analysis of industry dynamics, competitive position, regulatory, tax and legal matters;

•	on-site visits, where necessary;

•	background checks to further evaluate developers, construction companies and other key personnel (including any subcontractors and outsourcing arrangements);

•	development of contingency plans to cover certain material events, such as counterparty insolvency, or loss of key personnel;

•	identify and verify key required licenses with respect to personnel are existing and valid;

•	development of implementation schedules with dates and key milestones;

•	development of safety plans and compliance with regulatory standards;

•

review of planning schedules and methodology, including review of purchase order schedule and cash flow requirements/deposits/escrows, supply sources and expectations, risk mitigation, reasons for selection of various supplies and cost mitigation;

•	review of system test and commissioning plan;

•	review of all utility-related (where applicable) agreements and arrangements;

•	review of renewable energy incentive program compliance and eligibility (where applicable);

•	due diligence of the reputation and creditworthiness of component part suppliers, such as solar panel manufacturers;

•	financial counterparty due diligence, if necessary, including lender reference checks, if necessary; and

•	the need for guarantees, bonding, and insurance to ensure timely completion of a project.

GCM may also engage independent insurance brokers specializing in renewable energy to review projects and recommend insurance coverage for each project. When possible, our transaction team seeks to structure transactions in such a way that our developer counterparties are required to bear the costs of due diligence, including those costs related to any outside consulting work we may require.

Execution

Approval. Following completion of the due diligence process described above, GCM’s investment team will prepare an investment memorandum and make a formal proposal to GCM’s investment committee, which will conduct an objective assessment of a recommended project taking into account our basic investment criteria and other guidelines specified by GCM, within the context of proper portfolio diversification, as well as an acceptable risk-adjusted return profile. Approval will require the unanimous approval of the members of GCM’s investment committee, which will be comprised of David Sher, Charles Wheeler and two representatives of GGIC,              and             . The members of GCM’s investment committee will receive no direct compensation from us. Certain of the investment committee members may be employees or partners of GCM and may receive compensation or profit distributions from GCM. See “Management—Conflicts of Interest.”

Monitoring

Portfolio Monitoring. Following approval of a project, GCM’s professionals will monitor our portfolio, in combination with operations and maintenance, or O&M, providers focusing on consistent operation and minimizing project downtime with respect to our assets. GCM’s professionals will monitor our portfolio focusing on anticipating and ameliorating negative credit events with respect to any financing we may provide. Current monitoring technology enables GCM professionals to track energy production of our projects on a near real-time basis and to identify problems quickly, and to respond accordingly.

With respect to projects in which we have provided debt financings or in joint ventures in which we do not hold the majority of the equity, we will negotiate for the provision of periodic financial reports detailing operating performance, cash flows, financial position and other key operating metrics on a quarterly basis. GCM will use this data, combined with other due diligence material gained through an ongoing oversight of the borrower to conduct a rigorous assessment of the company’s operating performance and prospects.

Valuation Process. Our board of directors has established procedures for the valuation of our investment portfolio. Any changes to these procedures will require the approval of our board of directors, including a majority of our independent directors. We will use market quotations, when readily available, to value our investments. However, because market quotations will not be available for most of our investments, our board of directors has approved a multi-step valuation process for each fiscal quarter, involving (1) a valuation by GCM, (2) independent appraisals of our internal valuation models by one or more independent valuation firms, (3) review by the audit committee of our board of directors of valuations prepared by GCM and the independent valuation firm, as the case may be, and (4) a good faith determination by the board of directors of the fair value of each investment in our portfolio. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies And Use of Estimates—Valuation of Investments.”

Exit

Our investments are generally not liquid and we expect that we will hold our investments for the long term, but GCM may also seek to dispose of an investment if our board of directors determines that a sale of an investment is in our best interest. We believe that our investments will generally have business models and cash flows that afford potentially attractive exit options. We will enter into investments with specific strategies for exit, which may include acquisition by other industry participants. The period of time after which an exit may be contemplated will be specific to each investment.

With respect to our projects that we control, we may sell or dispose of our investment in the project or the project itself. With respect to our projects that have agreements for the purchase of electricity, prior to the expiration of these agreements, we may (1) renew the agreement, (2) find a new high credit quality counterparty, or (3) sell or dispose of the investment. With respect to our debt investments, we may determine to refinance them prior to the maturity date or repayment or to deploy the net proceeds in accordance with our investment strategy.

Financing Strategy

We expect to supplement our equity capital and increase potential returns to our members through the use of prudent levels of borrowings both at the corporate level and the project level. Our LLC Agreement does not impose limitations on the amount of borrowings we may employ either at the corporate level or the project level. In addition to any corporate-level credit facility or other secured and unsecured borrowings, we expect to use other financing methods at the project level as necessary, including joint venture structures, construction loans, property mortgages, letters of credit, sale and leaseback transactions, other lease transactions, and other arrangements, any of which may be unsecured or may be secured by mortgages or other interests in our assets. In addition, we may issue publicly or privately placed debt instruments.

Our indebtedness may be recourse or non-recourse and may be cross-collateralized. In addition, we may invest in assets subject to existing liens, or may refinance the indebtedness on assets acquired on a leveraged basis. We may use the proceeds from any borrowings to acquire assets, refinance existing indebtedness, finance investments or for general corporate purposes.

We will consider a number of factors when evaluating our level of indebtedness and making financial decisions, including, among others, the following:

•	the interest rate of the proposed financing;

•	covenants of the proposed financing;

•	the extent to which the financing impacts our ability to manage our assets;

•	prepayment penalties and restrictions on refinancing;

•	our long-term objectives with regard to the financing;

•	our target investment returns;

•	the ability of particular assets, and our company as a whole, to generate cash flow sufficient to cover expected debt service payments;

•	our overall level of indebtedness;

•	timing of debt maturities;

•	provisions that require recourse and cross-collateralization;

•	corporate credit ratios; and

•	overall ratio of fixed and variable rate debt.

In addition to the financing methods described above, we may utilize tax equity structures to monetize tax attributes that exceed a renewable energy project owner’s federal income tax liability. In instances in which we may rely on third party financing to construct our renewable energy projects, we must be able to demonstrate to our lenders and tax equity investors, as the case may be, that a project is able to generate a sufficient level of returns in order to secure capital at a cost that will make the project attractive for us.

Hedging Activities

If appropriate and desirable for a given electric market or project, our projects may have contracts to hedge future electricity prices to mitigate a portion of the risk of market price fluctuations they will encounter by selling power at variable or market prices. Additionally, we may seek to stabilize our financing costs as well as any potential decline in our investments by entering into derivatives, swaps or other financial products in an attempt to hedge our interest rate risk.

Employ Creative Deal Structuring

Our primary investment strategy is to acquire controlling equity stakes in our target assets; however, we will also provide project financing to projects owned by others, including through the provision of secured loans which may or may not include some form of equity participation. While the capital structure of our projects and businesses is likely to vary, we may also form joint ventures or provide projects with senior unsecured debt, subordinated secured debt, subordinated unsecured debt, mezzanine debt, convertible debt, convertible preferred equity, and preferred equity, and make minority equity investments, where those investments generate current yield. We may also participate in projects by acquiring contractual payment rights or rights to receive a proportional interest in the operating cash flow or net income of such company.

Utilization of Government Incentives and Tax Efficiency

As discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview,” our organizational structure and tax profile is expected to allow us to make effective use of tax incentives generated from projects in which we hold controlling equity stakes to offset the taxable income generated by our other investments.

Conflicts of Interest

For a discussion of the conflicts of interest facing our company and our policies to address these conflicts, see “Management—Conflicts of Interest.”

Competition

Though we believe there is currently a capital shortage in the renewable energy sector, we will still compete for projects with other energy corporations, investment funds (including private equity funds and mezzanine funds), traditional financial services companies such as commercial banks and other sources of funding, as well as utilities and other producers of electricity. Moreover, alternative investment vehicles, such as hedge funds, also make investments in renewable energy projects. Our competitors may be substantially larger and have considerably greater financial, technical and marketing resources than we do. For additional information concerning the competitive risks we face, see “Risk Factors—Risks Related to Our Business and Structure—We may face increasing competition for business opportunities, which could delay deployment of our capital, reduce returns and result in losses.”

Staffing

We will not have any employees. We expect that our day-to-day investment operations will be managed by GCM. In addition, we will enter into an administration agreement with Greenbacker Administration pursuant to which it will provide us with administrative services. See “Administrative Services.”

Properties

Our executive offices are located at 535 Fifth Avenue, Suite 421, New York, NY 10017. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

Legal Proceedings

None of us, GCM, or the Administrator, is currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us, or against GCM or the Administrator.

MANAGEMENT

Our business and affairs are managed under the direction of our board of directors, as provided by our LLC Agreement and Delaware law. The board has retained GCM to manage our investment activities, the quarterly valuation of our assets and our financing arrangements, subject to the board’s supervision. The board of directors currently has an audit committee and a nominating and corporate governance committee, and may establish additional committees from time to time as necessary. Each director will serve until the next annual meeting of members and until his or her successor is duly elected. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the members upon the affirmative vote of at least two-thirds of the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

A vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. As provided in our LLC Agreement, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by the remaining independent directors.

Our board of directors consists of              members, a majority of whom are independent directors as such term is defined in NASDAQ Listing Rule 5605(a)(2). We are prohibited from making loans or extending credit, directly or indirectly, to our directors or executive officers under section 402 of the Sarbanes-Oxley Act of 2002.

Directors and Executive Officers

The following table sets forth certain information regarding our directors, director nominees and executive officers. The biographical descriptions for each director include the specific experience, qualifications, attributes and skills that led to the conclusion by our board of directors that such person should serve as a director.

Name	Age	Position(s) Held with Us	Director/Executive Officer Since
David Sher	49	Director	2012
Charles Wheeler	52	Chief Executive Officer, President, and Director	2012
Boris Onefater	45	Chief Financial Officer	2012
		Independent Director Nominee
		Independent Director Nominee
		Independent Director Nominee

David Sher has been a board member since our inception in December 2012. Mr. Sher has served as Chief Executive Officer and a Senior Managing Director of GCM since 2012 (having previously served as a Managing Director of GCM since 2011), as well as a member of GCM’s investment committee. He has also served as Chief Executive Officer and as a director of GREC since 2011. Prior to joining our company, Mr. Sher was a senior adviser at Prospect Capital Corporation, a mezzanine debt and private equity firm that manages a publicly traded, closed-end, dividend-focused investment company, from June 2009 to January 2011. Prior to joining Prospect Capital, Mr. Sher was a serial entrepreneur founding a number of ventures in the financial services and brokerage industry. In 2000, Mr. Sher was a founder and Managing Director of ESP Technologies, a leading provider of financial software and services to institutional asset managers and hedge funds. In May of 2007, that company was sold to a group of investors. Prior to co-founding ESP, Mr. Sher was a founder and CEO of an online brokerage company, ElephantX dot com Inc. Additionally, in September 1997, he co-founded, developed and managed Lafayette Capital Management LLC, a statistical arbitrage hedge fund. Mr. Sher also spent six years at Bear Stearns where he developed trading ideas and strategies for correspondent clearing customers from 1991 to 1997.

Mr. Sher holds a Masters of International Affairs from Columbia University and Bachelor of Arts in Political Science from Rutgers University. Mr. Sher is the brother of Robert Sher.

Mr. Sher was selected to serve as a director because he is our advisor’s Chief Executive Officer and has over 20 years of executive experience in various areas, having previously served as founder and CEO of several companies, including two broker-dealers. He has substantial private equity and investing experience involving originated loan transactions, including serving as a senior adviser at Prospect Capital Corporation, a publicly traded business development company (NASDAQ: PSEC). He also has experience working in the renewable energy sector, including a transaction involving the proposed sale of a 28MW biomass power plant to a private equity firm.

Charles Wheeler has served as our Chief Executive Officer, President, and as a board member since our inception in December 2012. Mr. Wheeler has also served as a Senior Managing Director of GCM since 2012 (having previously served as a Managing Director of GCM since 2011), and as President and a director of GREC since 2011. Mr. Wheeler is a veteran of the investment banking industry having spent 26 years, from 1987 to 2011, with the Macquarie Group, one of Australia’s leading investment banks. During that time, Mr. Wheeler held several senior positions with the Macquarie Group, including Head of Financial Products for North America from 2007 to 2009 and Head of Renewables for North America from 2007 to 2011. From 1998 to 2007, Mr. Wheeler was a Director of the Financial Products Group at Macquarie in Australia with responsibility for the development, distribution and ongoing management of a wide variety of retail financial products, including REITs, infrastructure bonds, international investment trusts and diversified domestic investment trusts. Prior to joining Macquarie, Mr. Wheeler was a tax manager with Touche Ross & Co. in Australia (which was merged into KPMG in Australia).

Mr. Wheeler holds a Bachelor of Economics from Sydney University and is a member of the Institute of Chartered Accountants of Australia.

Mr. Wheeler was selected to serve as a director because he is our Chief Executive Officer and has significant knowledge of, and relationships within, the project and structured finance industry and the renewable energy sector due to his numerous positions with the Macquarie Group. Mr. Wheeler also brings his extensive background in project and structured finance to bear on the renewables sector. He has experience working in the solar and wind energy sectors while at Macquarie, including a transaction involving the purchase and subsequent management of a large portfolio of distributed solar assets located in California, the consideration of several proposals to invest equity into solar thermal power plants across the Southwest, the acquisition of a wind developer in Texas, and the evaluation of numerous wind development opportunities across Canada and the United States. Furthermore, during his tenure at Macquarie, Mr. Wheeler participated in several other renewable energy resource transactions, including a proposal to invest equity into a significant unlisted geo-thermal developer based in Nevada.

Boris Onefater has served as our Chief Financial Officer since December 2012. Mr. Onefater is a seasoned investment management executive with over 24 years of experience as an investment management professional. Since 2008, Mr. Onefater has been the Chief Executive Officer, Founder and President of Constellation Investment Consulting Corp., an investment management advisory business with a particular focus on ‘40 Act mutual funds, investment advisors and alternative investment products. Prior to founding Constellation Investment Consulting Corp., from 2006 to 2008, Mr. Onefater was the Chief Executive Officer, Chief Operating and Chief Financial Officer of Dreman Value Management LLC, where he was responsible for the administration of a $20 billion asset management firm, among other responsibilities. From 1997 to 2006, Mr. Onefater was a Partner at Deloitte & Touche LLP, where he managed the capital markets investment management business activities within the United States and globally. Prior to returning to Deloitte in 1997, Mr. Onefater had previously served as Audit Senior Manager at Deloitte from 1988 to 1995. During the interim period from 1995 to 1997, Mr. Onefater served as Vice President at Bankers Trust Company, where he was responsible for the Bankers Trust's mutual fund administration and accounting operations, including compliance with the Investment

Company Act and other related SEC and NASD regulations, compliance by portfolio managers with prospectus requirements and general assessment of Bankers Trust's overall risk.

Mr. Onefater graduated cum laude from New York University with a Bachelor of Science in Accounting and Finance. Mr. Onefater is also a member of the American Institute of Certified Public Accountants as well as the New York State Institute of Certified Public Accountants.

Committees of the Board of Directors

The entire board of directors considers all major decisions concerning our business. However, our LLC Agreement provides that our board of directors may establish such committees as our board believes appropriate. Our board of directors will appoint the members of the committee in its discretion, provided a majority of the members of each committee of our board of directors must be comprised of independent directors. We anticipate that prior to this offering, our board of directors will establish an audit committee and will adopt a charter for the audit committee that complies with current U.S. federal and NASDAQ rules relating to corporate governance matters. In addition, prior to this offering, we anticipate that our board of directors will establish a nominating and corporate governance committee, as described below.

Audit Committee

Our audit committee is composed of             ,             , and             , a majority of whom are independent directors. The audit committee will assist the board of directors in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our internal and independent auditors.

                     chairs our audit committee and serves as our “audit committee financial expert,” as that term is defined by the SEC.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is composed of             ,             , and             , a majority of whom are independent directors. The nominating and corporate governance committee operates pursuant to a charter approved by our board of directors. The charter sets forth the responsibilities of the nominating and corporate governance committee, including making nominations for the appointment or election of independent directors, retirement policies and investment professionals training policies.

Compensation of Independent Directors

The table below sets forth the compensation received by each of our independent directors from our company for the fiscal year ended                     . Messrs. Sher and Wheeler do not receive any compensation for their service as directors.

Name of Director	Position Held	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)

Our independent directors will receive an annual fee of $15,000 for the first year following the commencement of this offering and an annual fee of $25,000 for the second year following the commencement of this offering. From and following the third year following the commencement of this offering, and until such time as our assets under management exceed $750 million, such annual fee will remain at $25,000, but we will also pay a fee of $1,000 to our independent directors for each board meeting attended. At such time as our assets under management exceed $750 million, the annual fee will be increased to $30,000 per year and our independent directors will continue to receive a fee of $1,000 for each board meeting attended. In addition to the annual fee and fee for meeting attendance, as applicable, we will reimburse our independent directors for any reasonable out-of-pocket expenses incurred for its service as a director. In addition, the Chairman of the Audit Committee will receive an annual fee of $5,000 for his or her additional services, if any, in this capacity. In addition, we purchase directors’ and officers’ liability insurance on behalf of our directors and officers.

Compensation of Executive Officers

None of our executive officers will receive any compensation for their service as our executive officers.

Compensation Committee Interlocks and Insider Participation

No compensation committee exists, and no deliberations occurred with respect to executive compensation, as no executive officers will receive any compensation for their service as executive officers.

Conflicts of Interest

GCM and certain of its affiliates will have certain conflicts of interest in connection with the management of our business affairs including, but not limited to, the following:

•

Regardless of the quality of the assets acquired, the services provided to us or whether we pay distributions to our members, GCM will receive certain fees in connection with its services to us as our external manager;

•

The agreements between us and our advisor or its affiliates are not arm’s length agreements. In addition, as a result of the fact that we have some common management with our advisor, our board of directors may encounter conflicts of interest in enforcing our rights against them in the event of a default by, or disagreement with, any of them, or in invoking powers, rights or options pursuant to any agreement between any of them and us;

•

Our advisor is primarily responsible for calculating the net asset value of our portfolio and, because the base management fee is payable based upon our gross assets, a higher net asset value of our portfolio would result in a higher base management fee to our advisor. Our advisor may utilize an independent valuation firm engaged by our board of directors for assistance in calculating the fair value of our investments. We expect to value our projects and investments quarterly at fair value as determined in good faith by our board of directors based on input from our advisor, an independent valuation firm engaged by our board of directors, if any, and our audit committee. See “Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies And Use of Estimates—Valuation of Investments” and “—Calculation of Net Asset Value”;

•

GCM and its affiliates and our officers and directors are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with us and/or may involve substantial time and resources of GCM and its affiliates and our officers and directors; however, during this offering, GCM and its affiliates and our officers and directors does not intend to sponsor another public vehicle that invests primarily in our target assets; moreover, our code of business conduct and ethics contains a conflicts of interest policy that prohibits its directors and executive officers, as well as personnel of the advisor who provide services to the Company, from engaging in any transaction that involves an actual conflict of interest with the Company without the approval of a majority of our independent directors; and

•

GCM may determine it is appropriate for us and one or more other clients managed by GCM or any of its affiliates to participate in an investment opportunity. These co-investment opportunities may give rise to conflicts of interest or perceived conflicts of interest among us and the other participating accounts. To mitigate these conflicts, GCM will seek to execute such transactions for all of the participating investment accounts, including us, on a fair and equitable basis, taking into account such factors as the relative amounts of capital available for new investments and the investment programs and portfolio positions of us, the clients for which participation is appropriate and any other factors deemed appropriate. GCM will also consider whether the transaction complies with the terms of our LLC Agreement or the partnership or limited liability company agreement of such other programs.

Our Advisor

Our advisor is Greenbacker Capital Management LLC. Our officers and two of our directors also are officers, key personnel and/or members of our advisor. Our advisor has contractual responsibility to us and our members pursuant to the advisory agreement. Our advisor is indirectly majority-owned and controlled by GCM’s senior executives. The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)
David Sher	49	Chief Executive Officer and Senior Managing Director
Charles Wheeler	52	Senior Managing Director
Robert Sher	49	Managing Director
W. Todd Coffin	44	Managing Director
James Weiner	46	Managing Director
Robert Lawsky	45	General Counsel and Managing Director
Spencer Mash	31	Managing Director
Ken Jaffe	47	Executive Vice President

For a description of Messrs. David Sher and Wheeler, see “—Directors and Executive Officers” above.

Robert Sher has served as a Managing Director of GCM since 2011. Prior to joining GCM, from 2008 to 2009, Mr. Sher consulted for Globus Renewables, an Irish-based renewable energy fund focused on the acquisition of wind and solar properties in Spain and Ireland. Mr. Sher co-founded three diverse entrepreneurial ventures including a statistical arbitrage hedge fund, an innovative institutional brokerage company, as well as a financial technology company. In 2002, Mr. Sher co-founded ESP Technologies, where he served as the Head of Operations and Registered Securities Principal of its broker/dealer business until 2008. In May of 2007, that company was sold to a group of investors. In 1999, Mr. Sher co-founded ElephantX dot com Inc, where he served as the President, Head of Operations and served on the firm’s Board of Directors until 2002, when ElephantX dot com Inc was sold and renamed as ESP Technologies. Prior to co-founding ElephantX dot com Inc, from 1997 to 2000, Mr. Sher co-founded and ran operations as the Director of Operations for Lafayette Capital Management LLC, a New York-based statistical arbitrage hedge fund. Mr. Sher started his career at Citibank NA, where he managed emerging markets customer service and accounting teams, servicing their institutional client base from 1991 to 1997.

Mr. Sher holds a Masters of International Affairs, International Policy Analysis and Management Columbia University and Bachelor of Arts in History and Political Science from Rutgers University.

Mr. Sher has experience in the renewable energy sector, including consulting on finance proposals to purchase various utility scale wind projects (400MW) in Valencia and Catalunya, Spain. In addition, since joining Greenbacker Group, LLC, Mr. Sher has originated solar deals comprising over 75MW of rated capacity in New Jersey (e.g., 1.5MW in Medford Township, 10MW in White Township, 20MW in Tinton Falls, and 38MW in Pemberton), Florida (e.g., 335KW in Gainesville), and Canada (10MW in projects under the micro feed-in tariff (MicroFIT) program in Ontario).

W. Todd Coffin has served as a Managing Director of GCM since 2011. Mr. Coffin has 23 years of investment banking and financial services experience. From 2005 to 2011, Mr. Coffin was the head of Investment Banking for Source Capital Group, Inc., with nine offices and over 130 brokers and employees, where, for the past five years, he focused on project finance in the Exploration and Production sector, mid-stream assets and the development of the Renewable Project Finance group. In 1998, Mr. Coffin co-founded Hudson Allen and Co. to pioneer structured financing products in the public markets where he started financing energy companies.

Mr. Coffin holds a Bachelor of Arts from Boston University and is Vice Chairman of OARS, a non-profit program sponsoring young rowers to the Olympics.

Mr. Coffin has served as a banking advisor on several occasions, including advising Coronus Solar, Inc. (CRNSF.US) on 21MW of solar power projects in California and Newmark Energy Solutions on its exclusive venture with United Technologies Corporation’s subsidiary, UTC Power Inc., in developing the data center, hotel and commercial fuel cell power market. Mr. Coffin had previously developed financing for current works in progress in such fuel cell power market of up to 60MW. Additionally, Mr. Coffin previously worked on a $45 million equity transaction for Rock Energy Resources Inc., acquisition and development of Xethenol (XNL) and as an investment banker to a 10MW Solare solar facility in College Park, New Jersey, which was structured to qualify for the Public Service Electric & Gas Company solar loan program.

James Weiner has served as a Managing Director of GCM since 2011. Mr. Weiner has 20 years of leadership and operational execution expertise. From 1999 through 2009, Mr. Weiner served as Managing Director and Chief Operating Officer of ESP Technologies, a leading provider of financial software and services to institutional asset managers and hedge funds in 2002, and ElephantX dot com Inc, an Alternative Trading System (ATS). Along with David and Robert Sher, Mr. Weiner co-founded ESP Technologies and ElephantX dot com Inc, in 2000. As Chief Operating Officer at both companies, Mr. Weiner held principal responsibility for software development, IT infrastructure, call center operations, due diligence processes and overall customer satisfaction globally. Prior to ElephantX and ESP Technologies, Mr. Weiner was a co-founder and served as the Director of Business Operations and Finance at Image Data, a high-tech fraud prevention company, from 1997 to 1999. While at Image Data, Mr. Weiner raised angel financing and capital contributions from the U.S. Senate and Secret Service Appropriations. He spent nine years, from 1988 to 1996, at Lockheed Martin – Sanders and oversaw the implementation of Lockheed’s first non-military commercial venture, which resulted in the creation of a cellular location system and service. Since joining Greenbacker Group, LLC, Mr. Weiner has reviewed, analyzed and provided due diligence analysis on solar deals comprising over 75MW of rated capacity in New Jersey (e.g., 1.5MW in Medford Township, 10MW in White Township, 20MW in Tinton Falls, and 38MW in Pemberton), Florida (e.g., 335KW in Gainesville), and Canada (10MW in projects under the micro feed-in tariff (MicroFIT) program in Ontario).

Mr. Weiner holds a Masters of Business Administration from Boston University and a Bachelor of Science in Business Administration from Northeastern University.

Robert Lawsky has served as General Counsel and a Managing Director of GCM since 2012. Mr. Lawsky has 18 years of corporate transactional, fund management and legal and regulatory compliance experience. Prior to joining GCM, from 2010 to 2012, Mr. Lawsky served as General Counsel of Energy Infrastructure Partners, an asset manager focused on developing and investing in renewable energy and other infrastructure projects, and as General Counsel of investment funds, Macquarie Infrastructure Partners I & II, from 2006 to 2009, at which he diligenced, structured and negotiated a range of infrastructure investments. At both Macquarie and Energy

Infrastructure Partners, Mr. Lawsky has also supervised all legal aspects of fund formation and management, portfolio investment oversight and legal, regulatory and compliance matters. From 1999 to 2006, Mr. Lawsky previously served as Senior Corporate and M&A Counsel at AT&T, where, among other things, he was Head of International Corporate Transactions (Legal) and lead counsel to the AT&T Venture Fund. Earlier in his career, he was an associate in the M&A group at Skadden, Arps, Slate, Meagher & Flom LLP, and the corporate group at Haight, Gardner, Poor and Havens.

Mr. Lawsky received a Bachelor of Arts from Amherst College and a Juris Doctor degree, cum laude, from Boston University School of Law.

Spencer Mash has served as a Managing Director of GCM since 2011. Mr. Mash has experience in structuring, modeling, performing diligence for, and executing transactions such as mergers and acquisitions, investments in private debt securities and bankruptcy restructurings. Prior to joining GCM, from 2010 to 2011, Mr. Mash was employed by TM Capital Corp., a boutique investment bank where he focused on sell side mergers and acquisitions assignments and bankruptcy restructurings. From 2008 to 2009, Mr. Mash was an investment analyst at Gandhara Capital LTD, a long / short hedge fund investing in global large cap public equity. From 2005 to 2008, Mr. Mash was employed by Deerfield Capital Management in its Leveraged Finance Group. Mr. Mash’s duties included performing in-depth due diligence and financial analyses, negotiating loan documentation and monitoring over 20 investments in private middle market first lien, second lien, mezzanine and one-stop senior secured debt investments. From 2003 to 2005, Mr. Mash was an analyst at Bank of America Merrill Lynch, where he analyzed, structured and marketed financial sponsor- and mergers and acquisitions-related leveraged loan and high yield securities.

Mr. Mash graduated magna cum laude from The University of Pennsylvania’s Wharton School of Business with a Bachelor of Science in Economics with a concentration in Finance and Marketing.

Ken Jaffe has served as an Executive Vice President of GCM since December 2012. Mr. Jaffe is a co-founder of Strategic Capital Companies, LLC and has been a Managing Director since Strategic Capital Companies’ formation in June 2009. Since June 2009, Mr. Jaffe has also been serving as President of Strategic Capital Advisory Services, LLC, a subsidiary of Strategic Capital Companies. Mr. Jaffe is responsible for developing and maintaining a proprietary technology and operations support platform for Strategic Capital Companies’ offering investment products through the SC Distributors network. From August 2005 to May 2009, Mr. Jaffe served as the Chief Operating Officer of KBS Capital Markets Group, LLC where he was responsible for the technology and operations of KBS Capital Markets Group. From March 2003 to July 2005, Mr. Jaffe was President of Jaffe Technologies, a technology consulting firm servicing large financial institutions such as the John Hancock Financial Network. From July 2000 to February 2003, Mr. Jaffe served as Executive Vice President and Chief Information Officer of Metlife Investors. He was responsible for consolidating the technology platforms of two existing insurance companies owned by MetLife while establishing a state of the art web-based infrastructure for the newly merged entity. This platform included eCommerce initiatives for distribution of financial services products, process re-engineering for telemarketing and customer service functions and the development of a CRM / Data Warehousing solution. While at MetLife Mr. Jaffe was invited to join several industry advisory boards including Palm Computing, Filenet, Docucorp and the NAVA Technology Steering Committee. He was also the recipient of Insurance and Technology Magazine’s Elite 8 award for 2002. From 1996 to 2000, Mr. Jaffe was at Equitable Distributors, Inc. where he served as its Chief Information Officer. At this time, Mr Jaffe was appointed one of Computer World's top 100 IT Professionals in America and received a ranking of #27 in Information Week’s top 500 technology innovators for 2000. From 1993 to 1996, Mr. Jaffe served at Pacific Mutual as a Director of Management Information Systems in their managed assets division. He began his financial services career in 1987 with J.P. Morgan as a Programmer/Analyst focusing on securities trading systems.

Mr. Jaffe graduated from Dartmouth College with a degree in Psychology modified with Computer Science.

Our Strategic Investor

GGIC is a strategic investor in GCM. Two representatives of GGIC are members of GCM’s investment committee. As such, leveraging GGIC’s expertise, global deal origination capabilities, and existing investment and monitoring processes, they will assist GCM with identifying and evaluating investment opportunities and monitoring investments. GGIC, an affiliate of Guggenheim Partners, LLC, focuses on investments in the global infrastructure sector. It has developed, invested in and managed energy and infrastructure projects in Asia, Latin America and the US. In addition, GGIC's principals have extensive experience in the acquisition, management and disposition of US power and utility assets. Guggenheim Partners, LLC, is a privately held global financial services firm with more than $160 billion in assets under management. The firm provides asset management, investment banking and capital markets services, insurance, institutional finance and investment advisory solutions to institutions, governments and agencies, corporations, investment advisors, family offices and individuals.

ADVISORY AGREEMENT

Advisory Services

GCM, a private firm that intends to register as an investment adviser under the Advisers Act, will serve as our advisor. Subject to the overall supervision of our board of directors, GCM will manage our day-to-day operations and provide advisory and management services to us. Under the terms of our advisory agreement, GCM will, among other things:

•	determine the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

•	identify, evaluate and negotiate the structure of the investments we make (including performing due diligence on our prospective projects); and

•	close and monitor the investments we make.

We currently expect our advisor and its officers and employees to spend substantially all of their time and resources on us. However, GCM’s services under the advisory agreement are not exclusive, and it, and its members and affiliates, are free to furnish similar services to other entities so long as its services to us are not impaired.

The advisory agreement was approved by our board of directors on              and will become effective as of the date that we meet our minimum offering requirement. Unless earlier terminated as described below, the advisory agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of our independent directors.

We may terminate the advisory agreement, without penalty, upon 60 days' written notice. The decision to terminate the agreement may be made by a majority of our independent directors. In addition, GCM may terminate the advisory agreement with us upon 120 days' written notice.

GCM may enter into one or more subadvisory agreements under which GCM may obtain assistance in fulfilling as responsibilities under the advisory agreement.

Management Fee and Incentive Allocation and Distribution

Pursuant to an advisory agreement, we will pay GCM a base management fee for advisory and management services. The base management fee will be calculated at a quarterly rate of 0.50% (2.00% annually) of our gross assets (including amounts borrowed); provided, however, that, upon such time as our net asset value exceeds $250 million, or the NAV Threshold, our advisor will have the option to calculate the base management fee at a quarterly rate of 0.50% (2.00% annually) of the cost basis of our assets if our net asset value declines to an amount below the NAV Threshold. For services rendered under the advisory agreement during the period commencing from the closing of this offering through and including the first six months of operations, the base management fee will be payable monthly in arrears. For services rendered under the advisory agreement after that time, the base management fee will be payable quarterly in arrears. For the first fiscal quarter of our operations, the base management fee will be calculated based on the initial value of our gross assets. Subsequently, the base management fee will be calculated based on the average value of our gross assets at the end of the two most recently completed fiscal quarters, and appropriately adjusted for any share issuances or repurchases during the current fiscal quarter. Base management fees for any partial period will be appropriately pro-rated.

GCM may elect to defer or waive all or a portion of the fees that would otherwise be paid to it in its sole discretion. Any portion of a deferred fee not taken as to any period will be deferred without interest and may be taken in any other period prior to the occurrence of a liquidity event as GCM may determine in its sole discretion.

In addition, the Special Unitholder, an entity affiliated with our advisor, will hold the special unit in our company entitling it to an incentive allocation and distribution. Pursuant to our LLC Agreement, the incentive allocation and distribution, or Incentive Distribution, will have three parts as follows: The first part, the income incentive distribution, will be calculated and payable quarterly in arrears based on our pre-incentive distribution net investment income for the immediately preceding fiscal quarter. For this purpose, pre-incentive distribution net investment income means (1) interest income, (2) dividend and distribution income from equity investments (but excluding that portion of distributions that are treated as a return of capital) and (3) any other income (including any other fees other than fees for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive) accrued during the fiscal quarter, minus our operating expenses for the fiscal quarter (including the base management fee, expenses payable under the administration agreement with our Administrator, and any interest expense and distributions paid on any issued and outstanding indebtedness and preferred units of limited liability company interest, but excluding the incentive distribution). Pre-incentive distribution net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay in kind interest and zero coupon securities), accrued income that we have not yet received in cash. If interest income is accrued but never paid, our board of directors would decide to write off the accrual in the fiscal quarter when the accrual is determined to be uncollectible. The write off would cause a decrease in interest income for the fiscal quarter equal to the amount of the prior accrual. GCM is not under any obligation to reimburse us for any part of the incentive distribution it received that was based on accrued income that we never receive as a result of a default by an entity on the obligation that resulted in the accrual of such income. Pre-incentive distribution net investment income does not include any realized capital gains, realized capital losses, unrealized capital appreciation or depreciation or any accrued income taxes and other taxes including, but not limited to, franchise, property, and sales taxes. Pre-incentive distribution net investment income, expressed as a rate of return on the value of our average adjusted capital at the end of the fiscal quarter will be compared to a “hurdle rate” of 1.75% per fiscal quarter (7.00% annualized). Our net investment income used to calculate this part of the Incentive Distribution is also included in the amount of our gross assets used to calculate the 2.00% annualized base management fee.

Adjusted capital shall mean: cumulative gross proceeds generated from sales of our shares and preferred units of limited liability company interests (including our distribution reinvestment plan) reduced for distributions to members of proceeds from non-liquidation dispositions of our assets and amounts paid for share repurchases pursuant to our share repurchase program. Average adjusted capital shall mean: the average value of the adjusted capital for the two most recently completed fiscal quarters.

The Special Unitholder shall receive an Incentive Distribution with respect to our pre-incentive distribution net investment income in each fiscal quarter as follows:

•	no Incentive Distribution in any fiscal quarter in which our pre-incentive distribution net investment income does not exceed the “hurdle rate” of 1.75%;

•

100% of our pre-incentive distribution net investment income with respect to that portion of such pre-incentive distribution net investment income, if any, that exceeds the hurdle but is less than 2.1875% in any fiscal quarter (8.75% annualized with a 7% annualized hurdle rate). We refer to this portion of our pre-incentive distribution net investment income (which exceeds the hurdle but is less than 2.1875%) as the “catch-up.” The “catch-up” is meant to provide the Special Unitholder with 20% of our pre-incentive distribution net investment income as if a hurdle did not apply if this net investment income exceeds 2.1875% in any fiscal quarter; and

•

20% of the amount of our pre-incentive distribution net investment income, if any, that exceeds 2.1875% in any fiscal quarter (8.75% annualized with a 7% annualized hurdle rate) is distributed to the Special Unitholder (once the hurdle is reached and the catch-up is achieved, 20% of all pre-incentive distribution investment income thereafter is allocated to the Special Unitholder).

The following is a graphical representation of the calculation of the income-related portion of the incentive distribution:

Quarterly Incentive Distribution Based on Net Investment Income

Pre-incentive distribution net investment income

(expressed as a percentage of the value of average adjusted capital)

Percentage of pre-incentive distribution net investment income allocated to the Special Unitholder

These calculations are appropriately prorated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter. You should be aware that a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive distribution hurdle rate and may result in an increase of the amount of Incentive Distributions payable to the Special Unitholder with respect to pre-incentive distribution net investment income.

The second part of the Incentive Distribution, the capital gains incentive distribution, will be determined and payable in arrears as of the end of each fiscal quarter (or upon termination of the advisory agreement, as of the termination date) and will equal 20.0% of our realized capital gains, if any, on a cumulative basis from inception through the end of each fiscal quarter, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive distributions. For purposes of calculating the foregoing: (1) the calculation of the Incentive Distribution shall include any capital gains that result from cash distributions that are treated as a return of capital, (2) any such return of capital will be treated as a decrease in our cost basis of an investment, and (3) all quarterly valuations will be determined by us in accordance with our valuation procedures. In determining the capital gains incentive distribution to which the Special Unitholder may be entitled, we will calculate the aggregate realized capital gains, aggregate realized capital losses and aggregate unrealized capital depreciation, as applicable, with respect to each of our assets. For this purpose, aggregate realized capital gains, if any, will equal the sum of the differences between the net sales price of each investment, when sold or otherwise disposed, and the aggregate cost basis of such investment. Aggregate realized capital losses will equal the sum of the amounts by which the net sales price of each investment, when sold or otherwise disposed, is less than the aggregate cost basis of such investment. Aggregate unrealized capital depreciation will equal the sum of the difference, if negative, between the valuation of each investment as of the applicable date and the aggregate cost basis of such investment. At the end of the applicable period, the amount of capital gains that serves as the basis for our calculation of the capital gains incentive distribution will equal the aggregate realized capital gains, excluding any accrued income taxes and other taxes including, but not limited to, franchise, property, and sales taxes associated with the sale or disposal of the asset, less aggregate realized capital losses and less aggregate unrealized capital depreciation with respect to our assets. If this number is positive at the end of such period, then the capital gains incentive distribution for such period will be equal to 20% of such amount, less the aggregate amount of any capital gains incentive distributions paid in all prior periods.

Because of the structure of the Incentive Distribution, it is possible that the Special Unitholder may be entitled to receive an Incentive Distribution in a fiscal quarter where we incur a loss. For example, if we receive pre-incentive distribution net investment income in excess of the hurdle rate for a fiscal quarter, we will make the applicable income incentive distribution even if we have incurred a loss in that fiscal quarter due to realized or unrealized losses on our investments.

The third part of the Incentive Distribution, which we refer to as the liquidation incentive distribution, will equal 20.0% of the net proceeds from a liquidation of our company in excess of adjusted capital, as calculated immediately prior to liquidation.

Examples of Quarterly Incentive Distribution Calculation

Example 1: Income Related Portion of Incentive Distribution (*):

Alternative 1

Assumptions

Investment income (including interest, distributions, fees, etc.) = 1.25%

Hurdle rate (1) = 1.75%

Management fee (2) = 0.500%

Other operating expenses (i.e. legal, accounting, custodian, transfer agent, etc.) = 0.20%

Pre-incentive distribution net investment income

    (investment income – (management fee + other operating expenses)) = 0.55%

Pre-incentive net investment income does not exceed hurdle rate, therefore there is no incentive distribution.

Alternative 2

Assumptions

Investment income (including interest, distributions, fees, etc.) = 2.70%

Hurdle rate (1) = 1.75%

Management fee (2) = 0.50%

Other operating expenses (i.e. legal, accounting, custodian, transfer agent, etc.) = 0.20%

Pre-incentive distribution net investment income

    (investment income – (management fee + other operating expenses)) = 2.00%

Pre-incentive net investment income exceeds hurdle rate, therefore there is an income incentive distribution payable by us to GCM.

Incentive distribution = 100% × pre-incentive distribution net investment income, subject to the “catch-up” (3)

                             = 100% × (2.00% – 1.75%)

                             = 0.25%

Alternative 3

Assumptions

Investment income (including interest, distributions, fees, etc.) = 3.00%

Hurdle rate (1) = 1.75%

Management fee (2) = 0.50%

Other operating expenses (i.e. legal, accounting, custodian, transfer agent, etc.) = 0.20%

Pre-incentive distribution net investment income

    (investment income – (management fee + other operating expenses)) = 2.30%

Pre-incentive net investment income exceeds hurdle rate, therefore there is an income incentive distribution made to the Special Unitholder.

Incentive distribution = 20% × pre-incentive distribution net investment income, subject to “catch-up” (3)

Incentive distribution = 100% × “catch-up” + (20% × (pre-incentive distribution net investment income – 2.1875%))

Catch-up = 2.1875% – 1.75%

                               = 0.4375%

Incentive distribution = (100% × 0.4375%) + (20% × (2.3% – 2.1875%))

                               = 0.4375% + (20% × 0.1125%)

                               = 0.4375% + 0.0225%

                               = 0.46%

(1)	Represents 7.00% annualized hurdle rate.
(2)	Represents 2.00% annualized management fee.
(3)	The “catch-up” provision is intended to provide the Special Unitholder with an incentive distribution of 20% on all of our pre-incentive distribution net investment income as if a hurdle rate did not apply when our net investment income exceeds 2.1875% in any fiscal quarter.

Example 2: Capital Gains Portion of Incentive Distribution:

Alternative 1:

Assumptions

•	Year 1: $20 million investment made in company A (“Investment A”), and $30 million investment made in company B (“Investment B”)

•	Year 2: Investment A sold for $50 million and fair market value (“FMV”) of Investment B determined to be $32 million

•	Year 3: FMV of Investment B determined to be $25 million

•	Year 4: Investment B sold for $31 million

The capital gains portion of the incentive distribution would be:

•	Year 1: None

•	Year 2: Capital gains incentive distribution of $6 million ($30 million realized capital gains on sale of Investment A multiplied by 20%)

•	Year 3: None

•	Year 4: Capital gains incentive distribution of $200,000

$6.2 million ($31 million cumulative realized capital gains multiplied by 20%) less $6 million (capital gains fee taken in Year 2)

Alternative 2

Assumptions

•	Year 1: $20 million investment made in company A (“Investment A”), $30 million investment made in company B (“Investment B”) and $25 million investment made in company C (“Investment C”)

•	Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million

•	Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million

•	Year 4: FMV of Investment B determined to be $35 million

•	Year 5: Investment B sold for $20 million

The capital gains incentive distribution, if any, would be:

•	Year 1: None

•	Year 2: $5 million capital gains incentive distribution

•	20% multiplied by $25 million ($30 million realized capital gains on Investment A less $5 million unrealized capital depreciation on Investment B)

•	Year 3: $1.4 million capital gains incentive distribution(1)

$6.4 million (20% multiplied by $32 million ($35 million cumulative realized capital gains less $3 million unrealized capital depreciation)) less $5 million capital gains fee received in Year 2

•	Year 4: None

•	Year 5: None

$5 million (20% multiplied by $25 million (cumulative realized capital gains of $35 million less realized capital losses of $10 million)) less $6.4 million cumulative capital gains fee paid in Year 2 and Year 3

(1)	As illustrated in Year 3 of Alternative 1 above, if we were to be wound up on a date other than December 31st of any year, we may have paid aggregate capital gains incentive distributions that are more than the amount of such fees that would be payable if we had been wound up on December 31 of such year.

Example 3: Liquidation Incentive Distribution

Alternative 1

Assumptions

•

Year 1: Gross offering proceeds total $85 million. $20 million investment made in company A (“Investment A”), $30 million investment made in company B (“Investment B”) and $25 million investment made in company C (“Investment C”).

•

Year 2: Investment A sold for $25 million and all proceeds, net of any capital gains incentive distributions payable, are returned to members. FMV of Investment B determined to be $30 million and FMV of Investment C determined to be $27 million.

•	Year 3: FMV of Investment B determined to be $31 million. FMV of Investment C Determined to be $20 million.

•	Year 4: FMV of Investment B determined to be $35 million. FMV of Investment C determined to be $25 million.

•	Year 5: Investments B and C sold in an orderly liquidation for total proceeds of $55 million. All proceeds, net of any capital gains incentive distributions payable, are returned to members.

The capital gains incentive distribution, if any, would be:

•	Year 1: None

•

Year 2: Incentive distribution on capital gains during operations of $1 million ($5 million realized capital gains on sale of Investment A multiplied by 20.0%). Adjusted capital now equals $61 million ($85 million gross proceeds less $24 million returned to members from the sale of portfolio investments).

•	Year 3: None

•	Year 4: None

•	Year 5: No liquidation incentive distribution due—Liquidation proceeds of $55 million are less than adjusted capital immediately prior to liquidation ($61 million).

Alternative 2

Assumptions

•

Year 1: Gross offering proceeds total $85 million. $20 million investment made in company A (“Investment A”), $30 million investment made in company B (“Investment B”) and $25 million investment made in company C (“Investment C”).

•

Year 2: Investment A sold for $25 million and all proceeds, net of any capital gains incentive distributions payable, are returned to members. FMV of Investment B determined to be $30 million and FMV of Investment C determined to be $27 million.

•	Year 3: FMV of Investment B determined to be $31 million. FMV of Investment C determined to be $20 million.

•	Year 4: FMV of Investment B determined to be $35 million. FMV of Investment C determined to be $25 million.

•	Year 5: Investments B and C sold in an orderly liquidation for total proceeds of $80 million. All proceeds, net of any capital gains incentive distributions payable, are returned to members.

The capital gains incentive distribution, if any, would be:

•	Year 1: None

•

Year 2: Incentive distribution on capital gains during operations of $1 million ($5 million realized capital gains on sale of Investment A multiplied by 20.0%). Adjusted capital now equals $61 million ($85 million gross proceeds less $24 million returned to members from the sale of portfolio investments).

•	Year 3: None

•	Year 4: None

•

Year 5: $3.8 million liquidation incentive distribution—20.0% multiplied by liquidation proceeds ($80 million) in excess of adjusted capital immediately prior to liquidation ($61 million), or $19 million.

The returns shown are for illustrative purposes only. There is no guarantee that positive returns will be realized and actual returns may vary from those shown in the examples above.

Payment of Our Expenses

Our primary operating expenses are the payment of advisory fees and other expenses under the advisory agreement and other expenses necessary for our operations. Our advisory fee will compensate GCM for its work in identifying, evaluating, negotiating, executing, monitoring and servicing our investments. We will also pay fees and expenses on a direct cost basis to Greenbacker Administration for the administrative services it provides under the administration agreement.

We will bear all other expenses of our operations and transactions, including (without limitation) fees and expenses relating to:

•	corporate and organizational expenses relating to offerings of our shares, subject to limitations included in the advisory agreement;

•	the cost of effecting sales and repurchase of shares and other securities;

•	investment advisory fees;

•

fees payable to third parties relating to, or associated with, making investments and valuing investments, including fees and expenses associated with performing due diligence reviews of prospective investments;

•	transfer agent and custodial fees;

•	fees and expenses associated with marketing efforts;

•	federal and state registration fees;

•	federal, state and local taxes;

•	independent directors’ fees and expenses;

•	costs of proxy statements, members’ reports and notices;

•	fidelity bond, directors and officers/errors and omissions liability insurance and other insurance premiums;

•	direct costs such as printing, mailing, long distance telephone, and staff;

•	fees and expenses associated with independent audits and outside legal costs, including compliance with the Sarbanes-Oxley Act of 2002;

•	costs associated with our reporting and compliance obligations under applicable federal and state securities laws;

•	brokerage commissions for our investments;

•	all other expenses incurred by GCM, in performing its obligations subject to the limitations included in the advisory agreement; and

•

all other expenses incurred by either the Administrator or us in connection with administering our business, including payments for the administrative services the Administrator provides under the administration agreement that will be based upon our allocable portion (subject to the review and approval of our board of directors) or overhead and other expenses.

Indemnification

The advisory agreement provides that, absent willful misfeasance, bad faith or negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, GCM and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of GCM’s services under the advisory agreement or otherwise as advisor of Greenbacker Renewable Energy Company LLC.

Organization of GCM

GCM is a Delaware limited liability company. The principal executive offices of GCM are located at 535 Fifth Avenue, Suite 421, New York, NY 10017.

COMPENSATION OF THE ADVISOR

The dealer manager will receive compensation and reimbursement for services relating to this offering and we compensate GCM for the investment and management of our projects. The most significant items of compensation, fees, expense reimbursements and other payments that we expect to pay to these entities and their affiliates are included in the table below. The selling commissions and dealer manager fee may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold at $10.00 per share through distribution channels associated with the highest possible selling commissions and dealer manager fees. For illustrations of how the base management fee, the subordinated incentive distribution on income, the incentive distribution on capital gains and the subordinated listing incentive distribution are calculated, see “Advisory Agreement—Management Fee and Incentive Allocation and Distribution.”

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering
	Fees to the Dealer Manager

Selling commissions(1)	7.0% of gross offering proceeds from the offering; all selling commissions are expected to be re-allowed to selected broker-dealers.	$35,000,000

Dealer manager fee(1)	2.75% of gross proceeds, a portion of which may be re-allowed to selected broker-dealers.	$13,750,000

	Reimbursement to Our Manager

Other organization and offering expenses(2)	We will reimburse GCM for the organizational and offering costs it has incurred on our behalf only to the extent that the reimbursement would not cause the selling commissions, dealer manager fee and the other organizational and offering expenses born by us to exceed 15.0% of the gross offering proceeds as the amount of proceeds increases. While we will target an offering expense ratio of 1.5%, it may be up to 5.025%. If organization and offering expenses exceed 5.025% of the gross offering proceeds, the excess will be paid by GCM with no recourse to us.	$7,500,000 Based on our current estimate, we estimate that these expenses would be $7,500,000, or 1.5% of the gross offering proceeds, if we use the maximum amount offered.

	Management Fee and Incentive Allocation and Distribution

Base management fee	The base management fee payable to GCM will be calculated at a quarterly rate of 0.50% % (2.00% annually) of our average gross assets and payable quarterly in arrears; provided, however, that, upon such time as our net asset value exceeds $250 million, or the NAV Threshold, our advisor will have the option to calculate the base management fee at a quarterly rate of 0.50% (2.00% annually) of the cost basis of our assets if our net asset value declines to an amount below the NAV Threshold. The base management fee may or may not be taken in whole or in part at the	These amounts cannot be estimated since they are based upon the average gross assets held by us. We have not commenced operations and have no prior performance.

discretion of our advisor. All or any part of the base management fee not taken as to any period shall be deferred without interest and may be taken in any other period prior to the occurrence of a liquidity event as our advisor shall determine.

Incentive Allocation and Distribution(3)(4)	The incentive distribution to which the Special Unitholder may be entitled will be calculated and payable quarterly in arrears based on our pre-incentive distribution net investment income for the immediately preceding fiscal quarter. For this purpose, pre-incentive distribution net investment income means (1) interest income, (2) dividend and distribution income from equity investments (but excluding that portion of distributions that are treated as a return of capital) and (3) any other income (including any other fees other than fees for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive) accrued during the fiscal quarter, minus our operating expenses for the fiscal quarter (including the base management fee, expenses payable under the administration agreement with our Administrator, and any interest expense and distributions paid on any issued and outstanding indebtedness and preferred units of limited liability company interest, but excluding the incentive distribution). Pre-incentive distribution net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay in kind interest and zero coupon securities), accrued income that we have not yet received in cash. If interest income is accrued but never paid, our board of directors would decide to write off the accrual in the fiscal quarter when the accrual is determined to be uncollectible. The write off would cause a decrease in interest income for the fiscal quarter equal to the amount of the prior accrual. GCM is not under any obligation to reimburse us for any part of the incentive distribution it received that was based on accrued income that we never receive as a result of a default by an entity on the obligation that resulted in the accrual of such income. Pre-incentive distribution net investment income does not include any realized capital gains, realized capital losses,	These amounts cannot be estimated since they are based upon the performance of the assets held by us. We have not commenced operations and have no prior performance.

unrealized capital appreciation or depreciation or any accrued income taxes and other taxes including, but not limited to, franchise, property, and sales taxes. Pre-incentive distribution net investment income, expressed as a rate of return on the value of our average adjusted capital at the end of the fiscal quarter will be compared to a “hurdle rate” of 1.75% per fiscal quarter (7.00% annualized). Our net investment income used to calculate this part of the Incentive Distribution is also included in the amount of our gross assets used to calculate the 2.00% annualized base management fee.

Adjusted capital shall mean: cumulative gross proceeds generated from sales of our shares and preferred units of limited liability company interests (including our distribution reinvestment plan) reduced for distributions to members of proceeds from non-liquidation dispositions of our assets and amounts paid for share repurchases pursuant to our share repurchase program. Average adjusted capital shall mean: the average value of the adjusted capital for the two most recently completed fiscal quarters.

The Special Unitholder shall receive an Incentive Distribution with respect to our pre-incentive distribution net investment income in each fiscal quarter as follows:

•    no Incentive Distribution in any fiscal quarter in which our pre-incentive distribution net investment income does not exceed the “hurdle rate” of 1.75%;

•    100% of our pre-incentive distribution net investment income with respect to that portion of such pre-incentive distribution net investment income, if any, that exceeds the hurdle but is less than 2.1875% in any fiscal quarter (8.75% annualized with a 7% annualized hurdle rate). We refer to this portion of our pre-incentive distribution net investment income (which exceeds the hurdle but is less than 2.1875%) as the “catch-up.” The “catch-up” is meant to provide GCM with 20% of our pre-incentive distribution net investment income as if a hurdle did not apply if this net investment income exceeds 2.1875% in any fiscal quarter; and

•    20% of the amount of our pre-incentive distribution net investment income, if any, that exceeds 2.1875% in any fiscal quarter (8.75% annualized with a 7% annualized hurdle rate) is distributed to the Special Unitholder (once the hurdle is reached and the catch-up is achieved, 20% of all pre-incentive distribution investment income thereafter is allocated to the Special Unitholder).

Capital Gains Incentive Distribution	The capital gains incentive distribution will be determined and payable to the Special Unitholder in arrears as of the end of each fiscal quarter (or upon termination of the advisory agreement, as of the termination date), and will equal 20.0% of our realized capital gains, if any, on a cumulative basis from inception through the end of each fiscal quarter, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any capital gain incentive distributions previously made.	These amounts cannot be estimated since they are based upon the performance of the assets held by us. We have not commenced operations and have no prior performance.

Liquidation Incentive Distribution	The liquidation incentive distribution payable to the Special Unitholder will equal 20.0% of the net proceeds from a liquidation of our company in excess of adjusted capital, as measured immediately prior to liquidation. Adjusted capital shall mean: cumulative gross proceeds generated from sales of our shares (including our distribution reinvestment plan) reduced for distributions to members of proceeds from non-liquidation dispositions of our investments and amounts paid for share repurchases pursuant to our share repurchase program.	These amounts cannot be estimated since they are based upon the performance of the assets held by us. We have not commenced operations and have no prior performance.

(1)

The selling commission and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisers or banks acting as trustees or fiduciaries and sales to our affiliates. No selling commission or dealer manager fee will be paid in connection with sales under our distribution reinvestment plan. In addition, we may reimburse our dealer manager for due diligence expenses included in detailed and itemized invoices.

(2)

After raising at least $2.0 million in gross offering proceeds (not including the GCM's initial contribution to us), we expect to begin directly incurring some organizational and offering expenses, as well as other expenses. The organizational and offering expense and other expense reimbursements may include a portion of costs incurred by GCM, its members and its affiliates on our behalf for legal, accounting, printing and other offering expenses, including for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which shall include development of marketing and marketing presentations and training and educational meetings and generally coordinating the marketing process for us. Any such reimbursements will not exceed actual expenses incurred by GCM, its members or affiliates. We will not reimburse GCM for the salaries and benefits to be paid to our named executive officers. “Other Organization and Offering Expenses” may be used for underwriting compensation. Assuming selling commissions and the dealer manager fee equal, in the aggregate, 9.75% of the gross proceeds of the primary offering, up to 0.25% of the offering proceeds may be used for underwriting compensation. GCM will be responsible for the payment of our gross offerings organizational and offering expenses to the extent they exceed $75,375,000, which is equivalent to 5.025% of the gross offerings proceeds, without recourse to us. We also will pay a $25.00 fee per subscription agreement to Strategic Capital for reviewing and processing subscription agreements.
(3)

A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive distribution preferred return and may result in an increase in the amount of incentive distributions payable to our advisor.

(4)

As the quarterly pre-incentive distribution net investment income rises from 1.75% to 2.1875%, the “catch-up” feature allows our advisor to recoup the fees foregone as a result of the existence of the investor’s preferred quarterly return.

See “Advisory Agreement” and “Certain Relationships and Related Party Transactions” for a more detailed description of the fees and expenses payable to the advisor, and the conflicts of interest related to these arrangements.

ADMINISTRATIVE SERVICES

Greenbacker Administration LLC, a Delaware limited liability company and an affiliate of our advisor, will serve as our Administrator. Pursuant to an administration agreement, the Administrator will furnish us with clerical, bookkeeping and record keeping services. Under the administration agreement, the Administrator also will perform, or oversee the performance of, our required administrative services, which include, among other things, being responsible for the financial records which we are required to maintain and preparing reports to our members. In addition, the Administrator will oversee the preparation and filing of our tax returns and the printing and dissemination of reports to our members, and generally oversee the payment of our expenses and the performance of administrative and professional services rendered to us by others. Payments under the administration agreement will be equal to an amount based upon our allocable portion (subject to the review and approval of our board of directors) of Greenbacker Administration’s overhead in performing its obligations under the administration agreement, including the fees and expenses associated with performing compliance functions. The administration agreement will have an initial term of two years and may be renewed with the approval of our board of directors. The administration agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party. To the extent that Greenbacker Administration outsources any of its functions, we will pay the fees associated with such functions on a direct basis without any incremental profit to Greenbacker Administration.

The administration agreement provides that, absent willful misfeasance, bad faith or negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Administrator and its officers, manager, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Administrator’s services under the administration agreement or otherwise as our Administrator.

The Administrator’s address is 535 Fifth Avenue, Suite 421, New York, NY 10017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our board of directors oversees our management. However, we have entered into the advisory agreement with our advisor, GCM, pursuant to which GCM is responsible for managing us on a day-to-day basis and identifying and making investments on our behalf. GCM is a joint venture between Greenbacker Group LLC and Strategic Capital Advisory Services, LLC, or Strategic Capital, an affiliate of our dealer manager, SC Distributors, and certain of our directors and/or officers. Our dealer manager, SC Distributors, an affiliate of Strategic Capital, which owns a 25% interest in our advisor, will also provide services to us in connection with the offering. Several of our officers and directors are also officers, directors and/or members of our advisor. As a result, the advisory agreement between us and our advisor was negotiated between related parties, and its terms, including fees and other amounts payable, may not be as favorable to us as if they had been negotiated with unaffiliated third parties. For a more complete explanation of these relationships, see “Management—Conflicts of Interest” and “Risk Factors—Risks Related to Our Advisor and Its Affiliates.”

Our advisor, SC Distributors and their affiliates will receive the compensation described under “Compensation of the Advisor” and “Management—Conflicts of Interest.”

Our advisor’s services under the advisory agreement will not be exclusive, and it may furnish the same or similar services to other entities, including businesses that may directly or indirectly compete with us, so long as its services to us are not impaired by the provision of such services to others, and provided that the advisor notify us prior to being engaged to serve as an adviser to a fund or another company having a similar investment strategy.

With respect to our renewable energy, energy efficiency and sustainability investments, our advisor does not currently target similar investment opportunities for other clients. This may change in the future, however. See “Management—Conflicts of Interest.”

We have entered into license agreements with GCM, pursuant to which it has agreed to grant us a non-exclusive, royalty-free license to use the name “Greenbacker Renewable Energy Company LLC.” In addition, we have entered into an administration agreement with Greenbacker Administration, pursuant to which the Administrator will provide us with administrative services. The Administrator will receive the compensation described under “Compensation of the Advisor.”

Our Strategic Investor

GGIC is a strategic investor in GCM. Two representatives of GGIC are members of GCM’s investment committee. As such, leveraging GGIC’s expertise, global deal origination capabilities, and existing investment and monitoring processes, they will assist GCM with identifying and evaluating investment opportunities and monitoring investments. GGIC, an affiliate of Guggenheim Partners, LLC, focuses on investments in the global infrastructure sector. It has developed, invested in and managed energy and infrastructure projects in Asia, Latin America and the US. In addition, GGIC’s principals have extensive experience in the acquisition, management and disposition of US power and utility assets. Guggenheim Partners, LLC, is a privately held global financial services firm with more than $160 billion in assets under management. The firm provides asset management, investment banking and capital markets services, insurance, institutional finance and investment advisory solutions to institutions, governments and agencies, corporations, investment advisors, family offices and individuals.

Affiliated Dealer Manager

Since SC Distributors, LLC, our dealer manager, is an affiliate of our advisor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See the section entitled “Plan of Distribution” in this prospectus.

CONTROL PERSONS AND PRINCIPAL MEMBERS

The following table sets forth, as of the date of this prospectus, information with respect to the beneficial ownership of our shares by:

•	each person known to us to beneficially own more than 5% of the outstanding shares;

•	each of our directors, director nominees and named executive officers; and

•	all of our directors and executive officers as a group.

We have issued 100 shares to our advisor and 100 shares to James Weiner. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There is no shares subject to options that are currently exercisable or exercisable within 60 days of the offering. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

Name and Address(1)	Number of Shares Beneficially Owned	Percentage
Greenbacker Capital Management LLC(2)	100	50%
James Weiner	100	50%
David Sher	—	—
Charles Wheeler	—	—
Independent Director Nominee(3)	—	—
Independent Director Nominee(3)	—	—
Independent Director Nominee(3)	—	—
All officers and directors as a group (3 persons)	—	—

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Greenbacker Capital Management LLC, 535 Fifth Avenue, Suite 421, New York, NY 10017.
(2)

Greenbacker Capital Management LLC, GCM, is a majority-owned subsidiary of Greenbacker Group, LLC. The board of managers of Greenbacker Group, LLC has investment power over the shares held by GCM, including the power to dispose, or to direct the disposition, of such shares. The following individuals are the members of the board of managers of Greenbacker Group, LLC: David Sher and Charles Wheeler.

(3)	To be included by amendment.

DISTRIBUTION REINVESTMENT PLAN

We have adopted a distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions from us reinvested in additional shares. The following discussion summarizes the principal terms of this plan. The primary purpose of the distribution reinvestment plan is to provide interested investors with an economical and convenient method of increasing their investment in us by investing cash distributions in additional shares at the net asset value per share determined by our board of directors from time to time. To the extent shares are purchased from us under the distribution reinvestment plan, we will receive additional funds for acquisitions and general purposes including the repurchase of shares.

Eligibility. Any investor who purchases shares in this offering may elect to participate in our distribution reinvestment plan by making a written election to participate in such plan on his or her subscription agreement at the time he or she subscribes for shares. We have adopted an “opt-in” distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions reinvested in additional shares. There will be no selling commissions, dealer manager fees or other sales charges to you if you elect to participate in the distribution reinvestment plan. We will pay the reinvestment agent’s fees under the plan.

Participation. Participation in the distribution reinvestment plan will commence with the next distribution paid after receipt of an investor’s written election to participate in the plan and to all other calendar months thereafter, provided such election is received at least 15 business days prior to the last day of the calendar month.

Stock Purchases. Any purchases of our shares pursuant to our distribution reinvestment plan are dependent on the continued registration of our securities or the availability of an exemption from registration in the recipient’s home state. Participants in our distribution reinvestment plan are free to elect or revoke reinstatement in the distribution reinvestment plan within a reasonable time as specified in the plan. If you do not elect to participate in the plan you will automatically receive any distributions we declare. For example, if our board of directors authorizes, and we declare, a cash distribution, then if you have “opted in” to our distribution reinvestment plan you will have your cash distributions reinvested in additional shares, rather than receiving the cash distributions. During this offering and until the first quarterly valuation of our assets is undertaken, the purchase price will be $9.50 per share. We expect to calculate our first quarterly valuation of our assets in connection with the filing of our first Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever occurs first. Subsequent to the time that we begin to receive quarterly valuations, your distribution amount will purchase shares at the price equal to 95% of the most recently published net asset value per share of our shares on the distribution date. Net asset value is determined in accordance with procedures determined by our board of directors. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies And Use of Estimates—Valuation of Investments.” Shares issued pursuant to our distribution reinvestment plan will have the same voting rights as our shares offered pursuant to this prospectus.

If you do not wish to participate in the distribution reinvestment plan, no action will be required on your part to do so. If you are a registered member, you may elect to have your entire distribution reinvested in additional shares by notifying DST Systems, Inc., the reinvestment agent and our transfer agent and registrar, in writing so that such notice is received by the reinvestment agent no later than the record date for distributions to members. If you elect to reinvest your distributions in additional shares, the reinvestment agent will set up an account for shares you acquire through the plan and will hold such shares in non-certificated form. If your shares are held by a broker-dealer or other financial intermediary, you may “opt-in” to our distribution reinvestment plan by notifying your broker-dealer or other financial intermediary of your election. Shares held by a broker-dealer or nominee must be transferred to ownership in the name of the member in order to be eligible for this plan.

During each fiscal quarter, but in no event later than 30 days after the end of each fiscal quarter, our transfer agent will mail and/or make electronically available to each participant in the distribution reinvestment plan, a statement of account describing, as to such participant, the distributions received during such quarter, the number of shares purchased during such quarter, and the per share purchase price for such shares. We reserve the right to amend, suspend or terminate the distribution reinvestment plan at any time by the delivery of written notice to each participant at least 10 days prior to the effective date of the amendment, supplement or termination. Any distributions reinvested through the issuance of shares through our distribution reinvestment plan will increase our gross assets on which the management fee and the Incentive Distribution are determined and paid and/or made under our advisory agreement and our LLC Agreement, respectively.

Timing of Purchases. The plan administrator will make every reasonable effort to reinvest all distributions on the day the cash distribution is paid, except where necessary for us to comply with applicable securities laws. If, for any reason beyond the control of the plan administrator, reinvestment of the distribution cannot be completed within 30 days after the applicable distribution payment date, participants’ funds held by the plan administrator will be distributed to the participant.

Taxation of Distributions. The reinvestment of distributions does not relieve the participant of any taxes which may be payable on such distributions. See “Federal Income Tax Consequences Participation in our Distribution Reinvestment Plan.”

Termination of Participation. A participant may terminate participation in the distribution reinvestment plan at any time by written instructions to that effect to the plan administrator. To be effective on a distribution payment date, the notice of termination and termination fee must be received by the plan administrator at least 10 days before that distribution payment date. Upon receipt of notice of termination from the participant, the plan administrator may also terminate any participant’s account at any time in its discretion by notice in writing mailed to the participant.

All correspondence concerning the plan should be directed to the plan administrator by mail at                , or by telephone                .

SUMMARY OF OUR LLC AGREEMENT

The following is a summary of the material provisions of our LLC Agreement. Our LLC Agreement sets forth the terms and conditions upon which we will conduct our business and affairs and it sets forth the rights and obligations of our members. This summary is not complete and is subject to and qualified by the detailed provisions of our LLC Agreement. A copy of our LLC Agreement is included as Appendix C to this prospectus. Potential investors should study our LLC Agreement carefully before making any investment in our shares.

Establishment and Nature

We are organized as a limited liability company under the Delaware Limited Liability Company Act. We will be externally managed by our advisor pursuant to an advisory agreement, subject to oversight by our board of directors.

Name and Address

We will conduct business under the name “Greenbacker Renewable Energy Company LLC” with our principal office and place of business at 535 Fifth Avenue, Suite 421, New York, New York 10017 (unless we change the office with written notice to you).

Capital Contributions

Our Contribution. Our advisor has made a capital contribution of $1,000 in cash, in exchange for 100 shares. In addition, our advisor will make a capital contribution of $199,000 in cash, in exchange for 19,900 shares. James Weiner, a Managing Director of our advisor, has also contributed $1,000, in shares of common stock of GREC, as a capital contribution to our company as the initial member. Mr. Weiner will withdraw as the initial member and his capital contribution will be returned, without interest, as soon as the minimum offering is achieved and additional members are admitted into our company.

Members’ Contributions. Each member will make a capital contribution to our capital, in cash, in an amount equal to $10.00 for each share purchased. Members who acquire shares through broker-dealers who charge an investment management fee rather than a sales commission will make a capital contribution, in cash, in an amount equal to $9.30 for each share purchased. Members who purchase shares through our distribution reinvestment plan will make a capital contribution, deemed to be in an amount equal to $         for each share, or fraction thereof, purchased.

No Further Contribution

After you pay for your shares, you will not have any further obligations to us or be required to contribute any additional capital to, or loan any funds to, us. However, under certain circumstances, you may be required to return distributions made to you in violation of Delaware law as described in the immediately preceding paragraph.

Our Management

Our Powers. Except as otherwise specifically provided in our LLC Agreement, our board of directors will have complete and exclusive discretion in the management and control of our business and affairs and will be authorized to employ all powers necessary or advisable to carry out our purposes and investment policies, conduct our business and affairs, and exercise our powers. Our board of directors has delegated to GCM, as our advisor, the management of our overall portfolio, including the acquisition and management our renewable energy and energy efficiency projects, subject to the board's supervision.

Our board of directors will have the sole and absolute discretion to accept or refuse to accept the admission of any subscriber as a member. Except to the extent limited by Delaware law or our LLC Agreement, our board of directors may delegate any or all of its duties under our LLC Agreement to any person, including any of its affiliates. Our LLC Agreement designates our advisor as our tax matters partner and authorizes and directs our advisor to represent us and our members in connection with all examinations of our affairs by tax authorities and any resulting administrative or judicial proceedings and to expend our funds in doing so.

Members’ Powers. No member can participate in or have any control over our business and affairs or have any right or authority to act for, or to bind or otherwise obligate, us.

Authorized Shares

Each of our common shares represents a limited liability company interest in Greenbacker Renewable Energy Company LLC. Our LLC Agreement provides that we may issue up to 350,000,000 shares, up to 50,000,000 preferred units of limited liability company interest, or preferred shares, and one special unit. As of December 11, 2012, there were 200 shares outstanding and no preferred shares. The Special Unitholder, an entity affiliated with our advisor, will hold the special unit in our company entitling it to the Incentive Distribution. For a description of the Incentive Distribution see “Advisory Agreement—Management Fee and Incentive Allocation and Distribution.”

Issuance of Additional Securities

Our LLC Agreement authorizes our board of directors, without the approval of any of our members, to increase the number of shares we are authorized to issue and to classify and reclassify any authorized but unissued class or series of shares into any other class of series of shares having such designations, preferences, rights, powers and duties as may be specified by our board of directors. Our LLC Agreement also authorizes our board, without the approval of any member, to issue additional shares of any class or series for the consideration and on the terms and conditions established by our board of directors.

In accordance with the provisions of our LLC Agreement, we may also issue additional limited liability company interests that have designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to our common shares.

Liability and Indemnification

Our Board of Directors' Limited Liability and Indemnification. Our LLC Agreement provides that a director of our company will not be liable to us, any of our subsidiaries, or any holder of shares, for monetary damages for any acts or omissions arising from the performance of any of such director's obligations or duties in connection with our company, including breach of fiduciary duty, except as follows: (i) for any breach of the director's duty of loyalty to us or the holders of the shares; (ii) for acts or omissions not in good faith (including a bad faith violation of the implied contractual covenant of good faith and fair dealing) or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the director derived an improper personal benefit.

Section 18-108 of the Delaware Limited Liability Company Act allows a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Our LLC Agreement provides that, to the fullest extent permitted by law, we will indemnify our directors and officers or any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that the person is or was a director, officer, employee, tax matters member or agent of our company, or is or was serving at the request of our company as a director, officer, employee or agent of another company, against expenses (including attorneys’

fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Subject to the conditions set forth in our LLC Agreement, we may pay or reimburse such indemnified person’s expenses (including attorneys’ fees) in advance of final disposition of a proceeding.

Limited Liability of our Members. You will have no personal liability for any of our obligations or liabilities. You will only be liable, in your capacity as a member, to the extent of your capital contribution and your pro rata share of any of our undistributed profits and other assets.

Delaware law provides that, for a period of three years from the date on which any distribution is made to you, you may be liable to us for the distribution if both of the following are true:

(1) after giving effect to the distribution, all of our liabilities exceed the fair value of our assets; and

(2) you knew at the time you received the distribution that it was made in violation of Delaware law.

Allocations and Adjustments for Tax Purposes

For U.S. federal income tax purposes, a U.S. holder’s share of our income, gain, loss, deduction and other items will be determined by the LLC Agreement, unless an allocation under this agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion in “Federal Income Tax Consequences—Monthly Allocation and Revaluation Conventions” and “Federal Income Tax Consequences—Section 754 Election,” the allocations pursuant to our LLC Agreement should be considered to have substantial economic effect.

If the allocations provided by the LLC Agreement were successfully challenged by the IRS, the amount of income or loss allocated to a U.S. holder for U.S. federal income tax purposes under the agreement could be increased or decreased, the timing of income or loss could be accelerated or deferred, or the character of the income or loss could be altered.

Transfer of Our Shares

Withdrawal of a Member. You may withdraw as a member from Greenbacker Renewable Energy Company LLC by selling, transferring or assigning your shares or having all of your shares repurchased or redeemed in accordance with our share repurchase program (as described below), our LLC Agreement and any applicable securities laws. You may generally transfer all or a portion of your shares except to impermissible types of transferees or by transfers that would adversely affect us, including transfers that would violate the ownership restrictions imposed in our LLC Agreement.

Limited Repurchase of our shares. We have a share repurchase program. Pursuant to our share repurchase program, beginning 12 months after we meet the minimum offering requirement, we intend to conduct quarterly share repurchases on up to approximately 10% of our weighted average number of outstanding shares in any 12-month period to allow our members to sell all or a portion of your shares back to us at a price equal to 90% of the most recently disclosed net asset value per share, subject to certain conditions. This right is subject to the availability of funds and the other provisions of the share repurchase program. See “Share Repurchase Program.”

Duration

We were formed when we filed a certificate of formation with the Delaware Secretary of State on December 4, 2012, and have a perpetual existence.

Dissolution and Winding-Up

We will dissolve when any of the following events occurs:

•

the adoption of a resolution by a majority vote of our board of directors approving our dissolution and the approval of such action by the affirmative vote of our members owning a majority of our shares;

•	the sale of all or substantially all of our assets;

•	our operations are no longer legal activities under Delaware or any other applicable law; or

•	any other event that causes our dissolution or winding-up under Delaware law.

Our Liquidation. When a liquidity event occurs, our investments and other assets will be liquidated and the proceeds thereof will be distributed to our members after we pay our liquidation expenses and pay the debts in the order of priority set forth in our LLC Agreement. Our existence will then be terminated. You are not guaranteed the return of, or a return on, your investment.

Access to Our Books and Records

Our board of directors will maintain our books and records at our principal office. Such books and records include, among other things, the investor suitability records for a period of six years for any member whose shares were sold by our board of directors.

Our members will have the right to have a copy of the list of members mailed to them for a nominal fee. However, members requesting the list must certify that the list will not be sold or otherwise provided to another party or used for a commercial purpose other than for the member’s interest relative to his or her shares. In addition, members or their representatives will have the right, upon written request, subject to reasonable notice and at their own expense, to inspect and copy other books and records that are maintained for us by our board of directors.

If our board of directors refuses or neglects to exhibit, produce or mail a copy of the membership list as requested, we will be liable to any member requesting the membership list for the costs, including reasonable attorneys’ fees, incurred by that member for compelling the production of the membership list and for actual damages suffered by such member by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the request for inspection or for a copy of the membership list is to secure such list for the purpose of selling such list or of using the membership list for a commercial purpose unrelated to our business. Our board of directors may require that the member requesting the membership list certify that it is not requesting the membership list for any of the prohibited reasons above. These remedies are in addition to, and will not in any way limit, other remedies available to members under federal law or the laws of any State.

Meetings and Voting Rights of Our Members

Meetings. Pursuant to our LLC Agreement, a meeting of our members for the election of directors will be held annually on a date and at the time and place set by our board of directors beginning in 2013. Our board of directors or the chairman of our board of directors, our chief executive officer or our president may call a special meeting of our members at any time on its own initiative to act upon any matter on which our members may vote. Subject to the provisions of our LLC Agreement, a special meeting of our members to act on any matter that may properly be brought before a meeting of our members will also be called by our secretary upon the written request of the members entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter and containing the information required by our LLC Agreement. Our secretary will inform the requesting member of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting member must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting. In addition, in lieu of a meeting, any matter that could be voted upon at a meeting of our members may be submitted for action by written consent of our members.

Voting Rights of Our Members. Holders of outstanding shares are generally entitled to one vote per share as provided in the LLC Agreement. Our LLC Agreement provides that the holders of shares are entitled, at the annual meeting of holders of shares of our company, to vote for the election of all of our directors. Because our LLC Agreement does not provide for cumulative voting rights, the holders of a plurality of the voting power of the then outstanding shares represented at a meeting of the holders of the shares will effectively be able to elect all the directors of our company standing for election.

Our board of directors, with the consent of our members owning a majority of our shares, may take action on the following matters:

•	an amendment of our LLC Agreement (except as set forth in “—Amending Our LLC Agreement”);

•	our dissolution; and

•	the sale of all or substantially all of our assets, except for sales while liquidating our investments upon a liquidity event.

Our members who dissent from any matter approved by our members owning a majority of our shares are nevertheless bound by such vote and do not have a right to appraisal or automatic repurchase of their shares. Our advisor is entitled to vote on all matters other than the cancellation of any advisory or service contract or agreement with our company.

However, if at any time any person or group (other than our advisor and its affiliates, or a direct or subsequently approved transferee of our advisor and its affiliates) acquires, in the aggregate, beneficial ownership of 9.8% or more of any class of our shares then outstanding, that person or group will lose voting rights on all of its shares and the shares may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of members, calculating required votes, determining the presence of a quorum or for other similar purposes. However, our board of directors may, in its sole discretion, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular person or group. Shares held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Anti-Takeover Provisions

Certain provisions of our LLC Agreement, which will become effective upon commencement of this offering, may make it more difficult for third parties to acquire control of our company by various means. These provisions could deprive the holders of our shares of opportunities to realize a premium on the shares owned by them. These provisions are intended to:

•	enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors;

•	discourage certain types of transactions which may involve an actual or threatened change in control of us;

•	discourage certain tactics that may be used in proxy fights;

•	encourage persons seeking to acquire control of us to consult first with our board of directors to negotiate the terms of any proposed business combination or offer; and

•	reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of the outstanding shares or that is otherwise unfair to holders of our shares.

Anti-Takeover Provisions in the LLC Agreement

A number of provisions of our LLC Agreement could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of our company. Our LLC Agreement prohibits the merger or consolidation of our company with or into any limited liability company, corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership, or the sale, lease or exchange of all or substantially all of our property or assets unless, in each case, our board of directors adopts a resolution by a majority vote approving such action and unless such action is approved by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon.

In addition, our LLC Agreement contains provisions contains provisions based on Section 203 of the Delaware General Corporation Law, which prohibit us from engaging in a business combination (as defined below) with an interested holder of shares, or an interested member (as defined below), unless such business combination is approved by the affirmative vote of the holders of two-thirds of the outstanding shares, excluding shares held by the interested member or any affiliate or associate of the interested member.

An interested member is defined in our LLC Agreement as:

(1)     a person who, directly or indirectly, controls 15% or more of our outstanding voting shares at any time within the prior three-year period or

(2)     a person who is an assignee of shares owned by an interested member in a transaction not involving a public offering at any time within the prior three-year period.

A business combination is defined in our LLC Agreement and includes (1) a merger or consolidation of us or any of our subsidiaries with or caused by an interested member or any affiliate of an interested member, (2) a sale or other disposition of property or assets, or issuance or transfer of any our securities or any of our subsidiaries’ securities, with or caused by an interested member or any affiliate of an interested member having a net asset value equal to 10% or more of the net asset value of our outstanding shares, and (3) certain transactions that would increase the interested member’s proportionate share ownership in our company.

This provision does not apply where the business combination or the transaction that resulted in the holder of shares becoming an interested member is approved by our board of directors prior to the time the interested member acquired its, his or her 15% interest.

Our LLC Agreement generally authorizes only our board of directors to fill vacancies on the board of directors. This provision could prevent a holder of shares from effectively obtaining an indirect majority representation on our board of directors by permitting the existing board of directors to increase the number of directors and to fill the vacancies with its own nominees. Our LLC Agreement also provides that directors may be removed, with or without cause, only by the affirmative vote of holders of two-thirds of the outstanding shares entitled to be cast in the election of directors.

Our LLC Agreement also provides that holders of shares seeking to bring business before an annual meeting of holders of shares or to nominate candidates for election as directors at an annual meeting of holders of shares, must provide notice thereof in writing to us not less than 120 days and not more than 150 days prior to the anniversary date of the mailing of the notice of the preceding year’s annual meeting of holders of shares or as otherwise required by requirements of the Exchange Act. In addition, the holder of shares furnishing such notice must be a holder of shares of record on both (1) the date of delivering such notice and (2) the date of the meeting, who is entitled to vote at such meeting. Our LLC Agreement specifies certain requirements as to the form and content of a holder’s notice, as the case may be. These provisions may preclude holders of shares from bringing matters at an annual meeting or from making nominations for directors at an annual or special meeting.

Authorized but unissued shares are available for future issuance, without approval of the holders of our shares. Moreover, our LLC Agreement authorizes our board of directors, without the approval of any of our members, to increase the number of shares we are authorized to issue and to classify and reclassify any authorized but unissued class or series of shares into any other class of series of shares having such designations, preferences, rights, powers and duties as may be specified by our board of directors. These additional shares may be utilized for a variety of purposes, including our distribution reinvestment plan, as well as follow-on public offerings. The existence of authorized but unissued shares could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise, or could allow us to create a shareholder rights plan.

In addition, our board of directors has broad authority to amend our LLC Agreement, as discussed below. Our board of directors could, in the future, choose to amend our LLC Agreement to include other provisions which have the intention or effect of discouraging takeover attempts.

Amending Our LLC Agreement

Other than amendments that do not require member approval as discussed below, our LLC Agreement may only be amended by a majority of our board of directors and the affirmative vote of holders of at least a majority of our outstanding shares, including such amendments relating to:

•	the voting rights of the holders of the shares;

•	the merger or consolidation of our company, the sale, lease or exchange of all or substantially all of our company’s property or assets and certain other business combinations or transactions;

•	the right of holders of shares to vote on the dissolution, winding up and liquidation of our company; and

•	the provision of our LLC Agreement governing amendments thereof.

Amendment by Our Board of Directors Without the Consent of Our Members. A majority of our board of directors may, without the consent of our members, amend our LLC Agreement to effect any change for the benefit or protection of our members, including:

•	adding to our board of directors’ duties or obligations, or surrendering any of our board of directors’ rights or powers;

•

amending our LLC Agreement in connection with any determination by our board of directors to create any class or series of shares, to increase the number of our authorized shares or to issue additional shares of our authorized but unissued shares;

•	curing any ambiguity in our LLC Agreement, or correcting or supplementing any provision of our LLC Agreement that may be internally inconsistent;

•	preserving our status as a “partnership” for federal income tax purposes;

•	deleting or adding any provision that the Securities and Exchange Commission or any other regulatory body or official requires to be deleted or added;

•	permitting our shares to fall into an exemption from the definition of “plan assets” under Department of Labor regulations;

•	under certain circumstances, amending the allocation provisions, in accordance with the advice of tax counsel, accountants or the Internal Revenue Service, to the minimum extent necessary; and

•	changing our name or the location of our principal office.

TRANSFERABILITY OF SHARES

You may withdraw from Greenbacker Renewable Energy Company LLC only by selling or transferring all or a portion of your shares, or if all or a portion of your shares are repurchased by us in accordance with our share repurchase program. See “Share Repurchase Program.”

Restrictions on the Transfer of Our Shares and Withdrawal

There is no public market for our shares, and none is expected to develop. Consequently, you may not be able to liquidate your investment in the event of emergencies or for other reasons, or obtain financing from lenders who may not accept our shares as collateral. You may transfer your shares only upon the satisfaction of the conditions and subject to the restrictions discussed below. In addition, the transfer of your shares may subject you to the securities laws of the State or other jurisdiction in which the transfer is deemed to take place. The recipient must also own a sufficient number of our shares to meet the minimum investment standard. Anyone to whom you transfer your shares may become a substitute member only upon our approval, which is at our sole and absolute discretion; otherwise, they will be an assignee. While assignees will hold all economic rights that come with ownership of our shares, they will not have the other rights that our members have, including voting rights and the right to a copy of the list of our members. We will also require that there be no adverse effect to us resulting from the transfer of our shares, and that the assignee has signed a transfer agreement and other forms, including a power of attorney, as described in our LLC Agreement.

You may transfer or assign your own shares to any person, whom we call an assignee, only if you and the assignee each sign a written assignment document, in form and substance satisfactory to us, which:

(a)	states your intention that your shares be transferred to the assignee;

(b)	reflects the assignee’s acceptance of all of the terms and provisions of our LLC Agreement; and

(c)	includes a representation by both you and the assignee that the assignment was made in accordance with all applicable state and federal laws and regulations, including minimum investment and investor suitability requirements under State securities laws.

Furthermore, unless we consent, no shares may be transferred or assigned:

•	to a minor or incompetent unless a guardian, custodian or conservator has been appointed to handle the affairs of the person;

•

to any person if the assignment would affect our existence or qualification as a limited liability company under Delaware law or the applicable laws of any other jurisdiction in which we are conducting business;

•	to any person not permitted to be an assignee under applicable law, including, without limitation, applicable federal and State securities laws;

•	to any person if the assignment would result in the transfer of less than the minimum required share purchase, unless the assignment is of all of the shares owned by the member;

•	if the assignment would result in your retaining a portion of your investment that is less than the minimum required Share purchase;

•	if, in our reasonable belief, the assignment might violate applicable law;

•	if, in the determination of our board of directors, such assignment would not be in the best interests of us or our members; or

•	if the assignment would cause our shares to be owned by non-United States citizens.

Any attempt to transfer or assign our shares in violation of the provisions of our LLC Agreement or applicable law will be null and void from the outset and will not bind us. Assignments of our shares will be recognized by us as of the first day of the month following the date upon which all conditions to the assignment have been satisfied.

Additional Transfer Restriction for Residents of California

California law requires that all certificates for shares that we issue to residents of California, if any, or that are subsequently transferred to residents of California, bear the following legend:

“It is unlawful to consummate a sale or transfer of a membership interest, or any interest therein, or to receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner’s rules.”

Consequences of Transfer

If you transfer or assign all of your shares, you will cease to be a member and will no longer have any of the rights or privileges of a member. Whether or not any assignee becomes a substitute member, however, your assignment of all of your shares will not release you from liability to us to the extent of any distributions, including any return of or on your investment, made to you in violation of Delaware law. See “Federal Income Tax Consequences—Sale, Exchange or Other Taxable Disposition of Shares.”

FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of U.S. federal income tax consequences material to the purchase, ownership and disposition of the shares. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of shares that is (i) an individual citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) otherwise subject to U.S. federal income taxation on a net income basis in respect of the shares (a “U.S. holder”). This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase the shares by any particular investor. This summary also does not address the tax consequences to (1) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, traders in securities that elect to mark to market and dealers in securities or currencies, (2) persons that will hold shares as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, (3) persons whose functional currency is not the U.S. dollar, or (4) persons that do not hold shares as capital assets.

This summary is based on the Internal Revenue Code, Treasury regulations, IRS rulings and judicial decisions in effect as of the date of this prospectus, all of which are subject to change at any time (possibly with retroactive effect) or different interpretations. As the law is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein. We have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of acquiring, owning or disposing of the shares. Prospective investors in the shares should consult their tax advisors in determining the tax consequences of an investment in the shares, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Classification as a Partnership

Clifford Chance US LLP has acted as counsel to us in connection with this offering. We have received the opinion of Clifford Chance US LLP to the effect that, although the matter is not free from doubt due to the lack of clear guidance and direct authority, our proposed method of operation, as described in this prospectus and as represented by us to Clifford Chance US LLP, will permit us to not be classified for U.S. federal income tax purposes as an association or a publicly traded partnership taxable as a corporation. Members should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. It must be emphasized that the opinion of Clifford Chance US LLP is based on various assumptions relating to our organization, operation, assets and activities, and that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our LLC Agreement and this prospectus, and is conditioned upon factual representations and covenants made by us, and our board of directors regarding our organization, operation, assets, activities, and conduct of our operations, and assumes that such representations and covenants are accurate and complete. Such representations include, as discussed further below, representations to the effect that we will meet the “qualifying income exception” described below.

While it is expected that we will operate so that we will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities we are undertaking and the possibility of future changes in its circumstances, it is possible that we will not so qualify for any particular year. Clifford Chance US LLP has no obligation to advise us or our members of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Our taxation as a partnership will depend on our ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception” (as described below), the compliance with which will not be reviewed by Clifford Chance US LLP. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the qualifying income exception.

Under Section 7704 of the Internal Revenue Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. It is expected that initially or in the future we will be treated as a publicly traded partnership. If 90% or more of the income of a publicly traded partnership during each taxable year consists of “qualifying income” and the partnership is not required to register under the Investment Company Act, it will be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes (the “qualifying income exception”). Qualifying income generally includes interest, dividends, real property rents, gain from the sale or other disposition of real property, income from certain commodities transactions, and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. While it is expected that we will satisfy the qualifying income exception, and qualify to be taxed as a partnership, there can be no assurance that the IRS would not successfully challenge our compliance with the qualifying income requirements and assert that we are a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

If, for any reason we become taxable as a corporation for U.S. federal income tax purposes, our items of income and deduction would not pass through to our members and our members would be treated for U.S. federal income tax purposes as stockholders in a corporation. We would be required to pay income tax at corporate rates on our net income. Distributions by us to members would constitute dividend income taxable to such members, to the extent of our earnings and profits, and the payment of these distributions would not be deductible by us. These consequences would have a material adverse effect on us, our members and the value of the shares.

If at the end of any taxable year we fail to meet the qualifying income exception, we may still qualify as a partnership if we are entitled to relief under the Internal Revenue Code for an inadvertent termination of partnership status. This relief will be available if (i) the failure is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent, and (iii) we agree to make such adjustments or to pay such amounts as are determined by the IRS. It is not possible to state whether we would be entitled to this relief in any or all circumstances. It also is not clear under the Internal Revenue Code whether this relief is available for our first taxable year as a publicly traded partnership. If this relief provision is not applicable to a particular set of circumstances involving us, we will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and we retain our partnership qualification, we or our members (during the failure period) will be required to pay such amounts as determined by the IRS.

The remainder of this discussion assumes that we will qualify to be taxed as a partnership for U.S. federal income tax purposes.

Limitation on the Deductibility of Certain Losses by GREC

Certain closely held C corporations are allowed to deduct their losses (if any) only to the extent of their "at risk" amount at the end of the taxable year in which the losses occur. The amount for which a closely held C corporation is "at risk" generally is equal to its adjusted tax basis contributed to an activity, less certain amounts borrowed. To the extent that a closely held C corporation’s losses are not allowed because the it has an insufficient amount at risk in an activity, such disallowed losses may be carried over to subsequent taxable years and will be allowed if and to the extent of the closely held C Corporation’s at risk amount in subsequent years.

The Internal Revenue Code restricts the deductibility of losses from a “passive activity” against certain income which is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations.

We have imposed ownership limitations and transfer restrictions on our shares to reduce the risk that GREC will be classified as a closely held C corporation for these purposes. However, there can be no assurance that the “at risk” and “passive activity” limitations will not apply to the losses of GREC.

Distributions on the Shares

Distributions on the shares generally will not be taxable to a U.S. holder, except to the extent that the cash the U.S. holder receives exceeds its adjusted tax basis in the shares. Cash distributions in excess of a U.S. holder’s adjusted tax basis in the shares generally will be treated as gain from the sale or exchange of the shares, taxable in accordance with the rules described under “—Sale, Exchange or Other Taxable Disposition of Shares.”

Upon a liquidating distribution of cash by us (a distribution to a U.S. holder that terminates its interest in us), a U.S. holder generally will recognize gain or loss from the sale or exchange of the shares, taxable in accordance with the rules described under “—Sale, Exchange or Other Taxable Disposition of Shares.”

Participation in our Distribution Reinvestment Plan

Although the tax treatment of participation in corporate dividend reinvestment plans is well-established, the treatment of participation in our distribution reinvestment plan is less clear because we expect to be taxed as a partnership for federal income tax purposes, rather than as a corporation. If the general principles applicable to corporate dividend reinvestment plans were to apply to us, members participating in our distribution reinvestment plan would be treated as having received the applicable distribution and immediately contributed such mount to us in exchange for additional shares. We intend to maintain our records consistent with such an approach in that we will show a distribution to members participating in our distribution reinvestment plan and an associated purchase by them of shares from us.

If the IRS were to treat participation in our distribution reinvestment plan in a similar fashion, a member who participates in our distribution reinvestment plan will be treated as receiving all cash distributions reinvested in shares registered in his name pursuant to our distribution reinvestment plan. Such distributions would be treated for tax purposes like other cash distributions. See “—Distributions on the Shares.” Generally speaking, the Treasury regulations provide that when a partner makes an additional cash contribution to a partnership, the holding period of that partner’s partnership interest becomes a “split” holding period, with the portion of the interest attributable to the additional contribution (determined by the ratio of the amount of the additional cash contribution to the fair market value of the partnership interest after the contribution) treated as having a holding period that begins the day following the date of the additional contribution and the balance of the partnership interest retaining the holding period that it had prior to the contribution. A special rule under the Treasury regulations also provides, however, that in determining the holding period of a partnership interest upon a sale of the interest, cash distributions received during the one-year period prior to the sale may be applied to reduce the cash contributions made during that period, on a last-in-first-out basis. Application of this special rule may, in many instances, prevent a member from having a short-term holding period with respect to a portion of his interest in us at the time of a sale of all or part of such interest if the only shares acquired by the member during the one year period preceding such sale were acquired through our distribution reinvestment plan. For the tax treatment of any gain on such a sale, see “—Sale, Exchange or Other Taxable Disposition of Shares.”

While, as noted above, the Treasury regulations generally provide that an interest in a partnership (or an entity treated as a partnership, such as us) is a single interest, with the result that a member’s interest in us can (subject to the special rule mentioned in the preceding paragraph) have a "split" holding period upon the acquisition of additional shares, there is an exception to this rule that permits a partner in a publicly-traded partnership to treat separately-identifiable units therein that were acquired at different times to have different holding periods.

Alternatively, it is possible that members who participate in our distribution reinvestment plan might not be considered by the IRS to have received cash distributions and that the additional shares that were registered in their names pursuant to the distribution reinvestment plan reflect the dilution of the interests in us of those members who did not participate in our distribution reinvestment plan, such dilution being effected by the issuance of such additional shares to the members who participate in our distribution reinvestment plan.

If a member elects to participate in our distribution reinvestment plan, the deemed distribution and corresponding investment will not, in and of themselves, have any net effect on the basis of such member’s interest in us. This is the case even though such member’s basis would be reduced by the amount of the distribution, because such member’s basis would be increased by an equal amount as a result of the corresponding reinvestment. Such member’s share of our non-recourse liabilities—which are also included in such member’s basis—could increase relative to those members who do not participate in our distribution reinvestment plan, however, because such member’s relative ownership interest in us would be deemed to have increased.

For further information regarding the tax consequences of participation in our distribution reinvestment plan, U.S. holders should consult their own tax advisor.

Sale, Exchange or Other Taxable Disposition of Shares

Upon the sale, exchange or other taxable disposition of shares, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale, exchange or other disposition and its adjusted tax basis in the shares. A U.S. holder’s adjusted tax basis in its shares generally will be equal to the amount it paid for its shares (1) increased by any income or gain of us that is allocated to the U.S. holder, and by the amount of any contributions the U.S. holder makes to our capital, and (2) decreased, but not below zero, by any loss or expense of us that is allocated to the U.S. holder, and by the amount of any cash and the tax basis of any property distributed (or deemed distributed) to the U.S. holder. For a description of the allocation of income, gain, loss and expense to a U.S. holder, see “—Partnership Allocations and Adjustments.”

Limitations on Deductibility of Certain Losses and Expenses

The deductibility for U.S. federal income tax purposes of a U.S. holder's share of losses and expenses of us is subject to certain limitations, including, but not limited to, rules providing that: (1) a U.S. holder may not deduct our losses that are allocated to it in excess of its adjusted tax basis in its shares; (2) individuals and personal holding companies may not deduct the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity; (3) the ability of individuals to take certain itemized deductions may be limited by the “alternative minimum tax;” and (4) a noncorporate U.S. holder may deduct its share of our expenses only to the extent that such share, together with such noncorporate U.S. holder’s other miscellaneous itemized deductions, exceeds 2 percent of such noncorporate U.S. holder’s adjusted gross income. We will report the fee for advisory and management services paid to GCM as an expense of the kind subject to the limitation on miscellaneous itemized deductions. To the extent that a loss or expense that a U.S. holder cannot deduct currently is allocated to a U.S. Holder, the U.S. holder may be required to report taxable income in excess of the U.S. holder’s economic income or cash distributions on the shares. U.S. holders are urged to consult their own tax advisor with regard to these and other limitations on the ability to deduct losses or expenses with respect us.

Under Section 709(b) of the Internal Revenue Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. We have not yet determined whether we will make such an election. A non corporate U.S. holder's allocable share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of shares (so called “syndication fees”) are not eligible for the 180 month amortization provision and are not deductible.

Partnership Allocations and Adjustments

For U.S. federal income tax purposes, a U.S. holder’s share of our income, gain, loss, deduction and other items will be determined by the LLC Agreement, unless an allocation under this agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions” and “—Section 754 Election,” the allocations pursuant to the LLC Agreement should be considered to have substantial economic effect.

If the allocations provided by the LLC Agreement were successfully challenged by the IRS, the amount of income or loss allocated to a U.S. holder for U.S. federal income tax purposes under the agreement could be increased or decreased, the timing of income or loss could be accelerated or deferred, or the character of the income or loss could be altered.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. We will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to investors in a manner that reflects the investors’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Internal Revenue Code or the Treasury regulations and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to a U.S. holder.

Monthly Allocation and Revaluation Conventions

In general, our taxable income and losses will be determined monthly and will be apportioned among the holders of shares in proportion to the number of shares treated as owned by each of them as of the close of the last trading day of the preceding month. By investing in the shares, a U.S. holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below. Under the monthly allocation convention, the person that was treated for U.S. federal income tax purposes as holding a share as of the close of the last trading day of the preceding month will be treated as continuing to hold that share until immediately before the close of the last trading day of the following month. As a result, a holder that is transferring its shares or whose shares are redeemed prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer. The Internal Revenue Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of shares could be considered to occur for these purposes when the transfer is completed without regard to our monthly convention for allocating income and deductions. In that event, our allocation method might be viewed as violating that requirement.

In addition, for any month in which a creation or redemption of shares takes place, we generally will credit or debit, respectively, the “book” capital accounts of the holders of existing shares with any unrealized gain or loss in the portfolio. This will result in the allocation of items of our income, gain, loss, deduction and credit to existing holders of shares to account for the difference between the tax basis and fair market value of property owned by us at the time new shares are issued or old shares are redeemed (“reverse section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the portfolio at the time of a creation or redemption of shares to the investors that economically have earned such gain or loss. As with the other allocations described above, we generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, we will credit or debit, respectively, the “book” capital accounts of holders of existing shares with any unrealized gain or loss in our assets based on the lowest fair market value of the assets and shares, respectively, during the month in which the creation or redemption transaction takes place, rather than the fair market value at the time of such creation or redemption (the “monthly revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued shares will be allocated some or all of the unrealized gain in our assets at the time it acquires the shares or (2) an existing holder of shares will not be allocated its entire share in the unrealized loss in our assets at the time of such acquisition. Furthermore, the applicable Treasury regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention. The Internal Revenue Code and applicable Treasury regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Internal Revenue Code and Treasury regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept the our monthly allocation or monthly revaluation convention, the IRS may contend that our taxable income or losses must be reallocated among the holders of shares. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. Our board of directors is authorized to revise our allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the holders’ interest in us.

Section 754 Election

We intend to make the election permitted by Section 754 of the Internal Revenue Code. Such an election is irrevocable without the consent of the IRS. This election generally will require each purchaser of shares to adjust its proportionate share of the tax basis in the portfolio (“inside basis”) to fair market value, as reflected in the purchase price for the purchaser’s shares, as if the purchaser had acquired a direct interest in the portfolio and will require us to make a corresponding adjustment to its share of the tax basis in the portfolio that will be segregated and allocated to the purchaser of the shares. These adjustments are attributed solely to a purchaser of shares and are not added to the tax basis of the portfolio assets associated with other holders of shares. Generally the Section 754 election is intended to eliminate the disparity between a purchaser’s outside basis in its shares and our corresponding inside basis in the portfolio such that the amount of gain or loss that will be allocated to the purchaser on the disposition by us of portfolio assets will correspond to the purchaser’s share in the appreciation or depreciation in the value of such assets since the purchaser acquired its shares. Depending on the relationship between a holder’s purchase price for shares and its interest in the unadjusted share of our inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded interests in partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to us, we will apply certain assumptions and conventions in determining and allocating the basis adjustments. It is possible that the IRS will successfully assert that the assumptions and conventions utilized by us do not satisfy the technical requirements of the Internal Revenue Code or the Treasury regulations and will require different basis adjustments to be made. If such different adjustments were required, some holders could be adversely affected.

In order to make the basis adjustments permitted by Section 754, we will be required to obtain information regarding each holder’s secondary market transactions in shares, as well as creations and redemptions of shares. We will seek such information from the record holders of shares, and, by purchasing shares, each beneficial owner of shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s shares. Notwithstanding the foregoing, however, there can be no guarantee that we will be able to obtain such information from record owners or other sources, or that the basis adjustments that we make based on the information they are able to obtain will be effective in eliminating disparity between a holder’s outside basis in its shares and its interest in the inside basis in our assets.

Constructive Termination

We will experience a constructive termination for tax purposes if there is a sale or exchange of 50 percent or more of the total shares within a 12-month period. A constructive termination results in the closing of our taxable year for all holders of shares. In the case of a holder of shares reporting on a taxable year other than a fiscal year ending December 31, the closing of the our taxable year may result in more than 12 months of its taxable income or loss being includable in its taxable income for the year of termination. We would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if we were unable to determine that the termination had occurred.

Borrowing of Shares

If a U.S. holder’s shares are borrowed (or rehypothecated) by the U.S. holder’s broker and sold to a third party, for example as part of a loan to a “short seller” to cover a short sale of shares, the U.S. holder may be considered as having disposed of those shares. If so, the U.S. holder would no longer be a beneficial owner of a pro rata portion of the shares during the period of the loan and may recognize gain or loss from the disposition. In addition, during the period of the loan, (1) our income, gain, loss, deduction or other items with respect to those shares would not be reported by the U.S. holder, and (2) any cash distributions received by the U.S. holder with respect to those shares could be fully taxable, likely as ordinary income. Accordingly, if a U.S. holder desires to avoid the risk of income recognition from a loan of its shares, the U.S. holder should modify any applicable brokerage account agreements to prohibit the U.S. holder’s broker from borrowing the U.S. holder’s shares. These rules should not affect the amount or timing of items of income, gain, deduction or loss reported by a taxpayer that is a dealer in securities that marks the shares to market for U.S. federal income tax purposes, or a trader in securities that has elected to use the mark-to-market method of tax accounting with respect to the shares.

Information Reporting with Respect to Shares

Because we will file a partnership return, tax information will be reported to investors on an IRS Schedule K-1 for each calendar year as soon as practicable after the end of each such year. Each K-1 provided to a holder of shares will set forth the holder’s share of our items of income, gain, deduction, loss and credit for such year in a manner sufficient for a U.S. holder to complete its tax return with respect to its investment in the shares.

Each holder, by its acquisition of shares, will be deemed to agree to allow brokers and nominees to provide to us the holder’s name and address and such other information and forms as may be reasonably requested by us for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to such information and forms for such purpose) and to provide such information or forms upon request.

As described above under “Partnership Allocations and Adjustments—Monthly Allocation and Revaluation Conventions,” the partnership tax rules generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that certain adjustments be made based on daily valuations. These regulations do not contemplate monthly allocation conventions of the kind that will be used by us. If the IRS does not accept the monthly reporting convention, the IRS may contend that our taxable income or losses must be reallocated among investors. If such a contention were sustained, investors’ respective tax liabilities would be adjusted to the possible detriment of certain investors. Our board of directors is authorized to revise our allocation method to comply with applicable law.

Tax Audits

Under the Internal Revenue Code, adjustments in tax liability with respect to our items generally will be made at the Company level in a partnership proceeding rather than in separate proceedings with each member. Our advisor will represent us as our “Tax Matters Partner” during any audit and in any dispute with the IRS. Each member will be informed of the commencement of an audit of us. In general, the Tax Matters Partner may enter into a settlement agreement with the IRS on behalf of, and that is binding upon, the members

Adjustments resulting from an IRS audit may require each member to adjust a prior year’s liability, and possibly may result in an audit of his return. Any audit of a member’s return could result in adjustments not related to our returns as well as those related to our returns.

The Tax Matters Partner will make some elections on our behalf and on behalf of our members. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against members for items in our returns. The Tax Matters Partner may bind a member with less than a 1% profits interest in us to a settlement with the IRS unless that member elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the members are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any member having at least a 1% interest in profits or by any group of members having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each member with an interest in the outcome may participate.

Reportable Transactions

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Internal Revenue Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by us or our members (1) if a member incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of shares, or (2) possibly in other circumstances. Furthermore, our material advisers could be required to maintain a list of persons investing in us pursuant to the Internal Revenue Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass through entity (such as the shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. holders are urged to consult their tax advisors regarding the tax shelter disclosure rules and their possible application to them.

Tax Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax generally is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function. UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as us) in which it is a partner. However, if a tax-exempt entity’s acquisition of a partnership interest is debt financed, or the partnership incurs “acquisition indebtedness,” all or a portion of the income or gain attributable to the “debt financed property” would also be included in UBTI regardless of whether such income would otherwise be excluded as dividends, interest or capital gains.

Taxation of Non-U.S. holders of Shares

As used herein, the term “non-U.S. holder” means a beneficial owner of shares that is not a U.S. holder. We intend to conduct our activities in such a manner that a non-U.S. holder of the shares who is not otherwise carrying on a trade or business in the United States will not be considered to be engaged in a trade or business in the United States as a result of an investment in the shares. Non-U.S. persons treated as engaged in a U.S. trade or business are generally subject to U.S. federal income tax at the graduated rates applicable to U.S. persons on their net income which is considered to be effectively connected with such U.S. trade or business. Non-U.S. persons that are corporations may also be subject to a 30% branch profits tax. The 30% rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized. There can be no assurance that the IRS will not assert successfully that some portion of our income is properly treated as effectively connected income with respect to our members. In addition, if we generates U.S. source income that is not effectively connected with a U.S. trade or business (e.g., dividends, certain interest, rents and royalty income), a non-U.S. holder generally will be subject to a U.S. federal withholding tax of 30% (unless reduced by an applicable treaty).

Subject to the discussion under "Foreign Account Tax Compliance" and the discussion below, a non-U.S. holder generally will not be subject to U.S. federal income tax on gains on the sale of the shares or on its share of our gains. However, in the case of an individual non-U.S. holder, such holder will be subject to U.S. federal income tax on gains on the sale of shares or such holder’s share of our gains if such non-U.S. holder is present in the United States for 183 days or more during a taxable year and certain other conditions are met. Each holder, by its acquisition of shares, will be deemed to agree to allow brokers and nominees to provide to us its name and address and such other information and forms as may be reasonably requested by us for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to such information and forms for such purpose) and to provide such information or forms upon request.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance provisions of the recently enacted U.S. Hiring Incentives to Restore Employment Act (“FATCA”) generally impose a new reporting regime and potentially a 30% withholding tax with respect to certain U.S. source income (including interest and dividends) and gross proceeds from the sale or other disposal of property that can produce U.S. source interest or dividends (“Withholdable Payments”). As a general matter, the new rules are designed to require U.S. persons’ direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership. These new withholding rules will apply to U.S. source income payments made after December 31, 2013, and to the disposition proceeds described above after December 31, 2016. We will be required to report to the IRS and to impose a 30% withholding of tax on the share of Withholdable Payments to (i) members that are non-U.S. financial entities that do not enter into an agreement (a “FFI Agreement”) with the IRS to provide information, representations and waivers of non- U.S. law as may be required to comply with the provisions of the new rules, including, information regarding its direct and indirect U.S. owners; (ii) members who fail to establish their non-U.S. status as required under the FFI Agreement; (iii) and other members that do not provide certifications or information regarding their U.S. ownership. The IRS has issued proposed regulations regarding FATCA but not yet provided final guidance regarding FATCA or a form of FFI Agreement. Although the application of FATCA to a sale or other disposal of an interest in a partnership is unclear, it is possible that the gross proceeds of the sale or other disposal of your shares will be subject to FATCA under the rules described above if such proceeds are treated as an indirect disposal of your interest in assets that can produce U.S. source interest or dividends.

Members should consult their own tax advisor regarding the requirements under FATCA with respect to your own situation.

Backup Withholding

We will be required in certain circumstances to backup withhold on certain payments paid to non-corporate holders of shares who do not furnish us their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a member may be refunded or credited against its U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Certain State, Local and Foreign Income Tax Matters

In addition to the federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in us. State and local laws often differ from federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A member’s distributive share of the taxable income or loss of us generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which it is a resident. One or more states may impose reporting requirements on us and/or the members. Investors should consult with their own advisors as to the applicability of such rules in jurisdictions which may require or impose a filing requirement.

Each member may be required to file returns and pay state and local tax on its share of our income in the jurisdiction in which it is a resident and/or other jurisdictions in which income is earned by us. We may be required to withhold and remit payment of taxes to one or more state or local jurisdictions on behalf of the members. Any amount withheld generally will be treated as a distribution to each particular member. However, an individual member may be entitled to a deduction or credit against tax owed to his or her state of residence for income taxes paid to other state and local jurisdictions where the member is not a resident.

In general, where a tax (including, without limitation, a state or local tax) is levied on us, the amount of which is levied in whole or in part based on the status or identity of a member, such tax will be allocated as an expense attributable to that member and the amount will be withheld from any distribution to such member.

State and local taxes may be significant. Prospective investors are urged to consult their tax advisors with respect to the state and local tax consequences of acquiring, holding and disposing of the shares.

Foreign Taxes

It is possible that certain interest received by us from sources within foreign countries will be subject to withholding taxes imposed by such countries. In addition, we may also be subject to capital gains taxes in some of the foreign countries where it purchases and sells foreign debt obligations. Tax treaties between certain countries and the United States may reduce or eliminate such taxes. It is impossible to predict in advance the rate of foreign tax we will pay since the amount of our assets to be invested in various countries is not known. Members will be informed by us as to their proportionate share of any foreign taxes paid by us, which they will be required to include in their income. Members generally will be entitled to claim either a credit (subject to the limitations discussed below) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such foreign taxes in computing their federal income taxes. A member that is tax-exempt will not ordinarily benefit from such credit or deduction.

Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the member’s federal tax (before the credit) attributable to its total foreign source taxable income. A member’s share of the our interest from non-U.S. debt securities generally will qualify as foreign source income. Generally, the source of gain and loss realized upon the sale of personal property, such as securities, will be based on the residence of the seller. In the case of a partnership, the determining factor is the residence of the partner. Thus, absent a tax treaty to the contrary, the gains and losses from the sale of securities allocable to a member that is a U.S. resident generally will be treated as derived from U.S. sources (even though the securities are sold in foreign countries). Certain currency fluctuation gains, including fluctuation gains from foreign currency denominated debt securities, receivables and payables, will also be treated as ordinary income derived from U.S. sources.

Prospective investors should note that the limitation on the foreign tax credit is applied separately to foreign source passive income, such as interest. In addition, for foreign tax credit limitation purposes, the amount of a member’s foreign source income is reduced by various deductions that are allocated and/or apportioned to such foreign source income. One such deduction is interest expense, a portion of which will generally reduce the foreign source income of any member who owns (directly or indirectly) foreign assets. For these purposes, foreign assets owned by us will be treated as owned by the investors in us and indebtedness incurred by us will be treated as incurred by investors in us. Because of these limitations, members may be unable to claim a credit for the full amount of their proportionate share of the foreign taxes paid by us. The foregoing is only a general description of the foreign tax credit under current law. Moreover, since the availability of a credit or deduction depends on the particular circumstances of each member, investors are advised to consult their own tax advisors.

New Legislation or Administrative or Judicial Action

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, frequently resulting in unfavorable precedent or authority on issues for which there was previously no clear precedent or authority as well as revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. No assurance can be given as to whether, or in what form, any proposals affecting us or the shares will be enacted. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. federal income tax treatment of an investment in the shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. For example, changes to the U.S. federal income tax laws and interpretations thereof could make it more difficult or impossible to meet the qualifying income exception for us to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes. We and our members could be adversely affected by any such change in, or any new, tax law, regulation or interpretation.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with an investment in us by a pension, profit-sharing, IRA or other employee benefit plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code. This summary is based on provisions of ERISA and the Internal Revenue Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor. No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming that would significantly modify the statements expressed herein. Any changes may or may not apply to transactions entered into prior to the date of their enactment.

In considering using the assets of an employee benefit plan subject to Title I of ERISA to purchase shares, such as a profit-sharing, 401(k), or pension plan, or of any other retirement plan or account subject to Section 4975 of the Internal Revenue Code such as an IRA or Keogh Plan (collectively, “Benefit Plans”), a fiduciary, taking into account the facts and circumstances of such Benefit Plan, should consider, among other matters,

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code, and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the duty:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan unless it is clearly prudent not to do so; and

•	to comply with plan documents insofar as they are consistent with ERISA.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee (or a duly authorized named fiduciary or investment manager) have exclusive authority and discretion to manage and control the assets of the plan.

In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving assets of a Benefit Plan and any “party in interest” or “disqualified person” (as defined under ERISA and the Internal Revenue Code) with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. The prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan (other than in the case of most IRAs and some Keogh Plans), or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Assets

While neither ERISA nor the Internal Revenue Code defines the term “plan assets,” a Department of Labor regulation describes what constitutes the assets of a Benefit Plan when it invests in specific kinds of entities (29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, the “Regulation”). Under the Regulation, an entity in which a Benefit Plan makes an equity investment will be deemed to be “plan assets” of the Benefit Plan unless the entity satisfies at least one of the exceptions to this general rule.

The Regulation provides as one exception that the underlying assets of entities such as ours will not be treated as assets of a Benefit Plan if the interest the Benefit Plan acquires is a “publicly-offered security.” A publicly-offered security must be:

•	“freely transferable,”

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another, and

•

either part of a class of securities registered under the Exchange Act or sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

Whether a security is “freely transferable” is a factual question to be determined on the basis of the particular facts and circumstances. The Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” We believe that any restrictions imposed under our LLC Agreement on the transfer of our shares, including limits on the assignment of shares and substitution of members, are limited to the restrictions on transfer generally permitted under the Regulations and are not likely to result in the failure of shares to be “freely transferable.” The Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the Department of Labor will not reach a contrary conclusion.

We anticipate having over 100 members following the completion of this offering. Thus, the second criterion of the publicly offered exception security should be satisfied.

The shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the shares are part of a class that was registered under the Exchange Act before the 120th day after December 31, 2012. Any shares purchased, therefore, should satisfy the third criterion of the publicly offered security exemption.

We believe that the shares should constitute “publicly-offered securities,” and that our underlying assets should not be considered “plan assets” under the Regulation, assuming that our shares are “freely transferable” and widely held (as contemplated above) and that the offering otherwise takes place as described in this prospectus.

In the event that our underlying assets were treated by the Department of Labor as “plan assets” of a Benefit Plan, our management could be treated as fiduciaries with respect to Benefit Plan members, and the prohibited transaction restrictions of ERISA and the Internal Revenue Code could apply to any transaction involving our management and assets (absent an applicable administrative or statutory exemption). These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an exemption from the prohibited transaction restrictions. Alternatively, we might provide Benefit Plan members with the opportunity to sell their shares to us or we might dissolve or terminate.

If our underlying assets were treated as assets of a Benefit Plan, the investment in us also might constitute an ineffective delegation of fiduciary responsibility to our advisor and expose the fiduciary of the plan to co-fiduciary liability under ERISA for any breach by our advisor of its ERISA fiduciary duties. Finally, an investment by an IRA in us might result in an impermissible commingling of plan assets with other property.

If a prohibited transaction were to occur, our advisor, and possibly other fiduciaries of Benefit Plan members subject to Title I of ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in the prohibited transaction could be required to restore to the plan any profits they realized as a result of the transaction or breach and make good to the plan any losses incurred by the plan as a result of the transaction or breach. In addition, the Internal Revenue Code imposes an excise tax equal to fifteen percent (15%) of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected.” These taxes would be imposed on any disqualified person who participates in the prohibited transaction. With respect to an IRA, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

If, as contemplated above, our assets do not constitute plan assets following an investment in shares by Benefit Plans, the problems discussed in the preceding three paragraphs are not expected to arise.

SUITABILITY STANDARDS

The following are our suitability standards for investors that are required by the Omnibus Guidelines published by the North American Securities Administrators Association in connection with our continuous offering of shares under this registration statement.

Pursuant to applicable state securities laws, shares offered through this prospectus are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, there is not expected to be any public market for the shares, which means that it may be difficult for members to sell shares. As a result, we have established suitability standards which require investors to have either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $70,000 and an annual gross income of at least $70,000, or (ii) a net worth (not including home, home furnishings, and personal automobiles) of at least $250,000.

Our suitability standards also require that a potential investor (1) can reasonably benefit from an investment in us based on such investor’s overall investment objectives and portfolio structuring; (2) is able to bear the economic risk of the investment based on the prospective member’s overall financial situation; and (3) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose his or her entire investment, (c) the lack of liquidity and restrictions on transferability of the shares, (d) the background and qualifications of GCM and (e) the tax consequences of the investment. Persons who meet these standards and who seek to diversify their portfolio are most likely to benefit from an investment in our company.

The minimum purchase amount is $2,000 in shares. To satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate individual retirement accounts, or IRAs, provided that each such contribution is a minimum of $500. You should note that an investment in shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $500. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

In the case of sales to fiduciary accounts, these suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account.

These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you who become members. Those selling shares on our behalf must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for each investor based on information provided by the investor in the subscription agreement. Relevant information for this purpose includes at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective investor. Each selected broker-dealer is required to maintain for six years records of the information used to determine that an investment in our shares is suitable and appropriate for an investor.

In purchasing shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974, or ERISA, or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Internal Revenue Code. In addition, prior to purchasing shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law.

LIQUIDITY STRATEGY

We intend to explore a potential liquidity event for our members between five and seven years following the completion of our offering stage, which may include follow-on offerings after completion of this offering. We will consider our offering stage as complete as of the termination date of our most recent public equity offering, if we have not conducted a public offering in any continuous three-year period. For purposes of determining the completion of our offering stage, we do not consider “public equity offerings” to include private offerings, offerings on behalf of selling members or offerings related to any distribution reinvestment plan or employee benefit plan. We expect that our board of directors, in the exercise of its fiduciary duty to our members, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such an event is in the best interests of our members. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a listing of our shares on a national securities exchange or (3) a merger or another transaction approved by our board of directors in which our members will receive cash or shares of a publicly traded company. We refer to the above scenarios as “liquidity events.”

While we currently intend to seek to explore a potential liquidity event between five and seven years following the completion of our offering stage, we may determine to explore or complete a liquidity event sooner than between five and seven years following the completion of our offering stage. However, there can be no assurance that a suitable transaction will be available or that market conditions for a liquidity event will be favorable between five and seven years following the completion of our offering stage or ever. In making a determination of what type of liquidity event is in the best interest of our members, our board of directors, including our independent directors, may consider a variety of criteria, including, but not limited to, portfolio diversification, portfolio performance, our financial condition, potential access to capital as a listed company, market conditions for the sale of our assets or listing of our shares, internal management requirements to become a perpetual life company and the potential for investor liquidity.

Prior to the completion of a liquidity event, our share repurchase program may provide a limited opportunity for you to have your shares repurchased by us, subject to certain restrictions and limitations, at a price which may reflect a discount from the purchase price you paid for the shares being repurchased. See “Share Repurchase Program” for a detailed description of our share repurchase program.

SHARE REPURCHASE PROGRAM

We do not intend to list our shares on a securities exchange, and we do not expect there to be a public market for our shares. As a result, if you purchase shares, your ability to sell your shares will be limited.

Beginning 12 months after we meet the minimum offering requirement, we intend to commence a share repurchase program pursuant to which we intend to conduct quarterly share repurchases, on up to approximately 10% of our weighted average number of outstanding shares in any 12-month period to allow our members to sell their shares back to us at a price equal to 90% of the most recently disclosed net asset value per share of our shares immediately prior to the date of repurchase. Our share repurchase program will include numerous restrictions that limit your ability to sell your shares.

Unless our board of directors determines otherwise, we will limit the number of shares to be repurchased during any calendar year to the number of shares we can repurchase with the proceeds we receive from the sale of shares under our distribution reinvestment plan. See “Distribution Reinvestment Plan.” At the sole discretion of our board of directors, we may also use cash on hand, cash available from borrowings and cash from liquidation of investments as of the end of the applicable period to repurchase shares. In addition, we will limit repurchases in each fiscal quarter to 2.5% of the weighted average number of shares outstanding in the prior four fiscal quarters. You may request that we repurchase all of the shares that you own.

To the extent that the number of shares submitted to us for repurchase exceeds the number of shares that we are able to purchase, we will repurchase shares on a pro rata basis from among the requests for repurchase received by us. Further, we will have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under federal law or Delaware law, which prohibit distributions that would cause a corporation to fail to meet statutory tests of solvency.

Our board of directors has the right to suspend, amend or terminate the share repurchase program to the extent that it determines that it is in our best interest to do so. We will promptly notify our members of any changes to the share repurchase program, including any suspension, amendment or termination of it. Moreover, the share repurchase program will terminate on the date that our shares are listed on a national securities exchange, are included for quotation in a national securities market or, in the sole determination of our board of directors, a secondary trading market for the shares otherwise develops. All shares to be repurchased under our share repurchase program must be (i) fully transferable and not be subject to any liens or other encumbrances and (ii) free from any restrictions on transfer. If we determine that a lien or other encumbrance or restriction exists against the shares requested to be repurchased, we will not repurchase any such shares.

The limitations and restrictions described above may prevent us from accommodating all repurchase requests made in any fiscal quarter. Our share repurchase program has many limitations, including the limitations described above, and should not in any way be viewed as the equivalent of a secondary market. There is no assurance that we will repurchase any of your shares pursuant to the share repurchase program or that there will be sufficient funds available to accommodate all of our members’ requests for repurchase. As a result, we may repurchase less than the full amount of shares that you request to have repurchased. If we do not repurchase the full amount of your shares that you have requested to be repurchased, or we determine not to make repurchases of our shares, you will likely not be able to dispose of your shares, even if we under-perform. Any periodic repurchase offers will be subject in part to our available cash. Members will not pay a fee in connection with our repurchase of shares under the share repurchase program.

The purchase price per share for shares repurchased under the share repurchase program will be 90% of the most recently disclosed net asset value per share of our shares immediately prior to the date of repurchase.

An investor may present to us fewer than all of the member’s shares for repurchase, provided, however, that the investor must present for repurchase at least 25% of such member’s shares. However, if you choose to present only a portion of your shares for repurchase, you must maintain a minimum balance of $2,000 worth of shares following a request for repurchase. If the amount of repurchase requests exceeds the number of shares for which we have sufficient funds to repurchase, we may repurchase shares on a pro-rata basis, rounded to the nearest whole share, based upon the total number of shares for which repurchase was requested, and the total funds available for repurchase. There can be no assurances that we will have sufficient funds to repurchase any shares. As a result, we may repurchase less than the full amount of shares that you request to have repurchased. If we do not repurchase the full amount of your shares that you have requested to be repurchased, or we determine not to make repurchases of our shares, you may not be able to dispose of your shares.

A member who wishes to have shares repurchased must mail or deliver a written request on a form provided by us and executed by the member, its trustee or authorized agent to the repurchase agent, which is currently                . To request a form, call                . The repurchase agent at all times will be registered as a broker-dealer with the SEC and each state’s securities commission unless exempt from registration. Following our receipt of the member’s request, we will forward to the member the documents necessary to effect the redemption, including any signature guarantee we or the redemption agent may require.

Special Circumstances Repurchase. Subject to the limitations described in this prospectus and provided that the repurchase request is made within 180 days of the event giving rise to the following special circumstance, we may allow a member to request a redemption of his or her shares earlier than one year from the date on which we meet the minimum offering requirement upon the request of the estate, heir or beneficiary of a deceased member, “qualifying disability” or “determination of incompetence.” In these instances, until we establish an estimated value per share, which we currently expect to be after the completion of our offering stage (as described in “Liquidity Strategy”), the redemption price is the amount paid to acquire the shares from us; and once we have established an estimated value per share, the redemption price would be the most recently published net asset value per share of our shares. However, we will not be obligated to repurchase shares if more than 180 days have elapsed since the date of the death or disability of the member. For purposes of this repurchase right, a disability will be deemed to have occurred when a member suffers a disability for a period of time, as determined by our board of directors and confirmed by a qualified independent physician.

REPORTS TO MEMBERS

We will provide periodic reports to members regarding our operations over the course of the year. Financial information contained in all reports to members will be prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States and the American Institute of Certified Public Accountants, or AICPA, Audit and Accounting Guide for Investment Companies. IRS Schedule K-1s will be mailed to the members for each calendar year as soon as practicable after the end of each such year. Our annual report, which will include financial statements audited and reported upon by independent public accountants, will be furnished within 120 days following the close of each fiscal year, or such shorter period (but not less than 90 days) as may be required by law. Our Quarterly Report on Form 10-Q will be furnished within 45 days after the close of each quarterly fiscal period, or such shorter period as may be required by law. The annual financial statements will contain or be accompanied by a complete statement of transactions with GCM and Greenbacker Group LLC or its affiliates and of compensation and fees paid or payable by us to our advisor and its affiliates. The annual report will also contain an estimated value per share, the method by which that value was determined, and the date of the data used to develop the estimated value. We expect that we will commence an estimation of the net asset value per share of our shares beginning quarterly.

We may also receive requests from members and their advisors to answer specific questions and report to them regarding our operations over the course of the year utilizing means of communication in addition to the periodic written reports referred to in the previous paragraph. Personnel from our dealer manager and our advisor’s investor relations group will endeavor to meet any such reasonable request electronically or in person. We expect that the costs not material to our total operation budget will be incurred to provide this member service.

TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR

DST Systems, Inc. acts as our transfer agent, plan administrator, distribution paying agent and registrar. The principal business address of DST Systems, Inc. is 430 W. 7th Street, Kansas City, MO 64105, telephone number: (877) 907-1148.

LEGAL MATTERS

The validity of the shares offered by us in this offering will be passed upon for us by Clifford Chance US LLP. Certain legal matters relating to this offering will be passed upon for the dealer manager by Morris, Manning & Martin, LLP.

EXPERTS

To be added by amendment. As of the date of this filing, the entity has not commenced operations and has nominal assets and liabilities.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1, together with all amendments and related exhibits, under the Securities Act, with respect to our shares offered by this prospectus. The registration statement contains additional information about us and our shares being offered by this prospectus.

We will file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. You may inspect and copy these reports, proxy statements and other information, as well as the registration statement and related exhibits and schedules, at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC. The address of this website is http://www.sec.gov. All summaries contained herein of documents which are filed as exhibits to the registration statement are qualified in their entirety by this reference to those exhibits. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

INDEX TO FINANCIAL STATEMENTS

To be added by amendment. As of the date of this filing, the entity has not commenced operations and has nominal assets and liabilities.

Greenbacker Renewable Energy Company LLC
PAGE
Report of Independent Public Accounting Firm
Balance Sheet
Notes to Balance Sheet

F-1

APPENDIX A: FORM OF SUBSCRIPTION AGREEMENT

Greenbacker Renewable Energy Company LLC

INVESTOR INSTRUCTIONS

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1.	Investment

PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash.

Generally, you must initially invest at least $2,000 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in increments of $500. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

Until we have met the minimum offering requirement, you should make your check payable to “UMB Bank, N.A., as escrow agent for Greenbacker Renewable Energy Company LLC” Once we have raised $2,000,000 in the offering from persons who are not affiliated with us or our advisor, you should make your check payable to “Greenbacker Renewable Energy Company LLC”.

If you would like to purchase shares in this offering at regular intervals you may be able to do so by electing to participate in the Automatic Investment Plan by completing an enrollment form that we will provide upon request.

2.	Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

3.	Investor Information - SSN or TIN Required

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS form W-8BEN.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct.

4.	Investment Title - SSN or TIN Required

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

5.	Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

If you wish to purchase shares through an IRA, and need an IRA account, First Trust Retirement has agreed to serve as IRA custodian for such purpose. Greenbacker Renewable Energy Company LLC will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or our dealer manager.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

6.	Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan, you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus of the Subscription Agreement relating to such investment, you must promptly notify Greenbacker Renewable Energy Company LLC in writing of that fact.

Complete this section to enroll in the Distribution Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. If you choose to enroll in the DRP, all of your distributions will be reinvested through the Distribution Reinvestment Plan. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.)

7.	Broker - Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory.

Required Representations: By signing Section 7, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

•	has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

•	has discussed the investor’s prospective purchase of shares with such investor;

•

has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

•	has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

•	has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 4, and

•

has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 3; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

8.	Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other investor communications and reports, you may elect to receive electronic delivery of investor communications from Greenbacker Renewable Energy Company LLC. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in section 8, you acknowledge and agree that you will not receive paper copies of any investor communications unless (i) you notify Greenbacker Renewable Energy Company LLC that you are revoking this election with respect to all investor communications or (ii) you specifically request that Greenbacker Renewable Energy Company LLC send a paper copy of a particular investor communications to you. Greenbacker Renewable Energy Company LLC has advised you that you have the right to revoke this election at any time and receive all investor communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any investor communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing investor communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to investor communications.

9.	Subscriber Signatures

Please separately initial each of the representations in paragraph (1) through (5). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements. Until we have met the minimum offering requirement, you should make your check payable to “UMB Bank, N.A., as escrow agent for Greenbacker Renewable Energy Company LLC” Once we have raised $2,000,000 in the offering from persons who are not affiliated with us or our advisor, you should make checks payable to “Greenbacker Renewable Energy Company LLC”.

Until we have met the minimum offering requirement, the Subscription Agreement, together with a check for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below.

UMB Bank, N.A., as Escrow Agent for	Payment may be wired to:
Greenbacker Renewable Energy Company LLC	UMB Bank, N.A., as Escrow Agent for
c/o DST Systems, Inc.	Greenbacker Renewable Energy Company LLC
P.O. Box 219731	1010 Grand Boulevard, 4th Floor
Kansas City, MO 64121-9731	Kansas City, MO 64106
Toll Free: 877.907.1148	ABA #: 101000695
Account #: XXXXXXXXX
FAO: (Include Account Title)

Once we have met the minimum offering requirement (see above), the Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail	Payments may be wired to:
Investment Processing Department	Investment Processing Department	UMB Bank, N.A.
c/o DST Systems, Inc.	c/o DST Systems, Inc.	1010 Grand Boulevard, 4th Floor
P.O. Box 219731	430 W. 7th Street	Kansas City, MO 64106
Kansas City, MO 64121-9731	Kansas City, MO 64105	ABA #: 101000695
Toll Free: 877.907.1148	Toll Free: 877.907.1148	Account #: 9871917029
FAO: (Include Account Title)

Greenbacker Renewable Energy Company LLC

SUBSCRIPTION AGREEMENT

1.	Investment

Amount of Subscription:	State of Sale:

Minimum Initial Investment is $2,000.

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:	☐ Enclosed Check	☐ Funds Wired	☐ Funds to Follow

2.	Account Type - Check One Box Only

Non-Qualified Registration Types		Qualified Registration Types
☐ Individual (If TOD, attach application)	☐ UGMA: State of ___________	☐ Traditional (Individual) IRA	☐ SEP IRA
☐ Joint Tenant* (If TOD, attach application)	☐ UTMA: State of ___________	☐ Simple IRA	☐ ROTH IRA
☐ Tenants in Common*	☐ Corporation**	☐ Beneficial IRA
☐ Community Property*	☐ S-Corp ☐ C-Corp (Will default to S-Corp if nothing is marked)	as Beneficiary for: ______________________
☐ Trust**	☐ Partnership**	☐ Profit Sharing Plan**	☐ Pension Plan**
☐ Non-Profit Organization**	☐ Other (Specify) ___________	☐ KEOGH Plan**

*All parties must sign.	**Please attach pages of trust/plan document (or corporate resolution) which lists the names of trust/plan, trustees, signatures and date. The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

3.	Investor Information - SSN or TIN Required

Investor #1 Name:	SSN/Tax ID:	DOB:

Investor #2 Name:	SSN/Tax ID:	DOB:

Street Address:

City:	State:	Zip Code:

Optional Mailing Address:

City:	State:	Zip Code:

Phone (day):	Phone (evening):

Email:

☐ US Citizen	☐ US Citizen residing outside the US

☐ Foreign citizen, country:	☐ Check here if you are subject to backup withholding

4.	Investment Title - SSN or TIN Required

Please print names in which shares of limited liability company interests are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write “Same.”

Title Line 1:
Title Line 2:
Primary SSN/TIN:	Secondary SSN/TIN:

5.	Custodian/ Trustee Information

>	Make checks payable to the custodian and send ALL paperwork directly to the custodian.

Trustee Name:
Trustee Address 1:
Trustee Address 2:
Trustee City:	State:	Zip Code:
Trustee Telephone Number:	Trustee Tax Identification Number:
Investor’s Account Number with Trustee:

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of limited liability company interests of Greenbacker Renewable Energy Company LLC that are beneficially owned by the investor as reflected on the records of Greenbacker Renewable Energy Company LLC as of the applicable record date at any meeting of the holders of the shares of Greenbacker Renewable Energy Company LLC. This authorization shall remain in place until revoked in writing by Custodian/Trustee. Greenbacker Renewable Energy Company LLC is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6.	Distribution Information (Choose one of the following options)

(If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.)

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: Greenbacker Renewable Energy Company LLC, c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

☐	I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus.

☐	Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 5)

☐	Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)

Name:
Address:
City:	State:	Zip Code:
Account Number:

☐

Direct Deposit (Attach Voided Check) I authorize Greenbacker Renewable Energy Company LLC or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify Greenbacker Renewable Energy Company LLC in writing to cancel it. In the event that Greenbacker Renewable Energy Company LLC deposits funds erroneously into my account, Greenbacker Renewable Energy Company LLC is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name:	% of Distribution	☐ Checking
ABA/ Routing Number:	Account Number:	☐ Savings

7.	Broker - Dealer and Registered Representative Information

Broker - Dealer Name:
Representative Name:		Rep Number:
Representative’s Firm Name:		Branch ID:
Representative’s Address:
Representative’s City:	State:	Zip Code:
Representative’s Phone:	Representative’s Fax Number:
Representative’s E-mail Address:

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Shares are being purchased net of commissions

☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer

*A participating RIA is a RIA who has entered into a Placement Agreement

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to Greenbacker that I have reasonable grounds for believing that the purchase of the Shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative:	Date:

(If required by Broker-Dealer) Branch Manager Signature:	Date:

8.	Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of investor communications from Greenbacker Renewable Energy Company LLC. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any investor communications unless (i) I notify Greenbacker Renewable Energy Company LLC that I am revoking this election with respect to all investor communications or (ii) I specifically request that Greenbacker Renewable Energy Company LLC send a paper copy of a particular investor communications to me. Greenbacker Renewable Energy Company LLC has advised me that I have the right to revoke this election at any time and receive all investor communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any investor communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing investor communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to investor communications.

Signature of Investor:	Date:

Signature of Joint Investor:	Date:

E-mail:

9.	Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

☐	Owner	☐	Co-Owner	1.	I have received the final Prospectus of Greenbacker Renewable Energy Company LLC at least five business days before signing the Subscription Agreement.

☐	Owner	☐	Co-Owner	2.	I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

☐	Owner	☐	Co-Owner	3.	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

☐	Owner	☐	Co-Owner	4.	I am purchasing the shares for the account referenced in Section 4.

☐	Owner	☐	Co-Owner	5.	I acknowledge that I will not be admitted as a holder of shares until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, GREENBACKER RENEWABLE ENERGY COMPANY LLC WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A HOLDER OF SHARES.

By signing below, you also acknowledge that you should not expect to be able to sell your shares of our limited liability company interests regardless of how we perform. If you are able to sell your shares, you will likely receive less than your purchase price. We do not intend to list our shares on any securities exchange for the foreseeable future, and we do not expect a secondary market in the shares to develop. We intend to implement a share repurchase program, but only a limited number of shares will be eligible for repurchase by us. Accordingly, you should consider that you may not have access to the money you invest for an indefinite period of time until we complete a liquidity event. Although we may complete a liquidity within seven years after we stop offering shares, there is no assurance that we will complete a liquidity event at all. As a result of the foregoing, an investment in our shares is not suitable if you require short-term liquidity.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor:	Date:

Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian:	Date:

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements. Until we have met the minimum offering requirement, you should make your check payable to “UMB Bank, N.A., as escrow agent for Greenbacker Renewable Energy Company LLC” Once we have raised $2,000,000 in the offering from persons who are not affiliated with us or our advisor, you should make checks payable to “Greenbacker Renewable Energy Company LLC”.

Until we have met the minimum offering requirement, the Subscription Agreement, together with a check for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below.

UMB Bank, N.A., as Escrow Agent for	Payment may be wired to:
Greenbacker Renewable Energy Company LLC	UMB Bank, N.A., as Escrow Agent for
c/o DST Systems, Inc.	Greenbacker Renewable Energy Company LLC
P.O. Box 219731	1010 Grand Boulevard, 4th Floor
Kansas City, MO 64121-9731	Kansas City, MO 64106
Toll Free: 877.907.1148	ABA #: 101000695
Account #: XXXXXXXXX
FAO: (Include Account Title)

Once we have met the minimum offering requirement (see above), the Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail	Payments may be wired to:
Investment Processing Department	Investment Processing Department	UMB Bank, N.A.
c/o DST Systems, Inc.	c/o DST Systems, Inc.	1010 Grand Boulevard, 4th Floor
P.O. Box 219731	430 W. 7th Street	Kansas City, MO 64106
Kansas City, MO 64121-9731	Kansas City, MO 64105	ABA #: 101000695
Toll Free: 877.907.1148	Toll Free: 877.907.1148	Account #: 9871917029
FAO: (Include Account Title)

APPENDIX B: GLOSSARY OF CERTAIN INDUSTRY TERMS

The definitions set forth below shall apply to the indicated industry-related terms as used in this prospectus.

“Behind-the-meter’’ agreement An agreement where the energy is supplied directly to the consumer and is used on the consumer's premises without ever passing through a utility or a public authority transmission or distribution system.

‘‘Shovel ready’’ A project that has advanced to the stage where all, or substantially all, planning, engineering and permitting, including all major permits and approvals from local and state regulatory agencies, are in place and construction can begin immediately or upon receipt of certain final permits that must be obtained immediately prior to construction.

Biofuel A form of usable energy produced from the conversion of biomass. Ethanol and biodiesel are the most common forms of biofuel.

Biomass Organic material made from plants and animals, which contains stored energy from the sun. Some examples of biomass fuels are wood, crops, manure and some garbage.

Carbon offset A reduction in emissions of carbon dioxide or greenhouse gases made in order to compensate for or to offset an emission made elsewhere.

Combined heat and power, or ‘‘CHP,’’ technologies Any system that simultaneously generates electricity and useful thermal energy from a single energy stream at a facility located near the consumer. These systems recover heat that normally would be wasted in an electricity generator, making the system more efficient and saving the fuel that would otherwise be used to produce heat or steam in a separate unit.

‘‘Concentrating solar power system’’ Technology that concentrates sunlight onto various types of receivers, such as lenses or mirrors, that are heated in order to convert sunlight into electricity. Concentrating solar power may also refer to a system that focuses sunlight onto a photovoltaic cell to increase conversion efficiency.

Energy efficiency certificate, or ‘‘EEC’’ Energy efficiency certificates embody the non-physical property rights to the environmental benefits associated with energy efficiency measures (the non-generation of environmental pollutants).

Energy efficiency project A project which seeks to enable businesses and governmental organizations to utilize less energy while at the same time providing the same or greater level of energy amenity.

Engineering, procurement and construction, or ‘‘EPC,’’ companies Companies that participate in projects by designing the installation, procuring the necessary materials and constructing the project.

Exempt wholesale generator A generator of energy for sale exclusively to competing wholesale customers, and which is exempt from certain regulatory requirements.

Federal Energy Regulatory Commission, or ‘‘FERC’’ The U.S. federal agency with jurisdiction over interstate electricity sales, wholesale electric rates, hydroelectric licensing, natural gas pricing, and oil pipeline rates.

Federal Power Act, or ‘‘FPA’’ This act, originally enacted as the Federal Water Power Act, created what was formerly known as the Federal Power Commission (now the Federal Energy Regulatory Commission) as the licensing authority to more effectively coordinate the development of hydroelectric projects in the United States. In 1935, the law was renamed the Federal Power Act, and the Federal Power Commission's regulatory jurisdiction was expanded to include all interstate electricity transmission.

Feed-in tariff, or ‘‘FIT’’ A policy mechanism designed to accelerate investment in renewable energy technologies that entitles a renewable energy producer to enter into long-term contracts pursuant to which payment is based on the cost of generation for the different types of renewable energy projects.

Fuel cell A device that converts the chemical energy from a fuel, such as, hydrogen, into electricity through a chemical reaction with oxygen or another oxidizing agent.

Geothermal energy Heat produced inside the earth that can be recovered as heat or steam and used to heat buildings or generate electricity.

Gigawatt, or ‘‘GW’’ A unit of power equal to one billion watts or one thousand megawatts.

Greenfield project A project that involves a new installation of equipment or facilities, as opposed to a “brownfield project,” which involves an upgrade to an existing system.

Hydropower Power that is derived from the force or energy of falling water, which may be harnessed for useful purposes.

Investment tax credit, or ‘‘ITC’’ An incentive for the development and deployment of renewable energy technologies. These tax credits provide that eligible systems, such as solar systems and fuel cell systems, receive a credit of 30% of the cost with no maximum limit.

Kilowatt, or ‘‘kW’’ A unit of power equal to one thousand watts.

Kilowatt-hour, or ‘‘kWh’’ A unit of energy equal to the amount of energy converted if work is done at an average rate of one kilowatt for one hour. One kilowatt hour is one thousand watt hours.

Levelized cost of energy, or ‘‘LCOE’’ The price at which electricity must be generated for a specific source to break even.

Must-take contracts Long-term contracts pursuant to which electricity generated by an energy project or system is sold to one or more counterparties, including local utilities or other high credit quality counterparties, at an agreed upon price. Also referred to as power purchase agreements.

Megawatt, or ‘‘MW’’ A unit of power equal to one million watts.

Megawatt-hour, or ‘‘MWh’’ A unit of energy equal to the amount of energy converted if work is done at an average rate of one megawatt for one hour.

Off-takers Parties who agree to purchase electricity generated by an energy project or system pursuant to must-take contracts.

Photovoltaic cell, or ‘‘PV cell’’ An electronic device that converts sunlight directly into electricity.

Photovoltaic module, or “PV module” A packaged, connected assembly of solar cells, which can be used as a component of a larger system to generate and supply electricity in commercial and residential applications. Also referred to as solar photovoltaic technology.

Photovoltaic panels, or “PV panels” Technology developed from photovoltaic cells that is packed into a module and converts sunlight directly into electricity. Also referred to as solar photovoltaic technology.

Production tax credit, or “PTC” An incentive for the development and deployment of renewable energy technologies. PTCs are provided to owners of certain renewable energy and energy efficiency projects.

Qualifying facilities A class of power-generating facilities that receives special rates and regulatory treatment because the facilities produce renewable energy.

Rated capacity The intended technical sustainable maximum output of a facility such as a power plant.

Renewable energy certificate, or ‘‘REC’’ Renewable energy certificates are the non-physical property rights to the environmental benefits associated with renewable energy production.

Renewable energy Energy which comes from natural resources that can be naturally replenished.

Renewable portfolio standard, or ‘‘RPS’’ A regulatory policy that requires the increased production of energy from renewable energy sources to meet the energy needs of a particular jurisdiction. An RPS essentially establishes a market standard, then relies on the private sector to meet that standard.

Run-of-the-river system A hydroelectric plant system built directly in a river because the force of the current is consistent enough and applies adequate pressure to move the turbine and create electricity, without the need for a dam.

Solar photovoltaic technology Technology developed from photovoltaic cells that is packed into a module and converts sunlight directly into electricity. Also referred to as photovoltaic panels.

Solar thermal collectors Technology that concentrates solar energy onto various types of receivers that are heated in order to convert sunlight into electricity. Solar thermal collectors are a form of concentrating solar power.

Storage system A hydroelectric plant where water is accumulated in reservoirs created by dams, then released as needed to generate electricity.

Wind farm A group of wind turbines in the same location used to produce electric power.

APPENDIX C: LLC AGREEMENT

To be added by pre-effective amendment.

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You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Up to 50,000,000 Shares

Limited Liability Company Interests

Greenbacker Renewable Energy Company LLC

PRELIMINARY PROSPECTUS

                , 2012

Dealer Prospectus Delivery Requirement

Until             , 2013 (90 days after the initial date of the prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to its unsold allotments or subscriptions.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses other than the selling commissions and dealer manager fee, payable by the registrant in connection with the sale of the shares being registered. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

Non-Cash Training & Education	$ *
SEC registration fee	$57,300
FINRA filing fee	$50,500
Printing	$ *
Blue sky expenses	$ *
Legal	$ *
Accounting	$ *
Transfer agent and escrow agent	$ *
Advertising and Sales	$ *
Due diligence	$ *
Formation service fees	$*
Total

*	To be completed by pre-effective amendment.

Item 14. Indemnification of Directors and Officers.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless its members or manager or other persons from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in a limited liability company's limited liability company agreement.

Our LLC Agreement, included in the prospectus as Appendix C, provides for indemnification of our directors and officers under certain circumstances. Reference is made to such section of the LLC Agreement, and to “Summary of Our LLC Agreement—Liability and Indemnification” in this prospectus.

The above discussion of Section 18-108 and of our LLC Agreement is not intended to be exhaustive and is respectively qualified in its entirety by such statute and the Company's LLC Agreement.

In addition, the Pennsylvania Securities Commission and other state securities commissions require compliance with the NASAA Omnibus Guidelines which includes provisions for liability and indemnification for managers and members of the Company. The Pennsylvania Securities Commission requires for the sale of securities in its jurisdiction that the NASAA Omnibus Guidelines provisions supersede the laws of the Company's state of formation to the extent that the laws of that state are not mandatory.

Item 15. Recent Sales of Unregistered Securities.

On December 28, 2011, James Weiner purchased 100 shares of common stock of Greenbacker Renewable Energy Corporation, or GREC, for an aggregate purchase price of $1,000. Since this transaction was not considered to have involved a “public offering” within the meaning of Section 4(a)(2) of the Securities Act, the shares issued were deemed to be exempt from registration. In acquiring our shares, Mr. Weiner represented that such interests were being acquired by it for the purposes of investment and not with a view to the distribution thereof.

On December 11, 2012, Greenbacker Capital Management LLC, our advisor, purchased 100 of our shares for an aggregate purchase price of $1,000. In addition, on December 11, 2012, Mr. Weiner purchased 100 of our shares in exchange for his contribution to us of $1,000, in shares of GREC’s common stock, representing all of the outstanding shares in GREC. Since these transactions were not considered to have involved a “public offering” within the meaning of Section 4(a)(2) of the Securities Act, the shares issued were deemed to be exempt from registration. In acquiring our shares, each of our advisor and Mr. Weiner represented that such interests were being acquired by it for the purposes of investment and not with a view to the distribution thereof.

Item 16. Exhibits and Financial Statement Schedules.

(a) Financial Statements

To be added by amendment. As of the date of this filing, the entity has not commenced operations and has nominal assets and liabilities.

(b) Exhibits

Exhibit	Description

3.1	Certificate of Formation of Greenbacker Renewable Energy Company LLC

3.2*	Limited Liability Company Agreement of Greenbacker Renewable Energy Company LLC (included as Appendix C to the prospectus)

4.1*	Distribution Reinvestment Plan

4.2	Form of Subscription Agreement (included as Appendix A to the prospectus)

5.1*	Opinion of Clifford Chance US LLP as to the legality of securities issued

10.1*	Form of Selected Dealer Agreement

10.2*	Form of Advisory Agreement

10.3*	Form of Dealer Manager Agreement

10.4*	Form of Escrow Agreement

10.5*	Form of Administration Agreement

21.1*	List of Subsidiaries

23.1*	Consent of Clifford Chance US LLP

24.1	Power of Attorney (included on signature page to the initial filing of this registration statement, filed on December 28, 2011)

*	To be filed by pre-effective amendment.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(5)	that for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant;

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser; and

(6)	insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, and State of New York, on the 11th day of December, 2012.

Greenbacker Renewable Energy Company LLC

By:	/s/ David Sher
Name:	David Sher
Title:	Director

Pursuant to the requirements of the Securities Act of 1933, this Pre-effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ David Sher David Sher	Director	December 11, 2012

/s/ Boris Onefater Boris Onefater	Chief Financial Officer (Principal Accounting Officer)	December 11, 2012

/s/ Charles Wheeler Charles Wheeler	Chief Executive Officer, President and Director (Principal Executive Officer)	December 11, 2012

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